Exhibit 10.13

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

BARECON 2001
STANDARD BAREBOAT CHARTER PART I

1.	Shipbroker N/A	2. Place and date 3 March 2020
3.	Owners/Place of business (Cl. 1) NOBLE CELSIUS SHIPPING LIMITED Trust Company Complex Ajeltake Road, Ajeltake Island Majuro, the Marshall Islands MH 96960	4. Bareboat Charterers/Place of business (Cl. 1) Golar Hull M2026 Corp. Trust Company Complex Ajeltake Road, Ajeltake Island Majuro, the Marshall Islands MH 96960
5.	Vessel’s name, call sign and flag (Cl. 1 and 3) Name: “Golar Celsius” Call Sign: V7AF5 Flag: The Republic of the Marshall Islands
6.	Type of Vessel LNG carrier	7. GT/NT 102100 tons 30631 tons
8.	When/Where built 2013 Samsung Heavy Industries Co., Ltd.	9. Total DWT (abt.) in metric tons on summer freeboard 82029
10.	Classification Society (Cl. 3) DNV GL	11. Date of last special survey by the Vessel's classification society 17 October 2019
12	Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 3) N/A
13.	Port or Place of delivery (Cl. 3) As per MOA	14. Time for delivery (Cl. 4) See Additional Clause 35 (Delivery)	15. Cancelling date (Cl. 5) See Additional Clause 34 (Background)
16.	Port or Place of redelivery (Cl. 15) see Additional Clause 44 (Redelivery)	17. No. of months’ validity of trading and class certificates upon redelivery (Cl. 15) N/A
18.	Running days' notice if other than stated in Cl. 4 N/A	19. Frequency of dry docking (Cl. 10(g)) In accordance with Classification Society or flag state requirements
20.	Trading limits (Cl. 6) Trading worldwide always within International Navigating Limits
21.	Charter period (Cl. 2) 84 months commencing from the Actual Delivery Date	22. Charter hire (Cl. 11) See Additional Clause 40 (Hire)
23.	New class and other safety requirements (state percentage of Vessel’s insurance value acc. to Box 29)(Cl. 10(a)(ii)) See Additional Clause 39(c) (Structural changes and alterations)
24.	Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV See Additional Clause 40 (Hire)	25. Currency and method of payment (Cl. 11) US Dollars (see also Additional Clause 40 (Hire))
26.	Place of payment; also state beneficiary and bank account (Cl. 11) See Additional Clause 40 (Hire)	27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) N/A
28.

Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12)

12(b) applies; form of Financial Instrument and name of Mortgagee to be determined

29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) See Additional Clause 42 (Insurance)
30.	Additional insurance cover, if any, for Owners' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) No limitation	31. Additional insurance cover, if any, for Charterers' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) No limitation
32.	Latent defects (only to be filled in if period other than stated in Cl. 3)	33. Brokerage commission and to whom payable (Cl. 27) N/A
34.	Grace period (state number of clear banking days) (Cl. 28) See Additional Clause 52 (Termination Events)	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30)

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

(a) English law, London arbitration as per clause 30(a) below
36.	War cancellation (indicate countries agreed) (Cl. 26(f)) N/A
37.	Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) No; Part III does not apply	38. Name and place of Builders (only to be filled in if PART III applies) N/A
39.	Vessel's Yard Building No. (only to be filled in if PART III applies) N/A	40. Date of Building Contract (only to be filled in if PART III applies) N/A
41.	Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) N/A b) N/A c) N/A
42.	Hire/Purchase agreement (indicate with "yes" or "no" whether PART IV applies) (optional) No; Part IV does not apply	43. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional) No; Part V does not apply
44.	Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) N/A	45. Country of the Underlying Registry (only to be filled in if PART V applies) N/A
46.	Number of additional clauses covering special provisions, if agreed Clause 32 (Definitions) to Clause 80 (Conflicts)
PREAMBLE It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.
	Signature (Owners) For and on behalf of NOBLE CELSIUS SHIPPING LIMITED /s/ Peng Qingfeng_________________ Name: Peng Qingfeng Title: Attorney-in-fact	Signature (Charterers) For and on behalf of Golar Hull M2026 Corp. /s/ Rodrigo Magalhaes Fortes___________________ Name: Rodrigo Magalhaes Fortes Title: Attorney-in-fact

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part II

BARECON 2001 Standard Bareboat Charter

1.         1. Definitions

2           In this Charter, the following terms shall have the

3           meanings hereby assigned to them:

4           "The Owners” shall mean the party identified in Box 3;

5           "The Charterers” shall mean the party identified in Box 4;

6           "The Vessel” shall mean the vessel named in Box 5 and

7           with particulars as stated in Boxes 6 to 12.

8           "Financial Instrument” means the mortgage, deed of

9           covenant or other such financial security instrument ~~as~~

10         ~~annexed to this Charter and~~ stated in Box 28. See also

Additional Clauses 32 (Definitions) and 33 (Interpretations).

11         2. Charter Period

12         In consideration of the hire detailed in Box 22,

13         the Owners have agreed to let and the Charterers have

14         agreed to hire the Vessel for the period stated in Box 21

(~~"~~the “Agreed Charter Period”) ~~period stated in Box 21~~

15         ~~(“The Charter Period”).~~

16         3. Delivery

See Additional Clause 35 (Delivery)

~~17         (not applicable when Part III applies, as indicated in Box 37)~~

~~18         (a) The Owners shall before and at the time of delivery~~

~~19         exercise due diligence to make the Vessel seaworthy~~

~~20         And in every respect ready in hull, machinery and~~

~~21         equipment for service under this Charter.~~

~~22         The Vessel shall be delivered by the Owners and taken~~

~~23         over by the Charterers at the port or place indicated in~~

~~24         Box 13 in such ready safe berth as the Charterers may~~

~~25         direct.~~

~~26         (b) The Vessel shall be properly documented on~~

~~27         delivery in accordance with the laws of the flag State~~

~~28         indicated in Box 5 and the requirements of the~~

~~29         classification society stated in Box 10. The Vessel upon~~

~~30         delivery shall have her survey cycles up to date and~~

~~31         trading and class certificates valid for at least the number~~

~~32         of months agreed in Box 12.~~

~~33         (c) The delivery of the Vessel by the Owners and the~~

~~34         taking over of the Vessel by the Charterers shall~~

~~35         constitute a full performance by the Owners of all the~~

~~36         Owners’ obligations under this Clause 3, and thereafter~~

~~37         the Charterers shall not be entitled to make or assert~~

~~38         any claim against the Owners on account of any~~

~~39         conditions, representations or warranties expressed or~~

~~40         implied with respect to the Vessel but the Owners shall~~

~~41         be liable for the cost of but not the time for repairs or~~

~~42         renewals occasioned by latent defects in the Vessel,~~

~~43         her machinery or appurtenances, existing at the time of~~

~~44         delivery under this Charter, provided such defects have~~

~~45         manifested themselves within twelve (12) months after~~

~~46         delivery unless otherwise Box 32.~~

47         4. Time for Delivery

See Additional Clause 35 (Delivery)

~~48         (not applicable when Part IlI applies, as indicated in Box 37)~~

~~49         The Vessel shall not be delivered before the date~~

~~50         indicated in Box 14 without the Charters’ consent and~~

~~51         the Owners shall exercise due diligence to deliver the~~

~~52         Vessel not later than the date indicated in Box 15.~~

~~53         Unless otherwise agreed in Box 18, the Owners shall~~

~~54         give the Charterers not less than thirty (30) running days’~~

~~55         preliminary and not less than fourteen (14) running days’~~

~~56         definite notice of the date on which the Vessel is~~

~~57         expected to be ready for delivery.~~

~~58         The Owners shall keep the Charterers closely advised~~

~~59         of possible changes in the Vessel’s position.~~

60         5. Cancelling

See Additional Clause 34 (Background)

~~61         (not applicable when Part III applies, as indicated in Box 37)~~

~~62         (a) Should the Vessel not be delivered latest by the~~

~~63         cancelling date indicated in Box 15, the Charterers shall~~

~~64         have the option of cancelling this Charter by giving the~~

~~65         Owners notice of cancellation within thirty six (36)~~

~~66         running hours after the cancelling date stated in Box~~

~~67         15, failing which this Charter shall remain in full force~~

~~68         and effect.~~

~~69         (b) If it appears that the Vessel will be delayed beyond~~

~~70         the cancelling date, the Owners may, as soon as they~~

~~71         are in a position to state with reasonable certainty the~~

~~72         day on which the Vessel should be ready, give notice~~

~~73         thereof to the Charterers asking whether they will~~

~~74         exercise their option of cancelling, and the option must~~

~~75         then be declared within one hundred and sixty eight~~

~~76         (168) running hours of the receipt by the Charterers of~~

~~77         such notice or within thirty six (36) running hours after~~

~~78         the cancelling date, whichever is the earlier. If the~~

~~79         Charterers do not then exercise their option of cancelling,~~

~~80         the seventh day after the readiness date stated in the~~

~~81         Owners’ notice shall be substituted for the cancelling~~

~~82         date indicated in Box 15 for the purpose of this Clause 5.~~

~~83         (c) Cancellation under this Clause 5 shall be without~~

~~84         prejudice to any claim the Charterers may otherwise~~

~~85         have on the Owners under this Charter.~~

86         6. Trading Restrictions

87         The Vessel shall be employed in lawful trades for the

88         carriage of suitable lawful merchandise within the trading

89         limits indicated in Box 20.

90         The Charterers undertake not to employ the Vessel or

91         suffer the Vessel to be employed otherwise than in

92         conformity with the terms of the ~~contracts of insurance~~

93         Insurances (as defined in Additional Clause 32

(Definitions)) (including any warranties expressed or

implied therein)

94         without first obtaining the consent of the insurers to such

95         employment and complying with such requirements as

96         to extra premium or otherwise as the insurers may

97         prescribe.

98         The Charterers also undertake not to employ the Vessel

99         or suffer her employment in any trade or business which

100       is forbidden by the law of any country to which the Vessel

101       may sail or is otherwise illicit or in carrying illicit or

102       prohibited goods or in any manner whatsoever which

103       may render her liable to condemnation, destruction,

104       seizure or confiscation.

105       Notwithstanding any other provisions contained in this

106       Charter it is agreed that nuclear fuels or radioactive

107       products or waste are specifically excluded from the

108       cargo permitted to be loaded or carried under this

109       Charter. This exclusion does not apply to radio isotopes

110       used or intended to be used for any industrial,

111       commercial, agricultural, medical or scientific purposes

~~112       provided the Owner’s prior approval has been obtained~~

~~113       to loading thereof.~~

114       7. Surveys on Delivery and Redelivery

~~115       (not applicable when Part III applies, as indicated in Box 37)~~

~~116       The Owners and Charterers shall each appoint~~

~~117       surveyors for the purpose of determining and agreeing~~

~~118       in writing the condition of the Vessel at the time of~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part II

BARECON 2001 Standard Bareboat Charter

~~119       delivery and redelivery hereunder. The Owners shall~~

~~120       bear all expenses of the On-hire Survey including loss~~

~~121       of time, if any, and the Charterers shall bear all expenses~~

~~122       of the Off-hire Survey including loss of time, if any, at~~

~~123       the daily equivalent to the rate of hire or pro rata thereof.~~

124       8. Inspection

125       Subject to Additional Clause 43 (Inspection)~~The~~the

Owners shall have the right at any time after giving

126       reasonable notice to the Charterers to inspect or survey

127       the Vessel or instruct a duly authorised surveyor to carry

128       out such survey on their behalf in accordance with

Additional Clause 43 (Inspection):-

129       (a) to ascertain the condition of the Vessel and satisfy

130       themselves that the Vessel is being properly repaired

131       and maintained. The costs and fees for each such

inspection

132       or survey shall be paid in accordance with Additional

Clause 43 (Inspection) ~~by the Owners unless the Vessel~~

~~133       is found to require repairs of maintenance in order to~~

~~134       achieve the condition so provided;~~

135       (b) in dry-dock in accordance with Additional Clause 43

(Inspection) ~~if the Charterers have not dry docked~~

~~136       Her in accordance with Clause 10(g). The costs and fees~~

~~137       for such inspection or survey shall be paid by the~~

138       ~~Charterers~~; and

139       (c) for any other commercial reason they consider

140       necessary (provided it does not unduly interfere with

141       the commercial operation of the Vessel). The costs and

142       fees for such inspection(s) and survey(s) shall be paid in accordance with Additional Clause 43 (Inspection) ~~by~~

~~the~~

143       ~~Owners.~~

144       All time used in respect of inspection, survey or repairs

145       shall be for the Charterers’ account and form part of the

146       Charter Period.

147       The Charterers shall also permit the Owners to inspect

148       the Vessel’s log books whenever requested and shall

149       whenever required by the Owners furnish them with full

150       information regarding any casualties or other accidents

151       or damage to the Vessel.

152       9. Inventories, Oil and Stores

153       A complete inventory of the Vessel’s entire equipment,

154       outfit including spare parts, appliances and of all

155       consumable stores on board the Vessel shall be made

156       by the Charterers ~~in conjunction with the Owners~~ on

157       delivery and again on redelivery of the Vessel. Without

limiting the foregoing, ~~The~~the

158       Charterers shall also provide ~~and~~ the Owners,

~~respectively, shall at the~~

159       ~~time of delivery and redelivery take over and pay for~~ with a complete inventory of all

160       bunkers, lubricating oil, unbroached provisions, paints,

161       ropes and other consumable stores ~~(excluding spare~~

162       ~~parts)~~ in the ~~said~~ Vessel ~~at the then current market prices~~

~~163       at the ports of delivery and redelivery, respectively. The~~

~~164       Charterers shall ensure that all spare parts listed in the~~

~~165       inventory and used during the Charter Period are~~

166       ~~replaced at their expense prior to~~ on redelivery of the

167       Vessel. See also Additional Clause 37 (Bunkers and

luboils)

168       10. Maintenance and Operation

169       (a)(i)Maintenance and Repairs - During the Charter

170       Period the Vessel shall be in the full possession

171       and at the absolute disposal for all purposes of the

172       Charterers and under their complete control in

173       every respect. The Charterers shall maintain the

174       Vessel, her machinery, boilers, appurtenances and

175       spare parts in a good state of repair, in efficient

176       operating condition and in accordance with good

177       commercial maintenance practice for vessels of

this type ~~and, except as~~

178       ~~provided for in Clause 14(l), if applicable~~, at their

179       own expense they shall at all times keep the

180       Vessel’s Class fully up to date with the Classification

181       Society indicated in Box 10 and maintain all other

182       necessary certificates in force at all times.

~~183       (ii) New Class and Other Safety Requirements – In the~~

~~184       event of any improvement, structural changes or~~

~~185       new equipment becoming necessary for the~~

~~186       continued operation of the Vessel by reason of new~~

~~187       class requirements or by compulsory legislation~~

~~188       costing (excluding the Charterers’ loss of time)~~

~~189       more than the percentage stated in Box 23, or if~~

~~190       Box 23 is left blank, 5 per cent of the Vessel’s~~

~~191       insurance value as stated in Box 29, then the~~

~~192       extent, if any, to which the rate of hire shall be varied~~

~~193       and the ratio in which the cost of compliance shall~~

~~194       be shared between the parties concerned in order~~

~~195       to achieve a reasonable distribution thereof as~~

~~196       between the Owners and the Charterers, having~~

~~197       regard, inter alia, to the length of the period~~

~~198       remaining under this Charter shall, in absence~~

~~199       of agreement, be referred to the dispute resolution~~

~~200       method agreed Clause 30.~~

201       (iii) Financial Security - The Charterers shall maintain

202       financial security or responsibility in respect of third

203       party liabilities as required by any government,

204       including federal, state or municipal or other division

205       or authority thereof, to enable the Vessel, without

206       penalty or charge, lawfully to enter, remain at, or

207       leave any port, place, territorial or contiguous

208       waters of any country, state or municipality in

209       performance of this Charter without any delay. This

210       obligation shall apply whether or not such

211       requirements have been lawfully imposed by such

212       government or division or authority thereof.

213       The Charterers shall make and maintain all arrange-

214       ments by bond or otherwise as may be necessary to

215       satisfy such requirements at the Charterers’ sole

216       expense and the Charterers shall indemnify the Owners

217       against all consequences whatsoever (including loss of

218       time) for any failure or inability to do so.

219       (b) Operation of the Vessel - The Charterers shall at

220       their own expense and by their own procurement man,

221       victual, navigate, operate, supply, fuel and, whenever

222       required, repair the Vessel during the Charter Period

223       and they shall pay all charges and expenses of every

224       kind and nature whatsoever incidental to their use and

225       operation of the Vessel under this Charter, including

226       annual flag State fees and any foreign general

227       municipality and/or state taxes. The Master, officers

228       and crew of the Vessel shall be the servants of the Charterers

229       for all purposes whatsoever, even if for any reason

230       appointed by the Owners.

231       Charterers shall comply with the regulations regarding

232       officers and crew in force in the country of the Vessel’s

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part II

BARECON 2001 Standard Bareboat Charter

233       flag or any other applicable law.

234       (c) The Charterers shall keep the Owners and the

235       mortgagee(s) advised of the intended employment,

236       planned dry docking and major repairs of the Vessel,

237       as reasonably required. See also Additional Clause

61 (Operational notifiable events)

238       (d) Flag and Name of Vessel - See Additional Clause

54 (Name of Vessel) ~~During the Charter~~

~~239       Period, the Charterers shall have the liberty to paint the~~

~~240       Vessel in their own colours, install and display their~~

241       ~~funnel insignia and fly their own house flag.~~ The

242       Charterers shall not, ~~also have the liberty,~~unless with the

Owners’

243       consent, ~~which shall not be unreasonably withheld, to~~

244       change the flag ~~and/or the name~~ of the Vessel during

245       the Charter Period. ~~Painting and re-painting, instalment~~

~~246       and re-instalment, registration and re-registration, if~~

~~247       required by the Owners, shall be at the Charterers’~~

~~248       expense and time.~~

249       (e) Changes to the Vessel See Additional Clause 39

(Structural changes and alterations) ~~– Subject to Clause~~

~~10(a)(ii),~~

~~250       the Charterers shall make no structural changes in the~~

~~251       Vessel or changes in the machinery, boilers, appurten-~~

~~252       ances or spare parts thereof without in each instance~~

~~253       first securing the Owners’ approval thereof. If the Owners~~

~~254       so agree, the Charterers shall, if the Owners so require,~~

~~255       restore the Vessel to its former condition before the~~

~~256       termination of this Charter.~~

257       (f) Use of the Vessel’s Outfit, Equipment and

258       Appliances - The Charterers shall have the use of all

259       outfit, equipment, and appliances on board the Vessel

260       at the time of delivery, provided the same or their

261       substantial equivalent shall be returned to the Owners

262       on redelivery in the same good order and condition as

263       when received, ordinary wear and tear excepted. The

264       Charterers shall from time to time during the Charter

265       Period replace such items of equipment as shall be so

266       damaged or worn as to be unfit for use. The Charterers

267       are to procure that all repairs to or replacement of any

268       damaged, worn or lost parts or equipment be effected

269       in such manner (both as regards workmanship and

270       quality of materials) as not to diminish the value of the

271       Vessel. The Charterers have the right to fit additional

272       equipment at their expense and risk but title to such

additional equipment shall be deemed to have passed

to the Owners immediately upon such fitting (except

for rental/leased items) and the Charterers

273       shall remove such equipment at the end of the period if

274       requested by the Owners. Any equipment including radio

275       equipment on hire on the Vessel at time of delivery shall

276       be kept and maintained by the Charterers and the

277       Charterers shall assume the obligations and liabilities

278       of the Owners under any lease contracts in connection

279       therewith and shall reimburse the Owners for all

280       expenses incurred in connection therewith, also for any

281       new equipment required in order to comply with radio

282       regulations.

283       (g) Periodical Dry Docking - The Charterers shall dry-

284       dock the Vessel and clean and paint her underwater

285       parts whenever the same may be necessary, but not

286       less than once during the period stated in Box 19 or, if

287       Box 19 has been left blank, every sixty (60) calendar

288       months after delivery or such other period as may be

289       required by the Classification Society or flag State.

290       11. Hire

See Additional Clause 40 (Hire)

~~291       (a) The Charterers shall pay – hire due to the Owners~~

~~292       punctually in accordance with the terms of this Charter~~

~~293       in respect of which time shall be of the essence,~~

~~294       (b) The Charterers shall pay to the Owners for the hire~~

~~295       of the Vessel a lump sum in the amount indicated in~~

~~296       Box 22 which shall be payable not later than every thirty~~

~~297       (30) running days in advance, the first lump sum being~~

~~298       payable on the date and hour of the Vessel’s delivery to~~

~~299       the Charterers. Hire shall be paid continuously~~

~~300       throughout the Charter Period.~~

~~301       (c) Payment of hire shall be made in cash without~~

~~302       discount in the currency and in the manner indicated in~~

~~303       Box 25 and at the place mentioned in Box 26.~~

~~304       (d) Final payment of hire, if for a period of less than~~

~~305       thirty (30) running days, shall be calculated proportionally~~

~~306       according to the number of days and hours remaining~~

~~307       before redelivery and advance payment to be effected~~

~~308       accordingly.~~

~~309       (e) Should the Vessel be lost or missing, hire shall~~

~~310       cease from the date and time when she was lost or last~~

~~311       heard of. The date upon which the Vessel is to be treated~~

~~312       as lost or missing shall be ten (10) days after the Vessel~~

~~313       was last reported or when the Vessel is posted as~~

~~314       missing by Lloyd’s, whichever occurs first. Any hire paid~~

~~315       in advance to be adjusted accordingly.~~

~~316       (f) Any delay in payment of hire shall entitle the~~

~~317       Owners to interest at the rate per annum as agreed~~

~~318       in Box 24. If Box 24 has not been filled in, the three months~~

~~319       Interbank offered rate in London (LIBOR or its successor)~~

~~320       for the currency stated in Box 25, as quoted by the British~~

~~321       Bankers’ Association (BBA) on the date when the hire~~

~~322       fell due, increased by 2 per cent., shall apply.~~

~~323       (g) Payment of interest due under sub-clause 11(f)~~

~~324       shall be made within seven (7) running days of the date~~

~~325       of the Owners’ invoice specifying the amount payable~~

~~326       or, in the absence of an invoice, at the time of the next~~

~~327       hire payment date.~~

328       12. Mortgage

~~329       (only to apply if Box 28 has been appropriately filled in)~~

~~330       *)  (a) The Owners warrant that they have not effected~~

~~331       any mortgage(s) of the Vessel and that they shall not~~

~~332       effect any mortgage(s) without the prior consent of the~~

~~333       Charterers, which shall not be unreasonably withheld.~~

334       ~~*)~~   (b) The Vessel chartered under this Charter ~~is~~may be

financed

335       by a mortgage according to the Financial Instrument in

accordance with Additional Clause 47 (Owners’ mortgage).

336       The Charterers undertake to comply, and provide such

337       information and documents to enable the Owners to

338       comply, with all such instructions or directions in regard

339       to the employment, insurances, operation, repairs and

340       maintenance of the Vessel as laid down in the Financial

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part II

BARECON 2001 Standard Bareboat Charter

341       Instrument or as may be directed from time to time during

342       the currency of the Charter by the mortgagee(s) in

343       conformity with ~~the~~each Financial Instrument provided

that such instructions or directions shall not be more

onerous than those pursuant to and under this

Charter. See also Additional Clause 47 (Owners’

mortgage). ~~The Charterers~~

~~344       confirm that, for this purpose, they have acquainted~~

~~345       themselves with all relevant terms, conditions and~~

~~346       provisions of the Financial Instrument and agree to~~

~~347       acknowledge this in writing in any form that may be~~

~~348       required by the mortgagee(s). The Owners warrant that~~

~~349       they have not effected any mortgage(s) other than stated~~

~~350       in Box 28 and that they shall not agree to any~~

~~351       amendment of the mortgage(s) referred to in Box 28 or~~

~~352       effect any other mortgage(s) without the prior consent~~

~~353       of the Charterers, which shall not be unreasonably~~

~~354       withheld.~~

~~355       *)  (Optional, Clauses 12(a) and 12(b) are alternatives;~~

~~356       indicate alternative agreed in Box 28).~~

357       13. Insurance and Repairs

See Additional Clause 42 (Insurance)

~~358       (a) During the Charter Period the Vessel shall be kept~~

~~359       insured by the Charterers at their expense against hull~~

~~360       and machinery, war and Protection and Indemnity risks~~

~~361       (and any risks against which it is compulsory to insure~~

~~362       for the operation of the Vessel, including maintaining~~

~~363       financial security in accordance with sub-clause~~

~~364       10(a)(iii)) in such form as the Owners shall in writing~~

~~365       approve, which approval shall not be un-reasonably~~

~~366       withheld. Such insurances shall be arranged by the~~

~~367       Charterers to protect the interests of both the Owners~~

~~368       and the Charterers and the mortgagee(s) (if any), and~~

~~369       The Charterers shall be at liberty to protect under such~~

~~370       insurances the interests of any managers they may~~

~~371       appoint. Insurance policies shall cover the Owners and~~

~~372       the Charterers according to their respective interests.~~

~~373       Subject to the provisions of the Financial Instrument, if~~

~~374       any, and the approval of the Owners and the insurers,~~

~~375       the Charterers shall effect all insured repairs and shall~~

~~376       undertake settlement and reimbursement from the~~

~~377       insurers of all costs in connection with such repairs as~~

~~378       well as insured charges, expenses and liabilities to the~~

~~379       extent of coverage under the insurances herein provided~~

~~380       for.~~

~~381       The Charterers also to remain responsible for and to~~

~~382       effect repairs and settlement of costs and expenses~~

~~383       incurred thereby in respect of all other repairs not~~

~~384       covered by the insurances and/or not exceeding any~~

~~385       possible franchise(s) or deductibles provided for in the~~

~~386       insurances.~~

~~387       All time used for repairs under the provisions of sub-~~

~~388       clause 13(a) and for repairs of latent defects according~~

~~389       to Clause 3(c) above, including any deviation, shall be~~

~~390       for the Charterers’ account.~~

~~391       (b) If the conditions of the above insurances permit~~

~~392       additional insurance to be placed by the parties, such~~

~~393       cover shall be limited to the amount for each party set~~

~~394       out in Box 30 and Box 31, respectively: The Owners or~~

~~395       the Charterers as the case may be shall immediately~~

~~396       furnish the other party with particulars of any additional~~

~~397       insurance effected, including copies of any cover notes~~

~~398       or policies and the written consent of the insurers of~~

~~399       any such required insurance in any case where the~~

~~400       consent of such insurers is necessary.~~

~~401       (c) The Charterers shall upon the request of the~~

~~402       Owners, provide information and promptly execute such~~

~~403       documents as may be required to enable the Owners to~~

~~404       comply with the insurance provisions of the Financial~~

~~405       Instrument.~~

~~406       (d) Subject to the provisions of the Financial Instru-~~

~~407       ment, if any, should the Vessel become an actual,~~

~~408       constructive, compromised or agreed total loss under~~

~~409       the insurances required under sub-clause 13(a), all~~

~~410       insurance payments for such loss shall be paid to the~~

~~411       Owners who shall distribute the moneys between the~~

~~412       Owners and the Charterers according to their respective~~

~~413       interests. The Charterers undertake to notify the Owners~~

~~414       and the mortgagee(s), if any, of any occurrences in~~

~~415       consequence of which the Vessel is likely to become a~~

~~416       total less as defined in this Clause.~~

~~417       (e) The Owners shall upon the request of the~~

~~418       Charterers, promptly execute such documents as may~~

~~419       be required to enable the Charterers to abandon the~~

~~420       Vessel to insurers and claim a constructive total loss.~~

~~421       (f) For the purpose of insurance coverage against hull~~

~~422       and machinery and war risks under the provisions of~~

~~423       sub-clause 13(a), the value of the Vessel is the sum~~

~~424       indicated in Box 29.~~

425       14. Insurance, Repairs and Classification

~~426       (Optional, only to apply if expressly agreed and stated~~

~~427       in Box 29, in which event Clause 13 shall be considered~~

~~428       deleted).~~

~~429       (a) During the Charter Period the Vessel shall be kept~~

~~430       insured by the Owners at their expense against hull and~~

~~431       machinery and war risks under the form of policy or~~

~~432       policies attached hereto. The Owners and/or insurers~~

~~433       shall not have any right of recovery or subrogation~~

~~434       against the Charterers on account of loss of or any~~

~~435       damage to the Vessel or her machinery or appurt-~~

~~436       enances covered by such insurance, or on account of~~

~~437       payments made to discharge claims against or liabilities~~

~~438       of the Vessel or the Owners covered by such insurance.~~

~~439       Insurance policies shall cover the Owners and the~~

~~440       Charterers according to their respective interests.~~

~~441       (b) During the Charter Period the Vessel shall be kept~~

~~442       insured by the Charterers at their expense against~~

~~443       Protection and Indemnity risks (and any risks against~~

~~444       which it is compulsory to insure for the operation of the~~

~~445       Vessel, including maintaining financial security in~~

~~446       accordance with sub-clause 10(a)(iii)) in such form as~~

~~447       the Owners shall in writing approve which approval shall~~

~~448       not be unreasonably withheld.~~

~~419       (c) In the event that any act or negligence of the~~

~~450       Charterers shall vitiate any of the insurance herein~~

~~451       provided, the Charterers shall pay to the Owners all~~

~~452       losses and indemnify the Owners against all claims and~~

~~453       demands which would otherwise have been covered by~~

~~454       such insurance.~~

~~455—   (d) The Charterers shall, subject to the approval of the~~

~~456       Owners or Owners’ Underwriters, effect all insured~~

~~457       repairs, and the Charterers shall undertake settlement~~

~~458       of all miscellaneous expenses in connection with such~~

~~459       repairs as well as all insured charges, expenses and~~

~~460       liabilities, to the extent of coverage under the insurances~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part II

BARECON 2001 Standard Bareboat Charter

~~461       provided for under the provisions of sub-clause 14(a).~~

~~462       The Charterers to be secured reimbursement through~~

~~463       the Owners’ Underwriters for such expenditures upon~~

~~464       presentation of accounts.~~

~~465       (e) The Charterers to remain responsible for and to~~

~~466       effect repairs and settlement costs and expenses~~

~~467       incurred thereby in respect of all other repairs not~~

~~468       covered by the insurances and/or not exceeding any~~

~~469       possible franchise(s) or deductibles provided for in the~~

~~470       insurances.~~

~~471       (f) All time used for repairs under the provisions of~~

~~472       sub-clauses 14(d) and 14(e) and for repairs of latent~~

~~473       defects according to Clause 3 above, including any~~

~~474       deviation, shall be for the Charterers’ account and shall~~

~~475       form part of the Charter Period.~~

~~476       The Owners shall not be responsible for any expenses~~

~~477       as are incident to the use and operation of the Vessel~~

~~478       for such time as may be required to make such repairs~~

~~479       (g) If the conditions of the above insurances permit~~

~~480       additional insurance to be placed by the parties such~~

~~481       cover shall be limited to the amount for each party set~~

~~482       out in Box 30 and Box 31, respectively. The Owners or~~

~~483       the Charterers as the case may be shall immediately~~

~~484       furnish the other party with particulars of any additional~~

~~485       insurance effected, including copies of any cover notes~~

~~486       or policies and the written consent of the insurers of~~

~~487       any such required insurance in any case where the~~

~~488       consent of such insurers is necessary.~~

~~489       (h) Should the Vessel become an actual, constructive,~~

~~490       compromised or agreed total loss under the insurances~~

~~491       required under sub-clause 14(a), all insurance payments~~

~~492       for such loss shall be paid to the Owners, who shall~~

~~493       distribute the moneys between themselves and the~~

~~494       Charterers according to their respective interests.~~

~~495       (i) If the Vessel becomes an actual, constructive,~~

~~496       compromised or agreed total loss under the insurances~~

~~497       arranged by the Owners in accordance with sub-clause~~

~~498       14(a), this Charter shall terminate as of the date of such~~

~~499       loss.~~

~~500       (j) The Charterers shall upon the request of the~~

~~501       Owners, promptly execute such documents as may be~~

~~502       required to enable the Owners to abandon the Vessel~~

~~503       to the insurers and claim a constructive total loss.~~

~~504       (k) For the purpose of insurance coverage against hull~~

~~505       and machinery and war risks under the provisions of~~

~~506       sub-clause 14(a), the value of the Vessel is the sum~~

~~507       indicated in Box 29.~~

~~508       (l) Notwithstanding anything contained in sub-clause~~

~~509       10(a), it is agreed that under the provisions of Clause~~

~~510       14, if applicable, the Owners shall keep the Vessel’s~~

~~511       Class fully up-to-date with the Classification Society~~

~~512       indicated in Box 10 and maintain all other necessary~~

~~513       certificates in force at all times.~~

514       15. Redelivery

See Additional Clauses 44 (Redelivery) and

45 (Redelivery conditions)

~~515       At the expiration of the Charter Period the Vessel shall~~

~~516       be redelivered by the Charterers the Owners at a~~

~~517       safe and ice-free port or place as indicated in Box 16, in~~

~~518       such ready safe berth as the Owners may direct. The~~

~~519       Charterers shall give the Owners not less than thirty~~

~~520       (30) running days’ preliminary notice of expected date,~~

~~521       range of ports of redelivery or port or place of redelivery~~

~~522       and not less than fourteen (14) running days’ definite~~

~~523       notice of expected date and port or place of redelivery.~~

~~524       Any changes thereafter in the Vessel’s position shall be~~

~~525       notified immediately to the Owners.~~

~~526       The Charterers warrant that they will not permit the~~

~~527       Vessel to commence a voyage (including any preceding~~

~~528       ballast voyage) which cannot reasonably be expected~~

~~529       to be completed in time to allow redelivery of the Vessel~~

~~530       within the Charter Period. Notwithstanding the above,~~

~~531       should the Charterers fail to redeliver the Vessel within~~

~~532       The Charter Period, the Charterers shall pay the daily~~

~~533       equivalent to the rate of hire stated in Box 23 plus 10~~

~~534       per cent or to the market rate, whichever is the higher,~~

~~535       for the number of days by which the Charter Period is~~

~~536       exceeded. All other terms, conditions and provisions of~~

~~537       this Charter shall continue to apply.~~

~~538       Subject to the provisions of Clause 10, the Vessel shall~~

~~539       be redelivered to the Owners in the same or as good~~

~~540       structure, state, condition and class as that in which she~~

~~541       was delivered, fair wear and tear not affecting class~~

~~542       excepted.~~

~~543       The Vessel upon redelivery shall have her survey cycles~~

~~544       up-to-date and trading and class certificates valid for at~~

~~545       least the number of months agreed in Box 17.~~

546       16. Non-Lien

547       The Charterers will not suffer, nor permit to be continued,

548       any lien or encumbrance incurred by them or their

549       agents other than a Permitted Security Interest (as

defined in Additional Clause 32 (Definitions)), which might

have priority over the title and

550       interest of the Owners in the Vessel. The Charterers

551       further agree to fasten to the Vessel in a conspicuous

552       place and to keep so fastened during the Charter Period

553       a notice reading as follows:

554       “This Vessel is the property of (name of Owners). It is

555       under a bareboat charter to (name of Charterers) and by

the terms

556       of the Charter Party neither the Charterers nor the

557       Master have any right, power or authority to create, incur

558       or permit to be imposed on the Vessel any lien

559       whatsoever, or to contract on behalf of the

Owners, or to involve the Owners in any liability

.”

560       17. Indemnity

(See also Additional Clause 62 (Further Indemnities)

~~561       (a) The Charterers shall indemnify the Owners against~~

~~562       any loss, damage or expense incurred by the Owners~~

~~563       arising out of or in relation to the operation of the Vessel~~

~~564       by the Charterers, and against any lien of whatsoever~~

~~565       nature arising out of an event occurring during the~~

~~566       Charter Period. If the Vessel be arrested or otherwise~~

~~567       detained by reason of claims or liens arising out of her~~

~~568       operation hereunder by the Charterers, the Charterers~~

~~569       shall at their own expense take all reasonable steps to~~

~~570       secure that within a reasonable time the Vessel is~~

~~571       released, including the provision of bail.~~

~~572       Without prejudice to the generality of the foregoing, the~~

~~573       Charterers agree to indemnify the Owners against all~~

~~574       consequences or liabilities arising from the Master,~~

~~575       officers or agents signing Bills of Lading or other~~

~~576       documents.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part II

BARECON 2001 Standard Bareboat Charter

577       (b) If the Vessel be arrested or otherwise detained by

578       reason of a claim or claims against the Owners, the

579       Owners shall at their own expense take all reasonable

580       steps to secure that within a reasonable time the Vessel

581       is released, including the provision of bail.

582       In such circumstances the Owners shall indemnify the

583       Charterers against any loss, damage or expense

584       incurred by the Charterers (~~including~~ excluding hire paid under

585       this Charter) as a direct consequence of such arrest or

586       detention.

587       18. Lien

~~588       The Owners to have a lien upon all cargoes, sub-hires~~

~~589       and sub-freights belonging or due to the Charterers or~~

~~590       any sub-charterers and any Bill of Lading freight for all~~

~~591       claims under this Chart, and the Charterers to have a~~

~~592       lien on the Vessel for all moneys paid in advance and~~

~~593       not earned.~~

594       19. Salvage

595       All salvage and towage performed by the Vessel shall

596       be for the Charterers’ benefit and the cost of repairing

597       damage occasioned thereby shall be borne by the

598       Charterers.

599       20. Wreck Removal

600       In the event of the Vessel becoming a wreck or

601       obstruction to navigation the Charterers shall indemnify

602       the Owners against any sums whatsoever which the

603       Owners shall become liable to pay and shall pay in

604       consequence of the Vessel becoming a wreck or

605       obstruction to navigation.

606       21. General Average

607       The Owners shall not contribute to General Average.

608       22. Assignment, Sub-Charter and Sale

See Additional Clause 53 (Sub-chartering)

~~609       (a) The Charterers shall not assign this Charter nor~~

~~610       sub-charter the Vessel on a bareboat basis except with~~

~~611       the prior consent in writing of the Owners, which shall~~

~~612       not be unreasonably withheld, and subject to such terms~~

~~613       and conditions as the Owners shall approve.~~

~~614       (b) The Owners shall not sell the Vessel during the~~

~~615       currency of this Charter except with the prior written~~

~~616       consent of the Charterers, which shall not be unreason-~~

~~617       ably withheld, and subject to the buyer accepting an~~

~~618       assignment of this Charter.~~

619       23. Contracts of Carriage

620       ~~*)~~  (a) The Charterers are to procure that all documents

621       issued during the Charter Period evidencing the terms

622       and conditions agreed in respect of carriage of goods

623       shall contain a paramount clause incorporating any

624       legislation relating to carrier’s liability for cargo

625       compulsorily applicable in the trade; if no such legislation

626       exists, the documents shall incorporate the Hague-Visby

627       Rules. The documents shall also contain the New Jason

628       Clause and the Both-to-Blame Collision Clause.

~~629       *)  (b) The Charterers ae to procure that all passenger~~

~~630       tickets issued during the Charter Period for the carriage~~

~~631       of passengers and their luggage under this Charter shall~~

~~632       contain a paramount clause incorporating any legislation~~

~~633       relating to carrier’s liability for passengers and their~~

~~634       luggage compulsorily applicable in the trade; if no such~~

~~635       legislation exists, the passenger tickets shall incorporate~~

~~636       the Athens Convention Relating to the Carriage of~~

~~637       Passengers and their Luggage by Sea, 1974, and any~~

~~638       protocol thereto.~~

~~639        )* Delete as applicable.~~

640       24. Bank Guarantee

641       (Optional, only to apply if Box 27 filled in)

~~642       The Charterers undertake to furnish, before delivery of~~

~~643       the Vessel, a first class bank guarantee or bond in the~~

~~644       sum and at the place as indicated in Box 27 as guarantee~~

~~645       for full performance of their obligations under this~~

~~646       Charter.~~

647       25. Requisition/Acquisition

648       (a) In the event of the Requisition for Hire of the Vessel

649       by any ~~governmental or other competent authority~~

650       Governmental Agency (as defined in

Additional Clause 32 (Definitions)) (hereinafter referred to as

“Requisition for Hire”)

651       irrespective of the date during the Charter Period when

652       “Requisition for Hire” may occur then, unless and until

the Vessel becomes a Total Loss during such

Requisition for Hire, and irrespective of the

653       length thereof and whether or not it be for an indefinite

654       or a limited period of time, and irrespective of whether it

655       may or will remain in force for the remainder of the

656       Charter Period, this Charter shall not be deemed thereby

657       or thereupon to be frustrated or otherwise terminated

658       and the Charterers shall continue to pay the stipulated

659       hire in the manner provided by this Charter until the time

660       when the Charter would have terminated pursuant to

661       any of the provisions hereof always provided however

662       that in the event of “Requisition for Hire” any Requisition

663       Hire or compensation received or receivable by the

664       Owners shall be payable to the Charterers during the

665       remainder of the Charter Period or the period of the

666       “Requisition for Hire” whichever be the shorter.

~~667       (b) In the event of the Owners being deprived of their~~

~~668       ownership in the Vessel by any Compulsory Acquisition~~

~~669       of the Vessel or requisition for title by any governmental~~

~~670       or other competent authority (hereinafter referred to as~~

~~671       “Compulsory Acquisition”), then, irrespective of the date~~

~~672       during the Charter Period when “Compulsory Acqui-~~

~~673       sition” may occur, this Charter shall be deemed~~

~~674       terminated as of the date of such “Compulsory~~

~~675       Acquisition”. In such event Charter Hire to be considered~~

~~676       as earned and to be paid up to the date and time of~~

~~677       such “Compulsory Acquisition”.~~

678       26. War

679       (a) For the purpose of this Clause, the words “War

680       Risks” shall include any war (whether actual or

681       threatened), act of war, civil war, hostilities, revolution,

682       rebellion, civil commotion, warlike operations, the laying

683       of mines (whether actual or reported), acts of piracy,

684       acts of terrorists, acts of hostility or malicious damage,

685       blockades (whether imposed against all vessels or

686       imposed selectively against vessels of certain flags or

687       ownership, or against certain cargoes or crews or

688       otherwise howsoever), by any person, body, terrorist or

689       political group, or the Government of any state

690       whatsoever, which may be dangerous or are likely to be

691       or to become dangerous to the Vessel, her cargo, crew

692       or other persons on board the Vessel.

693       (b) The Vessel, unless the written consent of the

694       Owners be first obtained, shall not continue to or go

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part II

BARECON 2001 Standard Bareboat Charter

695 through any port, place, area or zone (whether of land

696 or sea), or any waterway or canal, where it reasonably

697 appears that the Vessel, her cargo, crew or other

698 persons on board the Vessel, in the reasonable

699 judgement of the Owners, may be, or are likely to be,

700 exposed to War Risks. Should the Vessel be within any

701 such place as aforesaid, which only becomes danger-

702 ous, or is likely to be or to become dangerous, after her

703 entry into it, the Owners shall have the right to require

704 the Vessel to leave such area.

705 (c) The Vessel shall not load contraband cargo, or to

706 pass through any blockade, whether such blockade be

707 imposed on all vessels, or is imposed selectively in any

708 way whatsoever against vessels of certain flags or

709 ownership, or against certain cargoes or crews or

710 otherwise howsoever, or to proceed to an area where

711 she shall be subject, or is likely to be subject to

712 a belligerent’s right of search and/or confiscation.

713 (d) If the insurers of the war risks insurance~~, when~~

714 ~~Clause 14 is applicable,~~ should require payment of

715 premiums and/or calls because, pursuant to the

716 Charterers’ orders, the Vessel is within, or is due to enter

717 and remain within, any area or areas which are specified

718 by such insurers as being subject to additional premiums

719 because of War Risks, then the Charterers shall pay

to the relevant insurers directly such premiums and/or calls immediately when such premiums and/or calls

are due.

~~720 shall be reimbursed by the Charterers to the Owners at~~

~~721 the same time as the next payment of hire is due.~~

722 (e) The Charterers shall have the liberty:

723 (i) to comply with all orders, directions, recommend

724 ations or advice as to departure, arrival, routes,

725 sailing in convoy, ports of call, stoppages,

726 destinations, discharge of cargo, delivery, or in any

727 other way whatsoever, which are given by the

728 Government of the Nation under whose flag the

729 Vessel sails, or any other Government, body or

730 group whatsoever acting with the power to compel

731 compliance with their orders or directions;

732 (ii) to comply with the orders, directions or recom

733 mendations of any war risks underwriters who have

734 the authority to give the same under the terms of

735 the war risks insurance;

736 (iii) to comply with the terms of any resolution of the

737 Security Council of the United Nations, any

738 directives of the European Community, the effective

739 orders of any other Supranational body which has

740 the right to issue and give the same, and with

741 national laws aimed at enforcing the same to which

742 the Owners are subject, and to obey the orders

743 and directions of those who are charged with their

744 enforcement.

~~745 (f) in the event of outbreak of war (whether there be a~~

~~746 declaration of war or not (i) between any two or more~~

~~747 of the following countries: the United States of America;~~

~~748 Russia; the United Kingdom; France; and the People’s~~

~~749 Republic of China,(ii) between any two or more of the~~

~~750 countries stated in Box 36, both the Owners and the~~

~~751 Charterers shall have the right to cancel this Charter,~~

~~752 whereupon the Charterers shall redeliver the Vessel to~~

~~753 the Owners in accordance with Clause 15, if the Vessel~~

~~754 has cargo on board after discharge thereof at~~

~~755 destination, or if debarred under this Clase from~~

~~756 reaching or entering it at a near, open and safe port as~~

~~757 directed by the Owners, or if the Vessel has no cargo~~

~~758 on board, at the port at which the Vessel then is or if at~~

~~759 sea at a near, open and safe port as directed by the~~

~~760 Owners, in all cases hire shall continue to be paid in~~

~~761 accordance with Clause 11 and except as aforesaid all~~

~~762 other provisions of this Charter shall apply until~~

~~763 redelivery.~~

764 27. Commission

~~765 The Owners to pay a commission at the rate indicated~~

~~766 In Box 33 to the Brokers named in Box 33 on any hire~~

~~767 paid under the Charter. If no rate is indicated in Box 33,~~

~~768 the commission to be paid by the Owners shall cover~~

~~769 the actual expenses of the Brokers and a reasonable~~

~~770 fee for their work.~~

~~771 If the full hire is not paid owing to breach of the Charter~~

~~772 by either of the parties the party liable therefor shall~~

~~773 indemnify the Brokers against their loss of commission.~~

~~774 Should the parties agree to cancel the Charter, the~~

~~775 Owners shall indemnify the Brokers against any loss of~~

~~776 commission but in such case the commission shall not~~

~~777 exceed the brokerage on one year’s hire.~~

778 28. Termination

See Additional Clauses 52 (Termination Events) and

57 (Total Loss)

~~779 (a) Charterers’ Default~~

~~780 The Owners shall be entitled to withdraw the Vessel from~~

~~781 the service of the Charterers and terminate the Charter~~

~~782 with immediate effect by written notice to the Charterers if:~~

~~783 (i) the Charterers fail to pay hire in accordance with~~

~~784 Clause 11. However, where there is a failure to~~

~~785 make punctual payment of hire due to oversight,~~

~~786 negligence, errors or omissions on the part of the~~

~~787 Charterers or their bankers, the Owners shall give~~

~~788 the Charterers written notice of the number of clear~~

~~789 banking days stated in Box 34 (as recognised at~~

~~790 the agreed place of payment) in which to rectify~~

~~791 the failure, and when so rectified within such~~

~~792 number of days following the Owners’ notice, the~~

~~793 payment shall stand as regular and punctual.~~

~~794 Failure by the Charterers to pay hire within the~~

~~795 number of days stated in Box 34 of their receiving~~

~~796 the Owners’ notice as provided herein, shall entitle~~

~~797 the Owners to withdraw the Vessel from the service~~

~~798 of the Charterers and terminate the Charter without~~

~~799 further notice;~~

~~800 (ii) the Charterers fail to comply with the requirements of:~~

~~801 (1) Clause 6 (Trading Restrictions)~~

~~802 (2) Clause 13(a) (Insurance and Repairs)~~

~~803 provided that the Owners shall have the option, by~~

~~804 written notice to the Charterers, to give the~~

~~805 Charterers a specified number of days grace within~~

~~806 which to rectify the failure without prejudice to the~~

~~807 Owners’ right to withdraw and terminate under this~~

~~808 Clause if the Charterers fail to comply with such~~

~~809 notice;~~

~~810 (iii) the Charterers fail to rectify any failure to comply~~

~~811 with the requirements of sub-clause 10(a)(i)~~

~~812 (Maintenance and Repairs) as soon as practically~~

~~813 possible after the Owners have requested them in~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part II

BARECON 2001 Standard Bareboat Charter

~~814 writing so to do and in any event so that the Vessel’s~~

~~815 insurance cover is not prejudiced.~~

~~816 (b) Owners’ Default~~

~~817 If the Owners shall by any act or omission be in breach~~

~~818 of their obligations under this Charter to the extent that~~

~~819 the Charterers are deprived of the use of the Vessel~~

~~820 and such breach continues for a period of fourteen (14)~~

~~821 running days after written notice thereof has been given~~

~~822 by the Charterers to the Owners, the Charterers shall~~

~~823 be entitled to terminate this Charter with immediate effect~~

~~824 by written notice to the Owners.~~

~~825 (c) Loss of Vessel~~

~~826 This Charter shall be deemed to be terminated if the~~

~~827 Vessel becomes a total loss or is declared as a~~

~~828 constructive or compromised or arranged total loss. For~~

~~829 the purpose of this sub-clause, the Vessel shall not be~~

~~830 deemed to be lost unless she has either become an~~

~~831 actual total loss or agreement has been reached with~~

~~832 her underwriters in respect of her constructive,~~

~~833 compromised or arranged total loss or if such agreement~~

~~834 with her underwriters is not reached it is adjudged by a~~

~~835 competent tribunal that a constructive loss of the Vessel~~

~~836 has occurred.~~

~~837 (d) Either party shall be entitled to terminate this~~

~~838 Charter with immediate effect by written notice to the~~

~~839 other party         in the event of an order being made or~~

~~840 resolution passed for the winding up, dissolution,~~

~~841 liquidation or bankruptcy of the other party (otherwise~~

~~842 than for the purpose of reconstruction or amalgamation)~~

~~843 or if a receiver is appointed, or if it suspends payment,~~

~~844 ceases to carry on business or makes any special~~

~~845 arrangement or composition with its creditors.~~

~~846 (e) The termination of this Charter shall be without~~

~~847 prejudice to all rights accrued due between the parties~~

~~848 prior to the date of termination and to any claim that~~

~~849 either party might have.~~

850 29. Repossession

851 In the event of the termination of this Charter in

852 accordance with the applicable provisions of this Charter

~~Clause 28~~,

853 the Owners shall have the right to repossess the Vessel

854 from the Charterers at her current or next port of call, or

855 at a port or place convenient to them without hindrance

856 or interference by the Charterers, courts or local

857 authorities.    Pending physical repossession of the Vessel

858 in accordance with this Clause 29, the Charterers shall

859 hold the Vessel as gratuitous bailee only to the Owners

and the Charterers shall procure that the master and

crew follow the orders and directions of the Owners.

~~860 The Owners shall arrange for an authorised represent~~

~~861 ative to board the Vessel as soon as reasonably~~

862 ~~practicable following the termination of the Charter.~~      The

863 Vessel shall be deemed to be repossessed by the

864 Owners from the Charterers upon the boarding of the

865 Vessel by the Owners’ representative. All arrangements

866 and expenses relating to the settling of wages,

867 disembarkation and repatriation of the Charterers’

868 Master, officers and crew shall be the sole responsibility

869 of the Charterers.

870 30. Dispute Resolution

871 ~~*)~~    (a) This ~~Contract~~Charter shall be governed by and

construed

872 in accordance with English law and any dispute arising

873 out of or in connection with this ~~Contract~~Charter shall be referred

874 to arbitration in London in accordance with the Arbitration

875 Act 1996 or any statutory modification or re enactment

876 thereof save to the extent necessary to give effect to

877 the provisions of this Clause.

878 The arbitration shall be conducted in accordance with

879 the London Maritime Arbitrators Association (LMAA)

880 Terms current at the time when the arbitration proceed-

881 ings are commenced.

882 The reference shall be to three arbitrators, one to be

appointed by each party and the third, subject to the

provisions of the LMAA Terms, by the two so

appointed.      A party

883 wishing to refer a dispute to arbitration shall appoint its

884 arbitrator and send notice of such appointment in writing

885 to the other party requiring the other party to appoint its

886 own arbitrator within 14 calendar days of that notice and

887 stating that it will appoint its arbitrator as sole arbitrator

888 unless the other party appoints its own arbitrator and

889 gives notice that it has done so within the 14 days

890 specified. If the other party does not appoint its own

891 arbitrator and give notice that it has done so within the

892 14 days specified, the party referring a dispute to

893 arbitration may, without the requirement of any further

894 prior notice to the other party, appoint its arbitrator as

895 sole arbitrator and shall advise the other party

896 accordingly. The award of a sole arbitrator shall be

897 binding on both parties as if he had been appointed by

898 agreement.

899 Nothing herein shall prevent the parties agreeing in

900 writing to vary these provisions to provide for the

901 appointment of a sole arbitrator.

902 In cases where neither the claim nor any counterclaim

903 exceeds the sum of US$~~5~~100,000 (or such other sum as

904 the parties may agree) the arbitration shall be conducted

905 in accordance with the LMAA Small Claims Procedure

906 current at the time when the arbitration proceedings are

907 commenced. The seat of the arbitration shall be

England, even where any hearing takes place outside

England. The language of any and all arbitration

proceedings shall be English. The law governing this

Clause 30 (Dispute Resolution) shall be English law.

~~908 *) (b) This Contract shall be governed by and construed~~

~~909 in accordance with Title 9 of the United States Code~~

~~910 and the Maritime Law of the United States and—any~~

~~911 dispute—arising out of or in connection with this Contract~~

~~912 shall be referred to three persons at New York, one to~~

~~913 be appointed by each of the parties hereto, and the third~~

~~914 by the two so chosen; their decision or that of any two~~

~~915 of them shall be final, and for the purposes of enforcing~~

~~916 any award,      judgement may be entered on an award by~~

~~917 any court of competent jurisdiction.     The proceedings~~

~~918 shall be conducted in accordance with the rules of the~~

~~919 Society of Maritime Arbitrators, Inc.~~

~~920 In cases where neither the claim nor any counterclaim~~

~~921 exceeds the sum of US$50,000 (or such other sum as~~

~~922 the parties may agree) the arbitration shall be conducted~~

~~923 in accordance with the Shortened Arbitration Procedure~~

~~924 of the Society of Maritime Arbitrators, Inc.    current at~~

~~925 the time when the arbitration proceedings are commenced.~~

~~926 *)    (c) This Contract shall be governed by and construed~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part II

BARECON 2001 Standard Bareboat Charter

~~927 in accordance with the laws of the place mutually agreed~~

~~928 by the parties and any dispute arising out of or in~~

~~929 connection with this Contract shall be referred to~~

~~930 arbitration at a mutually agreed place, subject to the~~

~~931 procedures applicable there.~~

~~932 (d) Notwithstanding (a), (b) or (c) above, the parties~~

~~933 may agree at any time to refer to mediation any~~

~~934 difference and/or dispute arising out of or in connection~~

~~935 with this Contract.~~

~~936 In the case of a dispute in respect of which arbitration~~

~~937 has been commenced under (a), (b) (c) above, the~~

~~938 following shall apply:~~

~~939 (i) Either party may at any time and from time to time~~

~~940 elect to refer the dispute or part of the dispute to~~

~~941 mediation by service on the other party of a written~~

~~942 notice (the “Mediation Notice”) calling on the other~~

~~943 party to agree to mediation.~~

~~944 (ii) The other party shall thereupon within 14 calendar~~

~~945 days of receipt of the Mediation Notice confirm that~~

~~946 they agree to mediation, in which case the parties~~

~~947 shall thereafter agree a mediator within a further~~

~~948 14 calendar days, failing which on the application~~

~~949 of either party a mediator will be appointed promptly~~

~~950 by the Arbitration Tribunal (“the Tribunal”) or such~~

~~951 person as the Tribunal may designate for that~~

~~952 purpose.      The mediation shall be conducted in such~~

~~953 place and in accordance with such procedure and~~

~~954 on such terms as the parties may agree or, in the~~

~~955 event of disagreement, as may be set by the~~

~~956 mediator.~~

~~957 (iii) if the other party does not agree to mediate, that~~

~~958 fact may be brought to the attention of the Tribunal~~

~~959 and may be taken into account by the Tribunal when~~

~~960 allocating the costs of the arbitration as between~~

~~961 the parties.~~

~~962 (iv) Either party may advise the Tribunal that they have~~

~~966 agreed to mediation. The arbitration procedure shall~~

~~967 continue during the conduct of the mediation but~~

~~968 the Tribunal may take the mediation timetable into~~

~~969 account when setting the timetable for steps in the~~

~~970 arbitration.~~

~~971 (vi) Unless otherwise agreed or specified in the~~

~~972 mediation terms, each party shall bear its own costs~~

~~973 incurred in the mediation and the parties shall share~~

~~974 equally the mediator’s costs and expenses.~~

~~975 (vii) The mediation process shall be without prejudice~~

~~976 and confidential and no information or documents~~

~~977 disclosed during it shall be revealed to the Tribunal~~

~~978 except to the extent that they are disclosable under~~

~~979 the law and procedure governing the arbitration.~~

~~980 (Note: The parties should be aware that the mediation~~

~~981 process may not necessarily interrupt time limits.)~~

~~982 (e) If Box 35 in Part l is not appropriately filled in, sub-clause~~

~~983 30(a) of this Clause shall apply. Sub clause 30(d) shall~~

~~984 apply in all cases.~~

~~985 *) Sub clauses 30(a), 30(b) and 30(c) are alternatives;~~

~~986 Indicate alternative agreed in Box 35.~~

987 31. Notices

See Additional Clause 73 (Notices)

~~988 (a) Any notice to be given by either party to the other~~

~~989 party shall be in writing and may be sent by fax, telex,~~

~~990 registered or recorded mail or by personal service.~~

~~991 (b) The address of the Parties for service of such~~

~~992 communication shall be as stated in Boxes 3 and 4~~

~~993 respectively.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

~~1.         Specifications and Building Contract~~

~~2          (a) The Vessel shall be constructed in accordance with~~

~~3          the Building Contract (hereafter called “the Building~~

~~4          Contract”) as annexed to this Charter, made between the~~

~~5          Builders and the Owners and in accordance with the~~

~~6          specifications and plans annexed thereto, such Building~~

~~7          Contract, specifications and plans having been counter-~~

~~8          signed approved by the Charterers.~~

~~9          (b) No change shall be made in the Building Contract or~~

~~10         in the specifications or plans of the Vessel as approved by~~

~~11         the Charterers as aforesaid, without the Charterers’~~

~~12         consent.~~

~~13     —(c) The Charterer shall have the right to send their~~

~~14         representative to the Builders’ Yard to inspect the Vessel~~

~~15         during the course of her construction to satisfy themselves~~

~~16         that construction is in accordance with such approved~~

~~17         specifications and plans as referred to under sub-clause~~

~~18         (a) of this Clause.~~

~~19         (d) The Vessel shall be built in-accordance with the~~

~~20         Building Contract-and-shall-be-of-the-description-set-out~~

~~21         therein. Subject to the-provisions of-sub-clause 2(c)(ii)~~

~~22         hereunder the Charterers shall be bound to accept the~~

~~23         Vessel from the Owners, completed and constructed in~~

~~24         accordance with the Building Contract, on the date of~~

~~25         delivery by the Builders. The Charterers undertake that~~

~~26         having accepted the Vessel they will not thereafter raise~~

~~27         any claims against the Owners in respect of the Vessel’s~~

~~28         performance or specification or defects, if any.~~

~~29         Nevertheless, in respect of any repairs, replacements or~~

~~30         defects which appear within the first 12 months from~~

~~31         delivery by the Builders, the Owners shall endeavour to~~

~~32         compel the Builders to repair, replace or remedy any defects~~

~~33         or to recover from the Builders any expenditure incurred in~~

~~34         carrying out such repairs, replacements or-remedies,~~

~~35         However, the Owners’ liability to the Charterers shall be~~

~~36         limited to the extent the Owners have a valid claim against~~

~~37         the Builders under the guarantee clause of the Building~~

~~38         Contract (a copy whereof has been supplied to the~~

~~39         Charterers). The Charterers shall be bound to accept such~~

~~40         sums as the Owners are reasonably able to recover under~~

~~41         this Clause and shall make no further claim on the Owners~~

~~42         for the difference between the amount(s) so recovered and~~

~~43         the actual expenditure on repairs, replacement or~~

~~44         remedying defects or for any loss of time incurred,~~

~~45         Any liquidated damages for physical defects or deficiencies~~

~~46         shall accrue to the account of the party stated in Box 41(a)~~

~~47         or if not filled in shall be shared equally between the parties.~~

~~48         The costs of pursuing a claim or claims against the Builders~~

~~49         under this Clause (including any liability to the Builders)~~

~~50         shall be borne by the party stated in Box 41(b) or if not~~

~~51         filled in shall be shared equally between the parties:~~

~~52         2. Time and Place of Delivery~~

~~53         (a) Subject to the Vessel having completed her~~

~~54         acceptance trials including trials of cargo equipment in~~

~~55         accordance with the Building Contract and specifications~~

~~56         to the satisfaction of the Charterers, the Owners shall give~~

~~57         and the Charterers shall take delivery of the Vessel afloat~~

~~58         when ready for delivery and property documented at the~~

~~59         Builders’ Yard or some other safe and readily accessible~~

~~60         dock wharf or place as may be agreed between the parties~~

~~61         hereto and the Builders. Under the Building Contract the~~

~~62         Builders have estimated that the Vessel will be ready for~~

~~63         delivery to the Owners as therein provided but the delivery~~

~~64         date for the purpose of this Charter shall be the date when~~

~~65         the Vessel is in fact ready for delivery by the Builders after~~

~~66         completion of trials whether that be before or after as~~

~~67         indicated in the Building Contract. The Charterers shall not~~

~~68         be entitled to refuse acceptance of delivery of the Vessel~~

~~69         and upon and after such acceptance, subject to Clause~~

~~70         1(d), the Charterers shall not be entitled to make any claim~~

~~71         against the Owners in respect of any conditions,~~

~~72         representations or warranties, whether express or implied,~~

~~73         as to the seaworthiness of the Vessel or in respect of delay~~

~~74         in delivery.~~

~~75         (b) If for any reason other than a default by the Owners~~

~~76         under the Building Contract, the Builders become entitled~~

~~77         under that Contract not to deliver the Vessel to the Owners;~~

~~78         the Owners shall upon giving to the Charterers written~~

~~79         notice of Builders becoming so entitled, be excused from~~

~~80         giving delivery of the Vessel to the Charterers and upon~~

~~81         receipt of such notice by the Charterers this Charter~~

~~82         cease to have effect.~~

~~83         (c) If for any reason the Owners become entitled under~~

~~84         the Building Contract to reject the Vessel the Owners shall,~~

~~85         before exercising such right of rejection, consult the~~

~~86         Charterers and thereupon~~

~~87         (i) if the Charterers do not wish to take delivery of the Vessel~~

~~88         they shall inform the Owners within seven (7) running days~~

~~89         by notice in writing and upon receipt by the Owners such~~

~~90         notice this Charter shall cease to have effect; or~~

~~91         (ii) if the Charterers wish to take delivery of the Vessel~~

~~92         they may by notice in writing within seven (7) running days~~

~~93         require the Owners to negotiate with the Builders as to the~~

~~94         terms on which delivery should be taken and/or refrain from~~

~~95         exercising their right to rejection and upon receipt of such~~

~~96         notice the Owners shall commence such negotiations and/~~

~~97         or take delivery of the Vessel from the Builders and deliver~~

~~98         her to the Charterers;~~

~~99         (iii) in no circumstances shall the Charterers be entitled to~~

~~100       reject the Vessel unless the Owners are able to reject the~~

~~101       Vessel from the Builders;~~

~~102       (iv) this Charter terminates under sub clause (b) or (c) of~~

~~103       this Clause, the Owners shall thereafter net be liable to the~~

~~104       Charterers for any claim under or arising out of this Charter~~

~~105       or its termination.~~

~~106       (d) Any liquidated damages for delay in delivery under the~~

~~107       Building Contact and any costs incurred in pursuing a claim~~

~~108       therefor shall accrue to the account of the party stated in~~

~~109       Box 41(c) or if not filled in shall be shared equally between~~

~~110       the parties.~~

~~111       3. Guarantee Works~~

~~112       If not otherwise agreed, the Owners authorise the~~

~~113       Charterers to arrange for the guarantee works to be~~

~~114       performed in accordance with the building contract terms,~~

~~115       and hire to continue during the period of guarantee works,~~

~~116       The Charterers have to advise the Owners about the~~

~~117       performance to the extent the Owners may request.~~

~~118       4. Name of Vessel~~

~~119       The name of the Vessel shall be mutually ,agreed between~~

~~120       the Owners and the Charterers and the Vessel shall be~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

~~121         painted in the colour, display the funnel insignia and fly~~

~~122         the house flag as required by the Charterers.~~

~~123         5. Survey on Redelivery~~

~~124         The Owners and the Charters-shall appoint surveyors~~

~~125         for the purpose of determining and agreeing in writing the~~

~~126         condition of the Vessel at the time of re-delivery.~~

~~127         Without prejudice to Clause 15 (Part II), the Charterers~~

~~128         shall bear all survey expenses and all other costs, if any,~~

~~129         including the cost of docking and undocking, if required,~~

~~130         as well as all repair costs incurred. The Charterers shall~~

~~131         also bear all loss of time spent in connection with any~~

~~132         docking and undocking as well as repairs, which shall be~~

~~133         paid at the rate of hire per day or pro rata.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part IV

HIRE/PURCHASE AGREEMENT

(Optional, only to apply if expressly agreed and stated in Box 42)

1         See Additional Clause 56 (Purchase Obligation and transfer of title)

~~On expiration of this Charter and provided the Charterers~~

~~2         have fulfilled their obligations according to Part I and II~~

~~3         as well as Part III, applicable, it is agreed, that on~~

~~4         payment of the final payment of hire as per Clause 11~~

~~5         the Charterers have purchased the Vessel with~~

~~6         everything belonging to her and the Vessel is fully paid~~

~~7         for.~~

~~8         In the following paragraphs the Owners are referred to~~

~~9         as the Sellers and the Charterers as the Buyers.~~

~~10       The Vessel shall be delivered by the Sellers and taken~~

~~11       over by the Buyers on expiration of the Charter.~~

~~12       The Sellers guarantee that the Vessel, at the time of~~

~~13       delivery, is free from all encumbrances and maritime~~

~~14       liens or any debts whatsoever other than those arising~~

~~15       from anything done or not done by the Buyers or any~~

~~16       existing mortgage agreed not to be paid off by the time~~

~~17       of delivery. Should any claims, which have been incurred~~

~~18       prior to the time of delivery be made against the Vessel,~~

~~19       the Sellers hereby undertake to indemnify the Buyers~~

~~20       against all consequences of such claims to the extent it~~

~~21       can be proved that the Sellers are responsible for such~~

~~22       claims. Any taxes, notarial, consular and other charges~~

~~23       and expenses connected with the purchase and~~

~~24       registration under Buyers’ flag, shall be for Buyers’~~

~~25       account. Any taxes, consular and other charges and~~

~~26       expenses connected with closing of the Sellers’ register,~~

~~27       shall be for Sellers’ account.~~

~~28       In exchange for payment of the last month’s hire~~

~~29       instalment the Sellers shall furnish the Buyers with a~~

~~30       Bill of Sale duly attested and legalized, together with a~~

~~31       certificate setting out the registered encumbrances, if~~

~~32       any, On delivery of the Vessel the Sellers shall provide~~

~~33       for deletion of the Vessel from the Ship’s Register and~~

~~34       deliver a certificate of deletion to the Buyers.~~

~~35       The Sellers shall, at the time of delivery, hand to the~~

~~36       Buyer all classification certificates (for hull, engines,~~

~~37       anchors, chains, etc.), as well as all plans which may~~

~~38       be in Sellers’ possession:~~

~~30       The Wireless Installation and Nautical Instruments,~~

~~40       unless on hire, shall be included in the sale without any~~

~~41       extra payment.~~

~~42       The Vessel with everything belonging to her shall be at~~

~~43       Sellers’ risk and expense until she is delivered to the~~

~~44       Buyers, subject to the conditions of this Contract and~~

~~45       the Vessel with everything belonging to her shall be~~

~~46       delivered and taken over as she is at the time of delivery,~~

~~47       after which the Seller shall have no responsibility for~~

~~48       possible faults or deficiencies of any description.~~

~~49       The Buyers undertake to pay for the repatriation of the~~

~~50       Master, officers and other personnel if appointed by the~~

~~51       Sellers to the port where the Vessel entered the Bareboat~~

~~52       Charter as per Clause 3 (Part II) or to pay the equivalent~~

~~53       cost for their journey to any other place.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Part V

PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

~~1          1. Definitions~~

~~2          For the purpose of this PART V, the following terms shall~~

~~3          have the meaning hereby assigned to them:~~

~~4          "The Bareboat Charter Registry” shall mean the registry~~

~~5          of the State whose flag the Vessel will fly and in which~~

~~6          the Charterers are registered as the bareboat Charterers~~

~~7          during the period of the Bareboat Charter.~~

~~8          "The Underlying Registry” shall mean the registry of the~~

~~9          state in which the Owners of the Vessel are registered~~

~~10         as Owners and to which jurisdiction and control of the~~

~~11         Vessel will revert upon termination of the Bareboat~~

~~12         Charter Registration.~~

~~13         2. Mortgage~~

~~14         The Vessel chartered under this Charter is financed by~~

~~15         a mortgage and the provisions of Clause 12(b) (Part II)~~

~~16         shall apply.~~

~~17         3. Termination of Charter by Default~~

~~18         If the Vessel chartered under this Charter is registered~~

~~19         in a Bareboat Charter Registry as stated in Box 44, and~~

~~20         if the Owners shall default in the payment of any amounts~~

~~21         due under the mortgage(s) specified in Box 28, the~~

~~22         Charterers shall, if so required by the mortgagee, direct~~

~~23         the Owners to re-register the Vessel in the Underlying~~

~~24         Registry as shown in Box 45.~~

~~25         In the event of the Vessel being deleted from the~~

~~26         Bareboat Charter Registry as stated in Box 44, due to a~~

~~27         default by the Owners in the payment of any amounts~~

~~28         due under the mortgage(s), the Charterers shall have~~

~~29         the right to terminate this Charter forthwith and without~~

~~30         prejudice to any other claim they may have against the~~

~~31         Owners under this Charter.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Execution version

AVIC/Golar LNG – BBC Additional Clauses

68.	Amendments	70
69.	Invalidity	70
70.	English language	70
71.	No partnership	70
72.	Disclosure of information	71
73.	Notices	71
74.	Survival of Charterers' obligations	73
75.	Counterparts	73
76.	Third Parties Act	73
77.	Waiver of immunity	73
78.	FATCA	73
79.	Owner's undertakings	74
80.	Conflicts	75
SCHEDULE 1 FORM OF PROTOCOL OF DELIVERY AND ACCEPTANCE		76
SCHEDULE 2 FORM OF TITLE RE TRANSFER PROTOCOL OF DELIVERY AND ACCEPTANCE		77
SCHEDULE 3 FORM OF COMPLIANCE CERTIFICATE		78
SIGNATURE PAGE		80

AVIC/Golar LNG – BBC Additional Clauses

ADDITIONAL CLAUSES
TO BAREBOAT CHARTER FOR LNG CARRIER "GOLAR CELSIUS"

32.	Definitions

In this Charter:

"Account Bank" means Nordea Bank Abp, London Branch (or such other bank or financial institution as selected or designated by the Charterers (with the consent of the Owners) from time to time).

"Account Charge" means the deed of charge over the Earnings Account and all amounts from time to time standing to the credit to the Earnings Account from the Charterers in favour of the Owners.

"Actual Delivery Date" means the date of delivery of the Vessel by the Owners to the Charterers under this Charter.

"Actual Owners' Cost" means the "Purchase Price" as defined in the MOA.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Agreement Term" means the period commencing on the date of this Charter and terminating on the later of:

(a)	the expiration of the Charter Period; and

(b)	the date on which all money of any nature owed by the Obligors to the Owners under the Transaction Documents or otherwise in connection with the Vessel have been paid in full to the Owners and no obligations of the Obligors of any nature to the Owners or otherwise in connection with the Transaction Documents or with the Vessel remain unperformed or undischarged (whether or not following (i) the occurrence of a Termination Event or (ii) the exercise of the Purchase Option in accordance with the terms of this Charter).

"AML Laws" means as to any Obligor and in relation to money laundering or terrorism, any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, order or determination of any Governmental Agency, and the interpretation or administration thereof, in each case applicable to or binding upon such Obligor.

"Anniversary Dates" means the First Anniversary Date, the Second Anniversary Date, the Third Anniversary Date, the Fourth Anniversary Date, the Fifth Anniversary Date, the Sixth Anniversary Date and the Seventh Anniversary Date and "Anniversary Date" means any one of them.

"Applicable Rate" means:

(a)	for any Hire Period of which the Variable Hire Determination Date falls before the occurrence of a Screen Rate Replacement Event, LIBOR; or

(b)	for any Hire Period of which the Variable Hire Determination Date falls upon or after the occurrence of a Screen Rate Replacement Event but before a Replacement Benchmark is agreed on pursuant to paragraph (o)(i)(A) of Clause 40 (Hire), the Substitute Rate; or

AVIC/Golar LNG – BBC Additional Clauses

(c)	for any Hire Period of which the Variable Hire Determination Date falls upon or after a Replacement Benchmark is agreed on pursuant to paragraph (o)(i)(A) of Clause 40 (Hire), the Replacement Benchmark.

"Approved Broker" means such firm or firms of insurance brokers as the Charterers may appoint from tithe to time and in each case approved by the Owners.

"Approved Commercial Manager" means:

(a)	Golar Management Limited; or

(b)	any other management company appointed by the Charterers with the prior written consent of the Owners for the commercial management of the Vessel.

"Approved Manager" means either the Approved Commercial Manager or, as the context may require, the Approved Technical Manager.

"Approved Technical Manager" means:

(a)	Golar Management Norway AS; or

(b)	any other management company appointed by the Charterers with the prior written consent of the Owners for the technical management of the Vessel.

"Approved Valuer" means each of (a) Arrow Shipbroking, (b) Braemar ACM Shipbroking, (c) Clarksons Platou, (d) Fearnleys AS, (e) Howe Robinson, (f) Maersk Broker, (g) Simpson Spence Young and any other reputable and independent ship brokers proposed by the Charterers and approved by the Owners.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration.

"Balloon" means an amount of [***] US Dollars (US$[***]).

"Break Costs" means all costs, losses, premiums or penalties incurred by the Owners (including, without limitation, but without double counting, all costs, losses, premiums or penalties incurred by the Owners under the Finance Documents) as a result of the receipt by the Owners of any payment under or in relation to the Transaction Documents on a day other than the due date for payment of the sum in question

"Business Day" means a day (other than a Saturday or Sunday) on which banks and financial markets are open for business in Hong Kong, London, New York, Oslo and Shanghai.

"Cancelling Date" has the meaning given to such term in the MOA.

"Charter Period" means, subject to paragraph (k) (Illegality) of Clause 40 (Hire), Clauses 52 (Termination Events), 55 (Purchase Option), 56 (Purchase Obligation and transfer of title) and 57 (Total Loss), the period of eighty four (84) consecutive months commencing from the Actual Delivery Date.

"Charterers' Assignment" means the deed of assignment executed or to be executed (as the case may be) by the Charterers in favour of the Owners in relation to certain of the Charterers' rights and interest in and to (among other things):

(a)	the Earnings;

AVIC/Golar LNG – BBC Additional Clauses

(b)	the Insurances;

(c)	the Requisition Compensation;

(d)	any Sub-Charter which has a duration (taking into account any option to renew or extend) of more than twelve (12) months; and

(e)	any Sub-Charter Guarantee or Security Interest in favour of the Charterers for the performance of the obligations of any Sub-Charterers under any Sub-Charter referred to under paragraph (d) above.

"Classification Society" means the vessel classification society referred to in Box 10 (Classification Society) of this Charter, or such other member of the International Association of Classification Societies (IACS) as the Charterers may select and the Owners may approve from time to time.

"Commitment Fee" has the meaning given to such term in paragraph (c) (Commitment Fee) of Clause 59 (Fees and expense).

"Compliance Certificate" means a GLNG Compliance Certificate or a Golar Power Compliance Certificate.

"Cost Balance" means, at any time during the Agreement Term, an amount equal to the Actual Owners' Cost as may be deducted by payment, prepayment, or deemed payment of:

(a)	the Upfront Hire;

(b)	Principal Hire; and

(c)	the Balloon.

"Default Termination" means a Termination pursuant to the provisions of Clause 52 (Termination Events).

"Deposit" has the meaning given to such term in paragraph (x)(i) of Clause 49 (Charterers' undertakings).

"Earnings" means all hires, freights, pool income and other sums payable to or for the account of the Charterers and/or the Sub-Charterers in respect of the Vessel including (without limitation) all earnings received or to be received from each Sub-Charter, all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel.

"Earnings Account" means, in relation to the Vessel, the US Dollar account in the name of the Charterers (with IBAN: [***]) opened with the Account Bank, and includes any sub account thereof and such account which is designated by the Owners as the earnings account for the purposes of this Charter.

"Environmental Approvals" means any present or future permit, licence, approval, ruling, variance, exemption or other Authorisation required under the applicable Environmental Law.

"Environmental Claim" means any claim, proceeding, formal notice or investigation by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

AVIC/Golar LNG – BBC Additional Clauses

"Environmental Incident" means:

(a)	any release, emission, spill or discharge into the Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from the Vessel; or

(b)	any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or reasonably likely to be potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or any Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise reasonably likely to be liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually or reasonably likely to be potentially liable to be arrested and/or where any Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise reasonably likely to be liable to any legal or administrative action, other than in accordance with an Environmental Approval.

"Environmental Law" means any present or future law or regulation relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"Fair Market Value" means the fair market value of the Vessel as ascertained in accordance with paragraph (b) (Valuations) of Clause 51 (Value maintenance clause).

"FATCA Deduction" has the meaning given to such term in Clause 78 (FATCA).

"Fifth Anniversary Date" means the date falling on the fifth (5th) anniversary of the Actual Delivery Date.

"Finance Document" means any facility agreement, security document, fee letter and any other document designated as such by the Finance Parties and the Owners and which have been or may be (as the case may be) entered into between the Finance Parties and the Owners for the purpose of, among other things, financing or (as the case may be) refinancing the Actual Owners' Cost.

AVIC/Golar LNG – BBC Additional Clauses

"Finance Party" means:

(a)	any Affiliate of the Owners which is party to a Finance Document (other than the Owners and other entities which may have agreed or be intended as debtors and/or obligors thereunder); or

(b)	any bank or financial institution which is party to a Finance Document (other than the Owners and other entities which may have agreed or be intended as debtors and/or obligors thereunder),

and "Finance Parties" means two or more of them.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or hire purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)	any derivative transaction protecting against or benefit from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"Financing Principal" means an amount which equals the difference between the Actual Owners' Cost and the Upfront Hire.

"First Anniversary Date" means the date falling on the first (1st) anniversary of the Actual Delivery Date.

"Flag State" means, in relation to the Vessel, The Republic of The Marshall Islands or such other state and/or registry as the Charterers shall nominate and as may be approved in writing by the Owners.

"Fourth Anniversary Date" means the date falling on the fourth (41") anniversary of the Actual Delivery Date.

"GAAP" means generally accepted accounting principles in the United States of America.

AVIC/Golar LNG – BBC Additional Clauses

"GLNG Compliance Certificate" means a certificate delivered pursuant to sub paragraph (i) of paragraph (m) (Compliance Certificate) of Clause 49 (Charterers' undertakings) and signed by the chief financial officer or any other authorised signatory of Guarantor One substantially in the form set out in Part I (Form of GLNG Compliance Certificate) of Schedule 3 (Form of Compliance Certificate).

"Golar Power Compliance Certificate" means a certificate delivered pursuant to sub paragraph (ii) of paragraph (m) (Compliance Certificate) of Clause 49 (Charterers' undertakings) and signed by a director of Guarantor Two substantially in the form set out in Part II (Form of Golar Power Compliance Certificate) of Schedule 3 (Form of Compliance Certificate).

"Governmental Agency" means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

"Group" means Guarantor One, its Subsidiaries, Guarantor Two and its Subsidiaries from time to time.

"Guarantee One" means the guarantee made or to be made by Guarantor One in favour of the Owners in respect of the Charterers' obligations under the MOA and this Charter.

"Guarantee One Release Date" means the date on which the Owners release Guarantor One from its obligations under Guarantee One in accordance with Clause 50(e).

"Guarantee Two" means the guarantee made or to be made by Guarantor Two in favour of the Owners in respect of the Charterers' obligations under the MOA and this Charter.

"Guarantees" means, Guarantee Two and, until the Guarantee One Release Date, together with Guarantee One, and "Guarantee" means any one of them or, after the Guarantee One Release Date, Guarantee Two.

"Guarantor Group" means either of Guarantor One Group and Guarantor Two Group.

"Guarantor One" means Golar LNG Limited, a company incorporated under the laws of Bermuda with registered number 30506 and whose registered address is at 2nd Floor, S.E. Pearman Building, 9 Par la Ville Road, Hamilton HM11, Bermuda.

"Guarantor One Group" means Guarantor One and its Subsidiaries from time to time.

"Guarantor Two" means Golar Power Limited, a company incorporated under the laws of Bermuda with registration number 51481 and whose registered address is at 2nd Floor, S.E. Pearman Building, 9 Par la Ville Road, Hamilton HM11 Bermuda.

"Guarantor Two Group" means Guarantor Two and its Subsidiaries from time to time.

"Guarantors" means, together, Guarantor One and Guarantor Two and "Guarantor" means any one of them.

"Handling Fee" means the non-refundable handling fee in the amount equal to one point two five cent. (1.25%) of the Financing Principal.

"Hire" means each or any combination or aggregate of (as the context may require):

(a)	the Upfront Hire;

(b)	the relevant Principal Hire;

AVIC/Golar LNG – BBC Additional Clauses

(c)	the relevant Variable Hire; and

(d)	the Balloon.

"Hire Payment Date" means the first day of each and any Hire Period, it being understood that there are altogether twenty eight (28) Hire Payment Dates.

"Hire Period" means each and every consecutive three (3) month period during the Charter Period, the first Hire Period to commence on the Actual Delivery Date and each and any successive Hire Period to commence on the last day of the preceding Hire Period, provided that if a Hire Period would otherwise extend beyond the expiration of the Charter Period, then such Hire Period shall terminate on the expiration of the Charter Period.

"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.

"Hong Kong" means the Hong Kong Special Administrative Region of The People's Republic of China.

"IAPPC" means a valid international air pollution prevention certificate for the Vessel issued under Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

"Indemnitee" has the meaning given to such term in Clause 62 (Further indemnities).

"Innocent Owners' Interest Insurances" means all policies and contracts of innocent owners' interest insurance and innocent owners' additional perils (oil pollution) from time to time taken out by the Owners in relation to the Vessel.

"Insurances" means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into by the Charterers in respect of or in connection with the Vessel or her increased value or her earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation, as the same may be amended, supplemented or superseded from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).

"ISPS Code" means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time).

"ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code.

"Legal Reservations" means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of United Kingdom stamp duty may be void and defences of set off or counterclaim;

AVIC/Golar LNG – BBC Additional Clauses

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any reservations as to matters of law (but excluding at all times any reservations or qualifications as to matters of fact) referred to in the legal opinions delivered to the Owners under Clause 36 (Conditions precedent) of this Charter.

"LIBOR" means the applicable Screen Rate at or about 11.00 am (London time) on the relevant Variable Hire Determination Date for the offering of deposits in US Dollars for a period comparable to the relevant Hire Period and, if any such rate is below zero, LIBOR will be deemed to be zero.

"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

"Major Casualty Amount" means five million US Dollars (US$5,000,000) or the equivalent in any other currency or currencies.

"Manager's Undertaking" means a written undertaking and confirmation of an Approved Commercial Manager or (as the case may be) an Approved Technical Manager executed or to be executed in favour of the Owners.

"Margin" means three point nine per cent. (3.90%) per annum.

"MARPOL" means the International Convention for the Prevention of Pollution from Ships adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time).

"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, property or condition (financial or otherwise) of any Obligor;

(b)	the ability of any Obligor to perform its obligations under the Transaction Documents to which it is a party; or

(c)	the validity, legality or enforceability of any Transaction Document or the rights or remedies of the Owners under the Transaction Documents.

"MOA" has the meaning given to such term in Clause 34 (Background).

"Mortgagees' Interest Insurances" means all policies and contracts of mortgagees' interest insurance and mortgagees' additional perils (oil pollution) insurance from time to time taken out by any Finance Party in relation to the Vessel.

"Net Sale Proceeds" means the proceeds of a sale of the Vessel received, net of any fees, commissions, costs, disbursements or other expenses incurred by the Owners as a result of the Owners arranging the proposed sale.

"Notification Date" has the meaning given to such term in the MOA.

"Obligors" means, together, the Charterers, Guarantor Two and, until the Guarantee One Release Date, Guarantor One and "Obligor" means any one (1) of them.

"Original Financial Statements" means:

(a)	in relation to the Charterers, their unaudited quarterly management accounts for the financial quarter ended 30 September 2019;

AVIC/Golar LNG – BBC Additional Clauses

(b)	in relation to Guarantor One, its audited consolidated financial statements for the financial year ended 31 December 2018 (the "GLNG Annual Original Financial Statements"); and

(c)	in relation to Guarantor Two, its audited consolidated financial statements for the financial year ended 31 December 2018 (the "Golar Power Annual Original Financial Statements") and its unaudited quarterly management accounts for the financial quarter ended 30 September 2019.

"Owners' Account" has the meaning given to such term in paragraph (f) (Payment account information) of Clause 40 (Hire).

"Owners' Bank" has the meaning given to such term in paragraph (f) (Payment account information) of Clause 40 (Hire).

"Party" means a party to this Charter and "Parties" means both of them.

"PDA" means the protocol of delivery and acceptance in relation to the Vessel to be executed between the Owners and the Charterers, substantially in the form of Schedule 1 (Form of Protocol of Delivery and Acceptance) hereto.

"Permitted Mortgagee" means a Finance Party holding a mortgage over the Vessel in accordance with Clause 47 (Owners' mortgage).

"Permitted Security Interest" means any:

(a)	Security Interest created by the Transaction Documents and the Finance Documents;

(b)	unless a Termination Event has occurred and is continuing, any ship repairer's or outfitter's possessory lien for an amount not exceeding the Major Casualty Amount;

(c)	any lien arising by operation of law in the ordinary course of her trading (other than for master's, officer's or crew's wages outstanding);

(d)	any lien for salvage; and

(e)	Security Interest the creation of which has been otherwise expressly permitted in writing by the Owners.

"Potential Termination Event" means an event or circumstance which would, with the expiry of any permitted grace period, the giving of any notice, the lapse of time, or a determination of the Owners (or any combination of the foregoing) be a Termination Event.

"Principal Hire" has the meaning given to such term in sub paragraph (a)(ii) of Clause 40 (Hire).

"Project Documents" means, together, the Transaction Documents, any Sub-Charter and any Sub-Charter Guarantee.

"Purchase Obligation" means the Charterers' obligation to purchase the Vessel at the applicable Purchase Obligation Price in accordance with Clause 56 (Purchase Obligation and transfer of title).

"Purchase Obligation Date" means the date specified as such in the Purchase Obligation Notice on which the Charterers are obliged to or cause their nominee to purchase the Vessel for the applicable Purchase Obligation Price.

AVIC/Golar LNG – BBC Additional Clauses

"Purchase Obligation Notice" means the notice served by the Owners on the Charterers pursuant to paragraph (b) (Purchase Obligation - outbreak of war) of Clause 56 (Purchase Obligation and transfer of title).

"Purchase Obligation Price" means:

(a)	in relation to the Purchase Obligation pursuant to paragraph (a) (Purchase Obligation expiry of Agreed Charter Period) of Clause 56 (Purchase Obligation and transfer of title), the aggregate of:

(i)	one hundred US Dollars (US$100.00); and

(ii)	all Unpaid Sums due and payable together with interest accrued thereon pursuant to paragraph (i) (Default interest) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment;

(b)	in relation to the Purchase Obligation pursuant to paragraph (b) (Purchase Obligation - outbreak of war) of Clause 56 (Purchase Obligation and transfer of title), the aggregate of:

(i)	an amount equal to the then current Cost Balance;

(ii)	all Hire due and payable, but unpaid, under this Charter up to (and including) the Purchase Obligation Date together with interest accrued thereon pursuant to paragraph (i) (Default interest) of Clause 40 (Hire) from the due date for payment thereof to the date of actual payment;

(iii)	all other Unpaid Sums due and payable together with interest accrued thereon pursuant to paragraph (i) (Default interest) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment;

(iv)	the Break Costs (if any) if the Purchase Obligation Date does not fall on a Hire Payment Date;

(v)	any legal costs incurred by the Owners in respect of the implementation of the Purchase Obligation;

(vi)	any other reasonable costs, losses, liabilities and expenses incurred or suffered by the Owners in connection with any Finance Document as a result of the implementation of the Purchase Obligation;

(vii)	any other sums as the Owners may be entitled to under the terms of this Charter, including (but not limited to) any payments referred to in paragraph (a) of Clause 17 (Indemnity) and Clause 62 (Further indemnities).

"Purchase Option" means the option to purchase the Vessel at the applicable Purchase Option Price which the Charterers may exercise in accordance with Clause 55 (Purchase Option).

"Purchase Option Date" means the date indicated in the Purchase Option Notice, being a Business Day on which the Charterers may exercise the Purchase Option in accordance with Clause 55 (Purchase Option).

AVIC/Golar LNG – BBC Additional Clauses

"Purchase Option Fee" means, in respect of the relevant Purchase Option Date, an amount that is calculated by multiplying the then current Cost Balance by the percentage applicable to the period in which the Purchase Option Date falls (the "Relevant Period") in accordance with the following table:

Description of the Relevant Period	Percentage of Cost Balance to be utilised for calculating the Purchase Option Fee (%)
Commencing on (and inclusive of) the Actual Delivery Date and ending on (and inclusive of) the Second Anniversary Date	2.5
Commencing on (and inclusive of) the date falling immediately after the Second Anniversary Date and ending on (and inclusive of) the Fifth Anniversary Date	1.5
Commencing on (and inclusive of) the date falling immediately after the Fifth Anniversary Date	1.0

"Purchase Option Notice" means a written notice (in such form as the Owners and the Charterers may agree) which the Charterers may deliver to the Owners for the purpose of the Charterers exercising the Purchase Option.

"Purchase Option Price" means the amount due and payable by the Charterers to the Owners pursuant to Clause 55 (Purchase Option), always subject to the provisions of Clause 49 (x) (Deposit), being the aggregate of:

(a)	an amount equal to the then current Cost Balance;

(b)	the applicable Purchase Option Fee;

(c)	all Hire due and payable, but unpaid, under this Charter up to (and including) the Purchase Option Date together with interest accrued thereon pursuant to paragraph (i) (Default interest) of Clause 40 (Hire) from the due date for payment thereof to the date of actual payment;

(d)	all other Unpaid Sums due and payable together with interest accrued thereon pursuant to paragraph (i) (Default interest) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment;

(e)	the Break Costs (if any) if the Purchase Option Date does not fall on a Hire Payment Date;

(f)	any legal costs incurred by the Owners in respect of the exercise of the Purchase Option;

(g)	any other reasonable costs, losses, liabilities and expenses incurred or suffered by the Owners in connection with any Finance Document as a result of the Charterers' exercise of the Purchase Option; and

(h)	any other sums as the Owners may be entitled to under the terms of this Charter, including (but not limited to) any payments referred to in paragraph (a) of Clause 17 (Indemnity) and Clause 62 (Further indemnities).

"Quiet Enjoyment Letter" means:

(a)	the quiet enjoyment letter to be entered into between the Owners, any Permitted Mortgagee and the Charterers;

(b)	if applicable, any quiet enjoyment letter to be entered into between any Transferee pursuant to Clause 47 (Owners' mortgage), the Permitted Mortgagee and the Charterers; and

AVIC/Golar LNG – BBC Additional Clauses

(c)	if applicable, any quiet enjoyment letter to be entered into between the Owners and/or any Permitted Mortgagee (in relation to the Permitted Mortgagee, on a reasonable efforts only basis), the Charterers and any Sub-Charterers, in each case, in a form acceptable to all parties and, in particular, containing language to the effect that the Permitted Mortgagee (i) (in the absence of any Termination Event) allows the Charterers unfettered use and quiet enjoyment without interruption of the Vessel in accordance with the terms and conditions of this Charter, (ii) fully acknowledges the terms of this Charter, including the Purchase Option, (iii) has the right to step into this Charter in place of the Owners and (iv) undertakes for a specific period of time not to exercise any right it may have against the Vessel, in the case of a breach by the Owners of the Finance Documents (in the absence of any Termination Event), without the consent of the Charterers, and acknowledges that the Charterers, during such period shall have (a) a right of first refusal to purchase the Vessel at a price in line with (if applicable) the Purchase Option Price (less any Purchase Option Fee) or (if applicable) the then applicable Cost Balance at such time or (b) a right to arrange for an alternative financing and/or ownership structure.

"Related Document" means any document entered into by the Charterers which provides loan financing or lease financing to such Charterers.

"Relevant Jurisdictions" means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to any Security Interest to be created by it pursuant to the relevant Security Document is situated;

(c)	any jurisdiction where it conducts its business, or where its centre of main interest is situated or where its central management and control is or has recently been exercised; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Replacement Benchmark" means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for the Screen Rate by:

(i)	the administrator of the Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by the Screen Rate); or

(ii)	any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above;

(b)	in the opinion of Owners and the Charterers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or

AVIC/Golar LNG – BBC Additional Clauses

(c)	in the opinion of the Owners and the Charterers, an appropriate successor to the Screen Rate.

"Requisition Compensation" means all compensation or other money which may from time to time be payable to the Charterers as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

"Restricted Party" means a person or entity that is (i) listed on, or owned or controlled by a person listed on, any Sanctions List; (ii) a national of, located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, a person located in or organised under the laws of a country or territory that is the target of country wide or territory wide Sanctions; or (iii) otherwise a target of Sanctions ("target of Sanctions" signifying a person with whom a US person or other national of Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

"Sanctions" means the economic sanction laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union; (iv) the United Kingdom; or (v) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the United States Department of State and Her Majesty's Treasury ("HMT") (together, the "Sanctions Authorities").

"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list maintained by the OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

"Screen Rate" means the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US Dollars for the relevant period displayed on page LIBOR01 or LIBOR 02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Owners may specify another page or service displaying the appropriate rate after consultation with the Charterers.

"Screen Rate Replacement Event" means, in relation to the Screen Rate that:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Owners and the Charterers, materially changed; or

(b)

(i)

(A)	the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate;

AVIC/Golar LNG – BBC Additional Clauses

(ii)	the administrator of the Screen Rate publicly announces that it has ceased or will cease to provide the Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate;

(iii)	the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of the Screen Rate or its supervisor announces that the Screen Rate may no longer be used; or

(c)	the administrator of that Screen Rate determines that the Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or events leading to such determination are not temporary; or

(ii)	the Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than three months; or

(d)	in the opinion of the Owners and the Charterers, the Screen Rate is otherwise no longer appropriate for the purposes of calculating the Variable Hire under this Charter.

"Second Anniversary Date" means the date falling on the second (2nd) anniversary of the Actual Delivery Date.

"Security Documents" means, in relation to the Vessel, collectively the following:

(a)	the Account Charge;

(b)	the Charterers' Assignment;

(c)	the Guarantees;

(d)	each Manager's Undertaking;

(e)	the Share Charge; and

(f)	any other document that may at any time be executed by any person guaranteeing, creating, evidencing or perfecting any Security Interest to secure all or part of all the Obligors' obligations under or in connection with the Transaction Documents, and "Security Document" means any one of them.

"Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, encumbrance, hypothecation, assignment or security interest of any kind securing any obligation of any person or any type of preferential arrangement (including, without limitation, conditional sale, title transfer and/or retention arrangements having a similar effect), in each case howsoever arising.

"Sellers" means the Charterers in their capacity as sellers under the MOA.

AVIC/Golar LNG – BBC Additional Clauses

"Settlement Date" means, following a Total Loss of the Vessel, the earlier of:

(a)	the date which falls on the earlier of:

(i)	ninety (90) days after the date of occurrence of the Total Loss; and

(ii)	eighty four (84) months after the Actual Delivery Date,

in each case, if such date is not a Business Day, the immediately preceding Business Day; and

(b)	the date on which the Owners receive the Total Loss Proceeds in respect of the Total Loss.

"Seventh Anniversary Date" means the date falling on the seventh (7th) anniversary of the Actual Delivery Date.

"Share Charge" means the charge over the entire issued share capital of the Charterers executed or (as the case may be) to be executed by Guarantor Two in favour of the Owners.

"Shareholder Funding" means any funding provided or to be provided by Guarantor Two to the Charterers (and which shall be subordinated (to the satisfaction to the Owners) in all respects to any and all amounts owing by the Charterers to the Owners under the Transaction Documents).

"Sixth Anniversary Date" means the date falling on the sixth (6th) anniversary of the Actual Delivery Date.

"Sub-Charter" means any charterparty or contract of employment in respect of the Vessel entered into between the Charterers as disponent owners and any Sub-Charterers.

"Sub-Charter Guarantee" means any guarantee provided by a Sub-Charter Guarantor in favour of the Charterers in respect of the relevant Sub-Charterers' obligations under the relevant Sub-Charter.

"Sub-Charter Guarantor" means any Sub-Charter guarantor in connection with a Sub-Charter which is or will be a party to a Sub-Charter Guarantee.

"Sub-Charterers" means any sub-charterers which are or will be parties to the relevant Sub-Charter.

"Subsidiary" means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

"Substitute Rate" has the meaning given to such term in paragraph (o)(i)(B) of Clause 40 (Hire).

"Tax" or "tax" means any present and future tax (including, without limitation, value added tax, consumption tax or any other tax in respect of added value or any income), levy, impost, duty or other charge or withholding of any nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and "Taxes", "taxes", "Taxation" and "taxation" shall be construed accordingly.

"Termination" means the termination at any time of the chartering of the Vessel under this Charter.

"Termination Event" means each of the events specified in paragraph (a) (Termination Events) of Clause 52 (Termination Events).

"Termination Notice" means the termination notice referred to in (as the context may require):

(a)	paragraph (k) (Illegality) of Clause 40 (Hire); or

(b)	paragraph (c) (Owners' options after occurrence of a Termination Event) of Clause 52 (Termination Events).

AVIC/Golar LNG – BBC Additional Clauses

"Termination Payment Date" means:

(a)	in respect of a Termination in accordance with paragraph (k) (Illegality) of Clause 40 (Hire), the date specified in the Termination Notice served on the Charterers pursuant to that Clause;

(b)	in respect of a Default Termination, the date specified in the Termination Notice served on the Charterers pursuant to paragraph (c) (Owners' options after occurrence of a Termination Event) of Clause 52 (Termination Events) in respect of such Default Termination; or

(c)	in respect of a Total Loss Termination, the Settlement Date in respect of the Total Loss which gives rise to such Total Loss Termination.

"Termination Sum" means, always subject to the provisions of Clause 49 (x) (Deposit), an amount representing the Owners' losses as a result of a Termination prior to the expiry of the Agreed Charter Period (other than by virtue of the Charterers exercising the Purchase Option in accordance with Clause 55 (Purchase Option) or by virtue of the Owners delivering a Purchase Obligation Notice in accordance with paragraph (b) (Purchase Obligation – outbreak of war), which both parties acknowledge as a genuine and reasonable pre estimate of the Owners' losses in the event of such Termination and shall consist of the following:

(a)	an amount equal to the then current Cost Balance;

(b)	all Hire due and payable, but unpaid, under this Charter up to (and including) the relevant Termination Payment Date together with interest accrued thereon pursuant to paragraph (i) (Default interest) of Clause 40 (Hire) from the due date for payment thereof to the date of actual payment;

(c)	all other Unpaid Sums due and payable, together with interest accrued thereon pursuant to paragraph (i) (Default interest) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment;

(d)	the Break Costs (if any) if the Termination Payment Date does not fall on a Hire Payment Date;

(e)	any legal costs incurred by the Owners in respect of the Termination;

(f)	so long as the Vessel is not being transferred to the Charterers, all liabilities, costs and expenses so incurred in recovering possession of, and in repositioning, berthing, insuring and maintaining the Vessel for carrying out any works or modifications required to cause the Vessel to conform with the provisions of Clauses 44 (Redelivery) and 45 (Redelivery conditions);

(g)	any other reasonable costs, losses, liabilities and expenses incurred or suffered by the Owners solely in connection with any Finance Document as a result of the Termination; and

(h)	any other sums as the Owners may be entitled to under the terms of this Charter, including (but not limited to) any payments referred to in paragraph (a) of Clause 17 (Indemnity) and Clause 62 (Further indemnities).

AVIC/Golar LNG – BBC Additional Clauses

"Test Date" has the meaning given to such term in paragraph (a) (Definitions) of Clause 51(Value maintenance clause).

"Third Anniversary Date" means the date falling on the third (3rd) anniversary of the Actual Delivery Date.

"Third Parties Act" means the Contracts (Rights of Third Parties) Act 1999.

"Title Re-Transfer PDA" means the protocol of delivery and acceptance in relation to the re transfer of the Vessel to be executed between the Owners and the Charterers, substantially in the form of Schedule 2 (Form of Title Re-Transfer Protocol of Delivery and Acceptance) hereto upon expiration of the Charter Period.

"Total Loss" means, during the Charter Period:

(a)	actual or constructive or compromised or agreed or arranged total loss of the Vessel;

(b)	the requisition for title or compulsory acquisition of the Vessel by any Governmental Agency;

(c)	the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of the Vessel (not falling within (b) above), unless the Vessel is released and returned to the possession of the Owners or the Charterers within thirty (30) days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question, and for the purpose of this Charter, (i) an actual Total Loss of the Vessel shall be deemed to have occurred at the date and time when the Vessel was lost but if the date of the loss is unknown the actual Total Loss shall be deemed to have occurred on the date on which the Vessel was last reported, (ii) a constructive Total Loss shall be deemed to have occurred at the date and time at which a notice of abandonment of the Vessel is given to the insurers of the Vessel, and (iii) a compromised, agreed or arranged Total Loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement.

"Total Loss Proceeds" means the proceeds of the Insurances or any other compensation of any description in respect of a Total Loss unconditionally received and retained by or on behalf of the Owners in respect of a Total Loss.

"Total Loss Termination" means a Termination pursuant to the provisions of paragraph (a) (Total Loss Termination) of Clause 57 (Total Loss).

"Transaction Documents" means, together, this Charter, the MOA, the Security Documents and such other documents as may be designated as such by the Owners and the Charterers from time to time.

"Unpaid Sum" means any sum due and payable but unpaid by any Obligor under the Transaction Documents.

"Upfront Hire" means the non-refundable advance hire payment which the Charterers are obliged to pay upfront to the Owners, being an amount equal to twenty five per cent. (25%) of the Actual Owners' Cost.

"US Dollars", "Dollars", "USD", "US$" and "$" each means available and freely transferable and convertible funds in lawful currency of the United States of America.

AVIC/Golar LNG – BBC Additional Clauses

"US Tax Obligor" means:

(a)	an obligor which is resident for tax purposes in the United States of America; or

(b)	an obligor some or all of whose payments under the Transaction Documents to which it is a party are from sources within the United States for US federal income tax purposes.

"Valuation Report" means, in relation to the Vessel, a desktop valuation report (without physical inspection) addressed to the Owners from an Approved Valuer on the basis of a charter free sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer.

"Variable Hire" has the meaning given to such term in sub paragraph (a)(iii) of Clause 40 (Hire).

"Variable Hire Determination Date" means, in relation to a Hire Period, the date falling fourteen (14) Business Days prior to the first day of such Hire Period.

"Vessel" means the 160,000 m3 LNG carrier named "Golar Celsius" as more particularly described in Boxes 5 (Vessel's name, call sign and flag) to 10 (Classification Society) of this Charter.

"Vessel Management Agreement" means, in relation to the Vessel, each technical, commercial and/or crew management agreement executed or to be executed (as the case may be) between (a) an Approved Manager (as technical, commercial and/or crew manager (as the case may be)), and (b) the Charterers (as demise owners).

33.	Interpretations

(a)	In this Charter, unless the context otherwise requires, any reference to:

(i)	this Charter include the Schedule hereto and references to Clauses and Schedules are, unless otherwise specified, references to Clauses of and Schedules to this Charter and, in the case of a Schedule, to such Schedule as incorporated in this Charter as substituted from time to time;

(ii)	any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any substitution therefor;

(iii)	the term "Vessel" includes any part of the Vessel;

(iv)	"assets" includes present and future properties, revenues and rights of every description;

(v)	the "Owners", the "Charterers", the "Guarantor", any "Obligor", any "Sub-Charterers" or any other person include any of their respective successors, permitted assignees and permitted transferees;

(vi)	a "Project Document" or any other agreement, instrument or document include such Project Document or other agreement, instrument or document as the same may from time to time by amended, modified, supplemented, novated or substituted;

(vii)	the "equivalent" in one currency (the "first currency") as at any date of an amount in another currency (the "second currency") shall be construed as a reference to the amount of the first currency which could be purchased with such amount of the second currency at the spot rate of exchange quoted by the Owners' Bank at or about 11:00 a.m. (Hong Kong time) two (2) business days (being a day other than Saturday or Sunday on which banks and foreign exchange markets are generally open for business in Hong Kong) prior to such date for the purpose of the first currency with the second currency for delivery and value on such date;

AVIC/Golar LNG – BBC Additional Clauses

(viii)	"hereof", "herein" and "hereunder" and other words of similar import means this Charter as a whole (including the Schedules) and not any particular part hereof;

(ix)	"law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement, or official or judicial interpretation of any of the foregoing, in each case having the force of law and, if not having the force of law, in respect of which compliance is generally customary;

(x)	"month" means, save as otherwise provided, a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last day in that calendar month;

(xi)	the word "person" or "persons" or to words importing persons include, without limitation, any state, divisions of a state, government, individuals, partnerships, corporations, ventures, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not;

(xii)	the "winding-up", "dissolution", "administration", "liquidation", "insolvency", "reorganisation", "readjustment of debt", "suspension of payments", "moratorium" or "bankruptcy" (and their derivatives and cognate expressions) of any person shall each be construed so as to include the others and any equivalent or analogous proceedings or event under the laws of any jurisdiction in which such person is incorporated or any jurisdiction in which such person carries on business;

(xiii)	"protection and indemnity risks" means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs, including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hull)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

(xiv)	a Potential Termination Event or Termination Event is "continuing" if it has not been remedied or waived; and

(xv)	words denoting the plural number include the singular and vice versa.

(b)	Headings are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Charter.

AVIC/Golar LNG – BBC Additional Clauses

(c)	A time of day (unless otherwise specified) is a reference to Hong Kong time.

34.	Background

(a)	The MOA By a memorandum of agreement (the "MOA") of even date herewith made between the Owners (as buyers thereunder) and the Sellers (as sellers thereunder), the Owners have agreed to purchase and the Sellers have agreed to sell the Vessel subject to the terms and conditions therein.

(b)	Transfer of ownership pursuant to MOA Accordingly the parties hereby agree that this Charter is subject to the effective transfer of ownership of the Vessel to the Owners pursuant to the MOA.

(c)	Cancelling events If:

(i)	the Vessel is not delivered by the Cancelling Date (or such later date as the Owners and Sellers may agree);

(ii)	it becomes unlawful for the Owners (as buyers) to perform or comply with any or all of their obligations under the MOA, or any of the obligations of the Owners under the MOA is not or ceases to be legal, valid, binding and enforceable; or

(iii)	the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason,

then (notwithstanding any rights and claims which the parties to the MOA may have against each other under the MOA) neither Party shall be liable to the other for any claim arising out of this Charter and this Charter shall immediately terminate and be cancelled (with the exception of Clause 17 (Indemnity) (Part II) and Clause 62 (Further indemnities)), provided that:

(A)	the Owners shall be entitled to retain all fees paid by the Charterers pursuant to Clause 59 (Fees and expense) and, without prejudice to Clause 59 (Fees and expenses), if any fees which are or have been due and payable pursuant to such Clause but have not so been paid by the Charterers, the Charterers shall forthwith pay such fees to the Owners); and

(B)	such payment shall not be construed as a penalty but shall represent an agreed estimate of the loss and damage suffered by the Owners in entering into this Charter and shall therefore be paid as compensation to the Owners.

35.	Delivery

(a)	Conditions to delivery The obligation of the Owners to charter the Vessel to the Charterers pursuant to this Charter shall be subject to the following conditions:

(i)	delivery of the Vessel by the Charterers to the Owners pursuant to the terms of the MOA;

(ii)	the Owners obtaining full title to the Vessel pursuant to the terms of the MOA;

(iii)	no Termination Event having occurred which is continuing on or prior to the Actual Delivery Date;

AVIC/Golar LNG – BBC Additional Clauses

(iv)	the representations and warranties referred to in Clause 48 (Charterers' representations and warranties) being true and correct on the date of this Charter and the Actual Delivery Date;

(v)	the Actual Delivery Date falling on or before the Cancelling Date (or such later date as may be agreed between the Owners (as buyer under the MOA) and the Sellers); and

(vi)	the Owners having received, or being satisfied that they will receive, the documents and evidence referred to in paragraph (a) (Owners' conditions precedent) of Clause 36 (Conditions precedent), in each case in all respects in form and substance satisfactory to them on or before the Actual Delivery Date.

(b)	Delivery and acceptance Provided that the conditions referred to in paragraph (a) (Conditions to delivery) above have been fulfilled or waived to the satisfaction of the Owners (which shall be evidenced in writing by the Owners), the Owners and the Charterers agree that:

(i)	the Charterers shall, at their own expense, upon the Actual Delivery Date arrange for the Vessel to be registered under the laws and flag of the Flag State and in the name of the Owners as legal owner and the Charterers as demise charterers;

(ii)	the Charterers shall take delivery of the Vessel from the Owners under this Charter (such delivery to be conclusively evidenced by a duly executed PDA) immediately following the acceptance of delivery of the Vessel by the Owners from the Sellers pursuant to the MOA;

(iii)	the Charterers will accept the Vessel:

(A)	on an "as is where is" basis in exactly the same form and state as the Vessel is delivered by the Sellers to the Owners pursuant to the MOA;

(B)	in such form and state with any faults, deficiencies and errors of description; and

(C)	for the avoidance of doubt, no underwater inspection shall be performed at the time of commencement of this Charter on the basis that any repairs required at the next scheduled dry docking are the responsibility of the Charterers; and

(iv)	the Charterers shall have no right to refuse acceptance of delivery of the Vessel into this Charter if the Vessel is delivered to the Owners pursuant to the MOA and, notwithstanding and without prejudice to the foregoing, the Owners and the Charterers nonetheless agree to enter into and execute the PDA on delivery of the Vessel under this Charter.

(c)	No representation or warranty from Owners The Charterers acknowledge and agree that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Owners pursuant to the MOA, and have therefore made no representations or warranties in respect of the Vessel or any part thereof, and hereby waive all their rights in respect of any warranty or condition implied (whether statutory or otherwise) on the part of the Owners and all claims against the Owners howsoever the same might arise at any time in respect of the Vessel, or arising out of the construction, operation or performance of the Vessel and the chartering thereof under this Charter (including, without limitation, in respect of the seaworthiness or otherwise of the Vessel).

AVIC/Golar LNG – BBC Additional Clauses

(d)	No liability from Owners In particular, and without prejudice to the generality of paragraph (c) (No representation or warranty from Owners) above, the Owners shall be under no liability whatsoever, howsoever arising, in respect of the injury, death, loss, damage or delay of or to or in connection with the Vessel or any person or property whatsoever, whether onboard the Vessel or elsewhere, and irrespective of whether such injury, death, loss, damage or delay shall arise from the unseaworthiness of the Vessel. For the purpose of this paragraph (d), "delay" shall include delay to the Vessel (whether in respect of delivery under this Charter or thereafter and any other delay whatsoever).

36.	Conditions precedent

(a)	Owners' conditions precedent Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to charter the Vessel to the Charterers under this Charter are subject to and conditional upon the Owners' receipt of following documents and evidence (in each case in form and substance acceptable to the Owners) on or before the Actual Delivery Date:

(i)	an original of each of the following:

(A)	the duly executed Charter;

(B)	the duly executed Security Documents together with all documents required by any of them (other than the acknowledgement (duly executed by the Account Bank) to the notice of charge required under the Account Charge and the letters of undertaking in respect of the Insurances and copies of the relevant policies or cover notes or entry certificates in respect of the Insurances duly endorsed with the interest of the Owners required under the Charterers' Assignment); and

(C)	the duly executed MOA;

(ii)	certified true copies of the memorandum and articles of association (or equivalent documents) (and all amendments thereto) of each Obligor and any other documents required to be filed or registered or issued under the laws of their jurisdiction of incorporation to establish their incorporation;

(iii)	certified true copies of resolutions passed at meetings of the board of directors of each Obligor (other than Guarantor One and Guarantor Two) and a certified true copy of an extract of resolutions passed at meetings of the board of directors of each Guarantor, each evidencing the relevant Obligor's respective approval of the Transaction Documents and authorising appropriate officers, directors or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on their behalf or other evidence of such approvals and authorisations as shall be acceptable to the Owners;

(iv)	a specimen of the signature of each person authorised by the resolution referred to in sub paragraph (iii) above;

(v)	a certified true copy of a certificate of good standing of each Obligor (other than the Guarantors) and a certified true copy of a certificate of compliance of Guarantor One, issued no earlier than ten (10) days prior to the Actual Delivery Date;

(vi)	an original certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this paragraph (a) is correct, complete and in full force and effect;

AVIC/Golar LNG – BBC Additional Clauses

(vii)	if applicable, the original power of attorney of each Obligor under which any document (including the Transaction Documents) are to be executed or transactions undertaken by them;

(viii)	if applicable, copies (certified true where possible) of all Authorisations as may be necessary to authorise the performance by each of the Obligors of its obligations under the Transaction Documents to which it is or (as the case may be) will be a party, and the execution, validity and enforceability of such Transaction Documents;

(ix)	an original transcript of registry issued by the Flag State on the Actual Delivery Date evidencing that the Sellers are the owners of the Vessel and the Vessel is free from registered encumbrance and mortgages;

(x)	copies or, where applicable, electronic copies of the following:

(A)	the Original Financial Statements in relation to the Charterers and each Guarantor;

(B)	each duly executed Vessel Management Agreement;

(C)	the Vessel's current Safety Management Certificate (as such term is defined pursuant to the ISM Code);

(D)	each applicable Approved Technical Manager's current Document of Compliance (as such term is defined pursuant to the ISM Code);

(E)	the Vessel's current ISSC;

(F)	the Vessel's current IAPPC;

(G)	the Vessel's classification certificate evidencing that she is free of all conditions of class from the Classification Society;

in each case (and where applicable) together with all addenda, amendments or supplements;

(xi)	evidence that:

(A)	all the conditions precedents under clause 8 (Conditions precedent) of the MOA have been, or, in the Owners' opinion, will be satisfied on the Actual Delivery Date;

(B)	the Charterers have paid (1) the Commitment Fee due from the Charterers under Clause 59 (Fees and expenses) on or before the Actual Delivery Date, (2) the Handling Fee and (3) all other payable fees, costs and expenses, in each case in accordance with Clause 59 (Fees and expenses);

(C)	on or immediately after the Actual Delivery Date, the Vessel will be registered (or at least provisionally registered, if applicable) under the laws and flag of the Flag State and in the name of the Owners with all associated costs and expenses paid by the Charterers in accordance with paragraph (b)(vii) (Other costs and expenses) of Clause 59 (Fees and expenses);

AVIC/Golar LNG – BBC Additional Clauses

(D)	the Vessel is insured in the manner required by the Transaction Documents (including, in particular, evidence that Innocent Owners' Interest Insurances have been arranged and that the Owners have been or will be reimbursed by the Charterers for all costs, premiums and expenses paid or incurred by the Owners in connection therewith), together with:

(1)	an insurance report (in form and substance acceptable to the Owners) in respect of the Insurances issued by an insurance adviser appointed by the Owners or confirmation satisfactory to the Owners that such an insurance report will be issued;

(2)	evidence that the relevant loss payable clause (in a form as the Owners may approve) has been or will be endorsed on or attached to the policies, the cover notes or certificates of entry relating to the Insurances; and

(3)	evidence that letters of undertaking (each in a form as the Owners may approve) will be issued;

(E)	the Deposit will be set off against the Actual Owners' Cost in accordance with the MOA;

(F)	the Upfront Hire will be set off against the Actual Owners' Cost in accordance with the MOA;

(G)	any process agent referred to in any Transaction Document has accepted its appointment; and

(H)	the Owners have received the Hire (other than the Upfront Hire) which is due and payable on the first Hire Payment Date;

(xii)	a legal opinion of the legal advisers to the Owners in each of the following relevant jurisdictions:

(A)	England and Wales;

(B)	Bermuda; and

(C)	The Republic of the Marshall Islands,

or confirmation satisfactory to the Owners that such an opinion will be given; and

(xiii)	a copy of any other Authorisation or other document, opinion or assurance which the Owners reasonably consider to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document (including, without limitation in relation to or for the purposes of any financing by the Owners).

(b)	Owners' discretion regarding conditions precedent If the Owners in their sole discretion agree at the request of the Charterers to deliver the Vessel under this Charter to the Charterers before all of the documents and evidence required under paragraph (a) (Owners' conditions precedent) above have been delivered to or to the order of the Owners, the Charterers undertake to deliver all outstanding documents and evidence to or to the order of the Owners no later than seven (7) Business Days after the Actual Delivery Date (or such later date as the Owners may agree in writing, acting in their sole discretion). The delivery of the Vessel by the Owners to the Charterers under this Charter shall not, unless otherwise notified by the Owners (acting in their sole discretion) to the Charterers in writing, be taken as a waiver of the Owners' right to require production of all the documents and evidenced required by this Clause 36.

AVIC/Golar LNG – BBC Additional Clauses

(c)	Certified true copies Each certified true copy document referred to this Clause 36 must be certified by a director, company secretary or duly authorised representative of the relevant Obligor as being true and complete as at a date no later than the Actual Delivery Date.

(d)	Original document If any of the original documents required under paragraph (a) (Owners' conditions precedent) above cannot be delivered to the Owners on or prior to the Actual Delivery Date, the Owners will rely on a scanned copy of such document to proceed with the delivery of the Vessel as long as evidence that such original document is in transit to the Owners by courier is provided by the Charterers.

37.	Bunkers and luboils

(a)	At delivery the Charterers shall take over all bunkers, lubricating oil, water and unbroached provisions in the Vessel without cost.

(b)	To the extent that Clause 44 (Redelivery) applies, at redelivery the Owners shall take over and pay for all bunkers, unused lubricating oil, water and unbroached provisions and other consumable stores in the Vessel at the Charterers' net contract invoiced prices (including Charterers' usual discounts).

38.	Further maintenance and operation

(a)	Maintenance The good commercial maintenance practice under Clause 10 (Maintenance and Operation) (Part II) of this Charter shall be deemed to include:

(i)	the maintenance and operation of the Vessel by the Charterers in accordance with:

(A)	the relevant regulations, requirements and recommendations of the Classification Society;

(B)	the relevant regulations, requirements and recommendations of the country and flag of the Vessel's registry;

(C)	any applicable IMO regulations (including, without limitation, the ISM Code, the ISPS Code and MARPOL);

(D)	all other applicable regulations, requirements and recommendations; and

(E)	the Charterers' operations and maintenance manuals;

(ii)	the maintenance and operation of the Vessel by the Charterers taking into account:

(A)	engine manufacturers' recommended maintenance and service schedules;

AVIC/Golar LNG – BBC Additional Clauses

(B)	builder's operations and maintenance manuals; and

(iii)	recommended maintenance and service schedules of all installed equipment and pipework.

(b)	Access to class records The Charterers covenant with the Owners to arrange (at the Charterers' costs) access to class records and inspection records for the Owners as available to the Charterers.

(c)	Extra equipment Any equipment that is found not to be required on board as a result of regulation or operational experience is either to be, at the Charterers' option, removed at the Charterers' expense or to be maintained in operable condition.

39.	Structural changes and alterations

(a)	The Charterers shall make no structural changes in the Vessel or changes in the machinery, engines, appurtenances or spare parts thereof without in each instance first securing the Owners' consent thereto except where any such change:

(i)	does not have a material adverse effect on the Vessel's certification or the Vessel's fitness for purpose; and

(ii)	will not materially diminish the value of the Vessel and/or have a material adverse effect on the safety, performance, value or marketability of the Vessel.

(b)	Upon the occurrence of any Termination Event which is continuing, and if the Vessel is not being transferred to the Charterers pursuant to and in accordance with paragraph (g) (Transfer of title) of Clause 52 (Termination Events) and the Owners decide to retake possession of the Vessel pursuant to paragraph (d) of Clause 52 (Termination Events), then the Charterers shall, in each case at their expense, restore the Vessel to its former condition unless the changes made are carried out:

(i)	with the prior written consent of the Owners; or

(ii)	to improve the performance, operation or marketability of the Vessel; or

(iii)	as a result of a regulatory compliance.

(c)	Any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation shall be for the Charterers' account and the Charterers shall not have any right to recover from the Owners any part of the cost for such improvements, changes or new equipment either during the Charter Period, or at redelivery of the Vessel. Unless otherwise requested by the Owners, the Charterers shall not remove any such improvement structural changes or new equipment at redelivery of the Vessel. The Charterers shall upon request give written notice to the Owners of any such improvement, structural changes or new equipment.

AVIC/Golar LNG – BBC Additional Clauses

40.	Hire

(a)	Hire during Charter Period In consideration of the Owners' agreement to charter the Vessel to the Charterers during the Charter Period pursuant to the terms hereof, the Charterers shall pay (or, in respect of the Upfront Hire only and subject to compliance with paragraph (i) below, be deemed to have paid) to the Owners each of the following sums on the relevant dates as follows:

(i)	by way of advance hire which is payable upfront, an amount equal to the Upfront Hire on or before the Actual Delivery Date which:

(A)	is non-refundable under any circumstances; and

(B)	shall be set off against the Actual Owners' Cost in accordance with the MOA;

(ii)	by way of principal hire (each a "Principal Hire") on each Hire Payment Date an amount equal to one twenty eighth (1/28th) of the difference between (A) the Financing Principal and (B) the Balloon; and

(iii)	by way of variable hire (each a "Variable Hire"), the variable hire then payable on the corresponding Hire Payment Date. The amount of Variable Hire payable on each Hire Payment Date is calculated in accordance with the following formula:

A x B x C

whereby

A = (in relation to the first Hire Payment Date) the Financing Principal or (in relation to any other Hire Payment Date) the Cost Balance immediately prior to the relevant Hire Payment Date

B = the aggregate of the Margin and the Applicable Rate for the relevant Hire Period commencing on that Hire Payment Date

C = a fraction whose denominator is three hundred and sixty (360) and numerator is the number of days which will elapse from that Hire Payment Date (including that date) until, in respect of the Hire Payment Date of the final Hire Period during the Charter Period, the last day of such Hire Period (including that day), and, in respect of all other Hire Payment Dates, the next Hire Payment Date (not including that date).

(b)	Payment of Balloon Unless (i) the Purchase Option Price or (ii) the Termination Sum has been, in each case, paid in full in accordance with the terms of this Charter, the Charterers shall pay to the Owners, on the final Hire Payment Date and in addition to any Principal Hire and Variable Hire, an amount equal to the Balloon.

(c)	Accrual of Variable Hire For the purpose of determining any Hire payment under paragraph (a) (Hire during Charter Period) above, Variable Hire shall accrue from and including the first (1st) day of the relevant Hire Period.

(d)	Payment of Hire Each Hire payment shall be made in advance on each Hire Payment Date (Hong Kong time) (in respect of which time is of the essence) with the first Hire Payment Date falling on the Actual Delivery Date. The Charterers shall, no later than 4:00 p.m. (Hong Kong time) on the relevant Hire Payment Date (in respect of which time is of the essence), provide the Owners with documentary evidence showing that the amount of the Hire for the relevant Hire Period has been remitted to the Owners' Account on or before the relevant Hire Payment Date.

(e)	Non Business Day Any payment provided herein due on any day which is not a Business Day shall be payable on the preceding Business Day.

AVIC/Golar LNG – BBC Additional Clauses

(f)	Payment account information All payments under this Charter shall be made to the account opened in the name of the Owners with such bank as the Owners may choose in Hong Kong (the "Owners' Bank"), the details of which shall be notified by the Owners to the Charterers at least five (5) Business Days prior to the first Hire Payment Date (or such other account as the Owners may from time to time notify the Charterers in writing at least five (5) Business Days before the due date for payment) (the "Owners' Account") for credit to the account of the Owners.

(g)	Charterers' Hire payment obligation absolute Following delivery of the Vessel to, and acceptance by, the Charterers under this Charter, the Charterers' obligation to pay Hire in accordance with this Clause 40 shall be absolute irrespective of any contingency whatsoever including but not limited to:

(i)	any set off (other than any set off referred to in this Clause 40), counterclaim, recoupment, defence or other right which either party to this Charter may have against the other;

(ii)	any unavailability of the Vessel, for any reason, including but not limited to any action or inaction by any Sub-Charterers, seaworthiness, condition, design, operation, merchantability or fitness for use or purpose of the Vessel or any apparent or latent defects in the Vessel or its machinery and equipment or the ineligibility of the Vessel for any particular use or trade or for registration of documentation under the laws of any relevant jurisdiction or lack of registration or the absence or withdrawal of any consent required under the applicable law of any relevant jurisdiction for the ownership, chartering, use or operation of the Vessel or any damage to the Vessel;

(iii)	any lack or invalidity of title or any other defect in title, provided such lack or invalidity of title or defect does not affect the quiet and peaceful use, possession and enjoyment of the Vessel;

(iv)	any failure or delay on the part of either party to this Charter, whether with or without fault on its part, in performing or complying with any of the terms, conditions or other provisions of this Charter;

(v)	any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, administration, liquidation or similar proceedings by or against the Owners, any Obligor or Sub-Charterers, or any change in the constitution of the Owners, any Obligor or Sub-Charterers;

(vi)	any invalidity or unenforceability or lack of due authorisation of or any defect in this Charter or any Sub-Charter; or

(vii)	any other cause which would but for this provision have the effect of terminating or in any way affecting the obligations of the Charterers hereunder,

it being the intention of the parties that the provisions of this Clause 40, and the obligation of the Charterers to pay Hire and make any payments under this Charter, shall (save as expressly provided in this Clause 40) survive any frustration and that, save as expressly provided in this Charter, no moneys paid under this Charter by the Charterers to the Owners shall in any event or circumstance be repayable to the Charterers. For the avoidance of doubt, the obligation of Charterers to pay Hire under this Charter shall not be affected by any breach of this Charter by the Owners, it being understood that the Charterers shall, in the event of such breach, be entitled to claim compensation for their losses, documented damages or expenses (excluding Hire paid under this Charter).

AVIC/Golar LNG – BBC Additional Clauses

(h)	All payments free from deductions

(i)	All payments of Hire and all other Unpaid Sums to the Owners pursuant to this Charter and the other relevant Transaction Documents shall be made in immediately available funds in US Dollars and free and clear of, and without deduction for or on account of, any bank charges and any Taxes (including a FATCA Deduction).

(ii)	In the event that the Charterers are required by any law or regulation to make any deduction or withholding (including a FATCA Deduction) on account of any taxes which arise as a consequence of any payment due under this Charter, then:

(A)	the Charterers shall notify the Owners promptly after they become aware of such requirement;

(B)	the Charterers shall remit the amount of such taxes to the appropriate taxation authority within any applicable time limits and in any event prior to the date on which penalties attach thereto; and

(C)	such payment shall be increased by such amount as may be necessary to ensure that the Owners receive a net amount which, after deducting or withholding such taxes, is equal to the full amount which the Owners would have received had such payment not been subject to such taxes.

(iii)	The Charterers shall forward to the Owners evidence reasonably satisfactory to the Owners that any such taxes have been remitted to the appropriate taxation authority within thirty (30) days of the expiry of any time limit within which such taxes must be so remitted or, if earlier, the date on which such taxes are so remitted.

(iv)	Mitigation The Owners shall, subject to sub paragraph (v) (Limitation of liability) below and in consultation with the Charterers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to any of this paragraph (h) or Clause 41 (Increased Costs), including (but not limited to) transferring their rights and obligations under the Transaction Documents to an Affiliate (in accordance with Clause 47 (Owners' mortgage). The above does not in any way limit the obligations of any Obligor under the Transaction Documents.

(v)	Limitation of liability The Charterers shall promptly indemnify the Owners for all costs and expenses reasonably incurred by the Owners as a result of steps taken by the Owners under sub paragraph (iv) (Mitigation) above. The Owners are not obliged to take any steps under sub paragraph (iv) (Mitigation) above if, in their opinion (acting reasonably), to do so might be prejudicial to them.

(i)	Default interest Subject to paragraph (a)(i) (Non-payment) of Clause 52 (Termination Events), if the Charterers fail to pay any amount payable by it under a Transaction Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent. (2%) per annum higher than the aggregate of the Margin and the Applicable Rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted the Cost Balance for successive Hire Periods. Any interest accruing under this paragraph (i) shall be immediately payable by the Charterers on demand by the Owners. Default interest (if unpaid)

arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Hire Period applicable to that Unpaid Sum but will remain immediately due and payable.

AVIC/Golar LNG – BBC Additional Clauses

(j)	Hire payment obligation to survive termination In the event that this Charter is terminated for whatever reason, the Charterers' obligation to pay Hire and such other Unpaid Sum which (in each case) has accrued due before, and which remains unpaid, at the date of such termination shall continue notwithstanding such termination.

(k)	Illegality In the event that it becomes unlawful or it is prohibited for the Owners to charter the Vessel to the Charterers pursuant to this Charter, then the Owners shall notify the Charterers of the relevant event and negotiate in good faith with the Charterers for a period of thirty (30) days from the date of the receipt of the relevant notice by the Charterers to agree an alternative. If such agreement is not reached within such thirty (30) day period, the Parties agree that, in such circumstances, the Owners shall have the right to terminate this Charter by delivering to the Charterers a termination notice specifying a Termination Payment Date, whereupon the Charterers shall be obliged to pay to the Owners the Termination Sum on the Termination Payment Date and comply with such other terms and conditions as may be specified in such termination notice.

(1)	Break Costs The Charterers shall, within three (3) Business Days of the Owners' demand, pay to the Owners the Break Costs.

(m)	Certificates and determinations Any certification or determination by the Owners of a rate or amount under any Transaction Document is, in the absence of fraud or manifest error, conclusive evidence of the matters to which it relates.

(n)	Day count convention Any Hire, interest, commission or fee accruing under an Transaction Document will accrue from day to day and is calculated on the basis of the actual number of days that will elapse or have elapsed and a year of 360 days (or, where the amount is payable in a currency other than US Dollars, such period as is customary for such currency).

(o)	Alternative rate

(i)	If a Screen Rate Replacement Event has occurred,

(A)	the Owners and the Charterers shall enter into negotiations, taking into account the then current market standards and with a view to agreeing on a Replacement Benchmark and any other amendment or waiver which relates to:

(1)	aligning any provision of any Transaction Document to the use of that Replacement Benchmark;

(2)	enabling that Replacement Benchmark to be used for the calculation of Variable Hire under this Charter (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Charter);

(3)	implementing market conventions applicable to that Replacement Benchmark;

(4)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

AVIC/Golar LNG – BBC Additional Clauses

(5)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), and

(B)	until such time as a Replacement Benchmark and the related amendments have been agreed and without prejudice to the obligation of the Parties to enter into negotiations with a view to agreeing a Replacement Benchmark pursuant to sub paragraph (i) above, for any Hire Period of which the Variable Hire Determination Date falls upon or after the occurrence of a Screen Rate Replacement Event, the rate to be used for the purpose of calculating the Variable Hire for such Hire Period shall be the rate notified by the Owners to the Charterers two (2) Business Days prior to the first day of that Hire Period, to be that which expresses as a percentage rate per annum the cost to the Owners of funding the Cost Balance from whatever source they may reasonably select and if such rate is less than zero then it shall be deemed to be zero (the "Substitute Rate").

(ii)	If sub paragraph (i) above applies, the Charterers shall, within three (3) Business Days of demand, reimburse the Owners for the amount of all costs and expenses (including legal fees) reasonably incurred by the Owners in responding to, evaluating, negotiating or complying with paragraph (i) above. This shall include, for the avoidance of doubt, any costs and expenses incurred in relation to ensuring that all the Transaction Documents remain valid and fully perfected following any amendment or waiver.

41.	Increased Costs

(a)	Increased Costs Subject to paragraph (c) (Exceptions) below, the Charterers shall, within three (3) Business Days of a demand by the Owners, pay to the Owners the amount of any Increased Costs incurred by the Owners as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)	compliance with any law or regulation made after the date of this Charter.; or

(iii)	the implementation or application of or compliance with Basel III, CRR or CRD IV or any other law or regulation which implements Basel III, CRR or CRD IV (whether such implementation, application or compliance is by a government, regulator or the Owners).

In this Charter:

(i)	"Basel III" means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

AVIC/Golar LNG – BBC Additional Clauses

(B)	the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

(ii)	"CRD IV" means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, supplemented or restated.

(iii)	"CRR" means Regulation EU No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation EU No 648/2012, as amended, supplemented or restated.

(iv)	"Increased Costs" means:

(A)	a reduction in the rate of return from the Hire or on the Owners' overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Transaction Document,

which is incurred or suffered by the Owners to the extent that it is attributable to the Owners having entered into any Transaction Document or funding or performing its obligations under any Transaction Document.

(b)	Increased Cost claims

(i)	The Owners shall promptly notify the Charterers of any claim arising from paragraph (a) (Increased Costs) above and of the event giving rise to such claim.

(ii)	The Owners shall, as soon as practicable after having made a demand in respect of such claim, provide a certificate confirming the amount of their Increased Costs.

(c)	Exceptions Paragraph (a) (Increased Costs) above does not apply to the extent that any Increased Cost is:

(i)	compensated for by a payment made under sub paragraph (h)(ii)(C) (All payments free from deductions) of Clause 40 (Hire);

(ii)	compensated for by a payment made under Clause 60 (Stamp duties);

AVIC/Golar LNG – BBC Additional Clauses

(iii)	attributable to a FATCA Deduction required to be made by either Party, an Obligor or a Finance Party (if applicable);

(iv)	attributable to the wilful breach by the Owners of any law or regulation; or

(v)	attributable to the implementation or application of, or compliance with, the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Charter (but excluding any amendment arising out of Basel III) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator or the Owners).

42.	Insurance

(a)	Charterers' obligation to place insurance During the Agreement Term, the Charterers shall at their expense keep the Vessel insured against fire and usual marine risks (including hull and machinery and excess risks), oil pollution liability risks, war (including, if applicable, "War Risks" as defined in paragraph (a) of Clause 26 (War)), protection and indemnity risks (and any risks against which it is compulsory to insure for the operation for the Vessel) (and if the Vessel trades in Japan, social responsibility risks (if required by the port or terminal owner) on industry standard terms applicable at the time or on such other terms as the Owners shall in writing approve):

(i)	in US Dollars; and

(ii)	in such market and on such terms as the Owners shall approve in writing.

(b)	Beneficiaries of insurances Such insurances shall be arranged by the Charterers to protect the interests of the Owners, the Charterers and (if any) the Finance Parties, and the Charterers shall be at liberty to protect under such insurances the interests of any Approved Manager and the interest of any other named assured or co assured provided that:

(i)	the interest of such Approved Manager, other named assured or co assured is limited:

(A)	in respect of any insurances for hull and machinery and war risks:

(1)	to any provable out of pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and

(2)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any such claims made specifically against them); and

(B)	in respect of any insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against them; and

(ii)	if required by the Owners and/or the Finance Parties, each such Approved Manager, other named assured or co assured shall execute an undertaking in favour of the Owners and/or the Finance Parties confirming paragraph (i) above, each in form and substance acceptable to the Owners and/or the Finance Parties.

AVIC/Golar LNG – BBC Additional Clauses

(c)	Scope of insurance The policies of Insurance shall cover the Owners, the Charterers and (if any) the Finance Parties according to their respective interests. Subject to the approval of the Owners (acting on the instructions or with the approval of the Finance Parties (in each case if applicable)) and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.

(d)	Repairs etc. not covered by Insurances The Charterers shall also remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the Insurance and/or not exceeding any possible franchise(s) or deductibles provided for in the Insurance.

(e)	H&M and war risks coverage The Charterers shall arrange that, at any time during the Agreement Term, the hull and machinery and war risks insurance (including increased value insurance) shall be:

(i)	in an amount not less than the greater of:

(A)	one hundred and twenty per cent. (120%) of the Cost Balance at that time; and

(B)	the latest Fair Market Value of the Vessel ascertained prior to such time.

(ii)	effected through first class international insurers or underwriter acceptable to the Owners; and

(iii)	on industry standard terms applicable at the time or otherwise on terms acceptable to the Owners.

(f)	Protection and indemnity coverage The Vessel shall be entered in Skuld or other protection and indemnity association which is a member of the International Group of P&I Clubs (the "IG") acceptable to the Owners on customary terms and shall be covered against liability for pollution claims in an amount not less than one thousand million US Dollars (US$1,000,000,000) or the maximum amount of cover from time to time provided by members of the IG (if such maximum amount of cover is higher than one thousand million US Dollars (US$1,000,000,000)). The P&I cover shall include freight, demurrage and defence cover. All insurances shall include customary protection in favour of the Owners and (if any) the Finance Parties such as notice of cancellation and exclusion from liability for premiums or calls.

(g)	Placing of Insurances Without prejudice to paragraph (e) (H&M and war risks coverage) or (1) (Protection and indemnity coverage) above, the Charterers undertake to place the Insurances in such markets, in such currency, on such terms and conditions, and (unless any Insurances are placed directly and not through a broker) with an Approved Broker or such other first class and reputable brokers as the Owners shall have approved in writing.

(h)	No alteration to terms of Insurances The Charterers shall not materially alter the terms of any of the Insurances nor allow any person to be co assured under any of the Insurances without the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed). The Charterers shall, (A) no later than seven (7) days before the Actual Delivery Date and (B) at any other time upon request of the Owners, supply the Owners with such information as the Owners may in their discretion require with regard to the terms of the Insurances and the brokers, underwriters or associations through or with which the Insurances are placed.

AVIC/Golar LNG – BBC Additional Clauses

(i)	Insurance report The Charterers shall:

(i)	reimburse the Owners on demand all costs and expenses incurred by the Owners in obtaining a report on the adequacy of the Insurances from an insurance adviser instructed by the Owners which report may be obtained no more than once per calendar year provided that if the terms of any of the Insurances are altered subsequent to a report being obtained, the Owners may obtain a further report in that calendar year and the Charterers shall reimburse the Owners on demand all costs and expenses incurred by the Owners in obtaining such further report; and

(ii)	procure that there is delivered to such insurance adviser all such information in relation to the Insurances as such insurance adviser may reasonably require.

(j)	Payment of premiums etc. The Charterers undertake duly and punctually to pay all premiums, calls and contributions, and all other sums at any time payable in connection with the Insurances, and, at their own expense, to arrange and provide any guarantees from time to time required by any underwriters, protection and indemnity or war risks association. From time to time at the Owners' request, the Charterers will provide the Owners with evidence satisfactory to the Owners that such premiums, calls, contributions and other sums have been duly and punctually paid; that any such guarantees have been duly given; and that all declarations and notices required by the terms of any of the Insurances to be made or given by or on behalf of the Charterers to brokers, underwriters or associations have been duly and punctually made or given.

(k)	Compliance with Insurances The Charterers will comply in all respects with all terms and conditions of the Insurances and will make all such declarations to brokers, underwriters and associations as may be required to enable the Vessel to operate in accordance with the terms and conditions of the Insurances. The Charterers will not do, nor permit to be done, any act, nor make, nor permit to be made, any omission, as a result of which any of the Insurances may become liable to be suspended, cancelled or avoided, or may become unenforceable, or as a result of which any sums payable under or in connection with any of the Insurances may be reduced or become liable to be repaid or rescinded in whole or in part. In particular, but without limitation, the Charterers will not permit the Vessel to be employed other than in conformity with the Insurances without first taking out additional insurance cover in respect of that employment in all respects to the satisfaction of the Owners, and the Charterers will promptly notify the Owners of any new material requirement imposed by any broker, underwriter or association in relation to any of the Insurances.

(l)	Renewal of Insurances The Charterers will no later than seven (7) days before the expiry of any of the Insurances renew them and shall immediately give the Owners and, if applicable, the Finance Parties such details of those renewals as the Owners and, if applicable, the Finance Parties may require.

(m)	Delivery of documents relating to Insurances The Charterers shall:

(i)	deliver to the Owners and, if applicable, the Finance Parties, copies of all policies, certificates of entry (endorsed with the appropriate loss payable clauses as may be required by the Owners and, if applicable, the Finance Parties from time to time) and such other documents relating to the Insurances as may be required by the Owners and, if applicable, the Finance Parties;

AVIC/Golar LNG – BBC Additional Clauses

(ii)	procure that a loss payable clause (substantially in the form attached to the Charterers' Assignment) or, in the case of entries in a protection and indemnity association, a note of the Owners' interest in such form as the Owners may approve (acting reasonably in line with applicable market standard), shall be endorsed on or attached to the policies, cover notes or certificates of entry relating to the Insurances; and

(iii)	procure that letters of undertaking (in such form as the Owners and, if applicable, the Finance Parties may approve) shall be issued to the Owners and, if applicable, the Finance Parties by the brokers, underwriters or associations through which the Insurances are placed (or, in the case of protection and indemnity or war risks associations, by their managers).

(n)	Fleet cover If the Vessel is at any time during the Agreement Term insured under any form of fleet cover (other than in relation to the Vessel's entry in a protection and indemnity association or war risks associations (if applicable)), the Charterers shall procure that those letters of undertaking contain confirmation that the brokers, underwriters or association (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance, and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance. Failing receipt of those confirmations, the Charterers will instruct the brokers, underwriters or association concerned to issue a separate policy or certificate for the Vessel in the sole name of the Charterers or of the Charterers' brokers as agents for the Charterers.

(o)	Provision of information on casualty, accident or damage The Charterers shall promptly provide the Owners and, if applicable, the Finance Parties with full information regarding any casualty or other accident or damage to the Vessel the repair costs of which (whether before or after adjudication) would reasonably be expected to exceed the Major Casualty Amount including, without limitation, any communication with all parties involved in case of a claim under any of the Insurances.

(p)	Step in rights of Owners and Finance Parties The Charterers agree that, on and at any time after the occurrence of a Termination Event which is continuing, the Owners and, if applicable, the Finance Parties shall be entitled to:

(i)	collect, sue for, recover and give a good discharge for all claims in respect of any of the Insurances;

(ii)	pay collecting brokers the customary commission on all sums collected in respect of those claims;

(iii)	compromise all such claims or refer them to arbitration or any other form of judicial or non-judicial determination; and

(iv)	otherwise deal with such claims in such manner as the Owners and, if applicable, the Finance Parties shall in their discretion think fit.

(q)	Total loss insurance proceeds Whether or not a Termination Event shall have occurred, the proceeds of any claim under any of the Insurances in respect of a Total Loss shall be paid and applied in accordance with Clause 57 (Total Loss).

AVIC/Golar LNG – BBC Additional Clauses

(r)	Disputes with brokers, underwriters or associations In the event of any claim in respect of any of the Insurances (other than in respect of a Total Loss), if the Charterers shall fail to reach agreement with any of the brokers, underwriters or associations for the immediate restoration of the Vessel, or for payment to third parties, within such time as the Owners and, if applicable, the Finance Parties may stipulate, the Owners and, if applicable, the Finance Parties shall be entitled to require payment to themselves. In the event of any dispute arising between the Charterers and any broker, underwriter or association with respect to any obligation to make any payment to the Charterers or to the Owners and/or (if applicable) the Finance Parties under or in connection with any of the Insurances, or with respect to the amount of any such payment, the Owners and/or (if applicable) the Finance Parties shall be entitled to settle that dispute directly with the broker, underwriter or association concerned. Any such settlement shall be binding on the Charterers.

(s)	Payment of insurance proceeds

(i)	The Owners agree that any amounts which may become due under any protection and indemnity entry or insurance shall be paid to the Charterers to reimburse the Charterers for, and in discharge of, the loss, damage or expense in respect of which they shall have become due, unless, at the time the amount in question becomes due, a Termination Event shall have occurred and is continuing, in which event the Owners shall be entitled to receive the amounts in question and to apply them either:

(A)	in reduction of the Termination Sum owed by the Charterers pursuant to paragraph (e) of Clause 52 (Termination Events); or

(B)	at the option of the Owners, to the Charterers and/or other third parties in discharge of the liability in respect of which they were paid.

(ii)	Without prejudice to the forgoing and subject to the terms of the Finance Documents (if any), all other claims in relation to the Insurances (other than in respect of a Total Loss), shall, unless and until the occurrence of a Termination Event which is continuing, in which event all claims under the relevant policy shall be payable directly to the Owners, be payable as follows:

(A)	a claim in respect of any one casualty where the aggregate claim against all insurers does not exceed the Major Casualty Amount, prior to adjustment for any franchise or deductible under the terms of the relevant policy, shall be paid directly to the Charterers (as agent for the Owners) for the repair, salvage or other charges involved or as a reimbursement if the Charterers fully repaired the damage to the satisfaction of the Owners and paid all of the salvage or other charges; or

(B)	a claim in respect of any one casualty where the aggregate claim against all insurers exceeds the Major Casualty Amount prior to adjustment for any franchise or deductible under the terms of the relevant policy shall, subject to the prior written consent of the Owners, be paid to the Charterers as and when the Vessel is restored to her former state and condition and the liability in respect of which the insurance loss is payable is discharged, and provided that the insurers may with such consent make payment on account of repairs in the course of being effected but, in the absence of such prior written consent shall be payable directly to the Owners.

(t)	Settlement, compromise or abandonment of claims The Charterers shall not settle, compromise or abandon any claim under or in connection with any of the Insurances (other than a claim of less than the Major Casualty Amount arising other than from a Total Loss) without the prior written consent of the Owners and, if applicable, the Finance Parties.

AVIC/Golar LNG – BBC Additional Clauses

(u)	Owners' rights to maintain Insurances If the Charterers fail to effect or keep in force the Insurances, the Owners may (but shall not be obliged to) effect and/or keep in force such insurances on the Vessel and such entries in protection and indemnity or war risks associations as the Owners in their discretion consider desirable, and the Owners may (but shall not be obliged to) pay any unpaid premiums, calls or contributions. The Charterers will reimburse the Owners from time to time on demand for all such premiums, calls or contributions paid by the Owners, together with interest calculated in accordance with paragraph (i) (Default interest) of Clause 40 (Hire) from the date of payment by the Owners until the date of reimbursement.

(v)	Environmental protection issues The Charterers shall comply strictly with the requirements of any legislation relating to pollution or protection of the environment which may from time to time be applicable to the Vessel in any jurisdiction in which the Vessel shall trade and in particular the Charterers shall comply strictly with the requirements of the United States Oil Pollution Act 1990 (the "Act") if the Vessel is to trade in the United States of America and Exclusive Economic Zone (as defined in the Act). Before any such trade is commenced and during the entire period during which such trade is carried on, the Charterers shall:

(i)	pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to the Charterers for the Vessel in the market;

(ii)	make all such quarterly or other voyage declarations as may from time to time be required by the Vessel's protection and indemnity association in order to maintain such cover, and promptly deliver to the Owners copies of such declarations;

(iii)	submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel's protection and indemnity insurers to maintain cover for such trade and promptly deliver to the Owners copies of reports made in respect of such surveys;

(iv)	implement any recommendations contained in the reports issued following the surveys referred to in sub paragraph (v)(iii) above within the shorter of (x) the relevant time limits contained in such reports, or (y) ten (10) Business Days, and provide evidence satisfactory to the Owners that the protection and indemnity insurers are satisfied that this has been done; and

(v)	in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone):

(A)	obtain and retain a certificate of financial responsibility under the Act in form and substance satisfactory to the United States Coast Guard and provide the Owners with evidence of the same;

(B)	procure that the protection and indemnity insurances do not contain a US Trading Exclusion Clause or any other analogous provision and provide the Owners with evidence that this is so; and

(C)	comply strictly with any operational or structural regulations issued from time to time by any relevant authorities under the Act so that at all times the Vessel falls within the provisions which limit strict liability under the Act for oil pollution.

AVIC/Golar LNG – BBC Additional Clauses

(w)	Innocent Owners' Interest Insurance and Mortgagees' Interest Insurance The Owners shall be at liberty to, at any time during the Agreement Term, take out an Innocent Owners' Interest Insurance in relation to the Vessel for such amounts and on such terms and conditions as the Owners may from time to time decide and any Finance Party shall be at liberty to take out a Mortgagees' Interest Insurance in relation to the Vessel for such amounts and on such terms and conditions as that Finance Party may from time to time decide.

(x)	Reimbursement in respect of the Innocent Owners' Interest Insurance and Mortgagees' Interest Insurance The Charterers shall from time to time upon the Owners' demand:

(i)	reimburse the Owners for all costs, premiums and expenses paid or incurred by the Owners in connection with any Innocent Owners' Interest Insurance; and

(ii)	reimburse the Owners or any Finance Party for all costs, premiums and expenses paid or incurred by the Owners or that Finance Party in connection with any Mortgagees' Interest Insurance,

provided that (for the purpose of such reimbursement only) the costs, premiums and expenses in connection with the Innocent Owners' Interest Insurances and the Mortgagees' Interest Insurances shall be no more than such costs, premiums and expenses if the aggregate of the insured amount of the Innocent Owners' Interest Insurances and that of the Mortgagees' Interest Insurances does not exceed one hundred and twenty per cent. (120%) of the then current Cost Balance.

(y)	Cooperation by the Charterers The Charterers agree and undertake that:

(i)	in the event that the Charterers receive any payment in relation to the Insurances in contravention of this Charter, the Charterers will hold such payment on trust and on behalf of the Owners;

(ii)	the Charterers will not refuse, withhold (or otherwise delay giving) consent to the payment of any amount which becomes payable to the Owners under the Insurances (to the extent that such payment is payable to the Owners in accordance with terms of this Charter);

(iii)	at the request of the Owners and at the cost of the Charterers, place any other insurance in line with international industry standards as may be requested by the Owners and/or the Finance Parties (if any), acting reasonably and subject to the opinion(s) of international reputable and independent insurance consultants; and

(iv)	from time to time on the written request of the Owners, the Charterers will promptly execute and deliver to the Owners all documents which the Owners may require for the purpose of obtaining any payment in relation to the Insurances (to the extent that such payment is payable to the Owners in accordance with the terms of this Charter).

43.	Inspection

(a)	Owners' right to inspect For so long as no Termination Event has occurred and is continuing, the Owners shall exercise the inspection rights under Clause 8

(Inspection):

(i)	no more than once per calendar year on such date as the Owners may determine (and not at all if during a calendar year the Vessel is inspected pursuant to paragraph (c) (Inspection during dry docking) below);

AVIC/Golar LNG – BBC Additional Clauses

(ii)	during normal business hours and upon reasonable written notice; and

(iii)	so as not to disrupt the commercial operation of the Vessel,

and, in each case, the Charterers must grant or procure that the Owners and/or their representatives are given access to the Vessel, provided that the above shall not apply after the occurrence of a Termination Event and the Owners shall, in such event, be entitled to inspect or survey or instruct a duly authorised surveyor to carry out such survey of the Vessel on their behalf at any time upon the occurrence of a Termination Event.

(b)	Inspection costs generally All reasonable, properly incurred and documented out of pocket costs and expenses of any such visit, inspection or survey carried out in accordance with Clause 8 (Inspection) and paragraph (a) (Owners' right to inspect) above shall be for the account of the Charterers.

(c)	Inspection during dry docking The Charterers must give the Owners not less than two (2) months' prior notice of any dry docking of the Vessel to be performed during the Charter Period, and must:

(i)	permit and/or procure permission for, the Owners and/or any person designated by the Owners to inspect and survey the Vessel during such dry docking (so long as such inspection is during normal business hours, is upon reasonable written notice and does not disrupt the dry docking of the Vessel); and

(ii)	provide, or procure the provision of, proper facilities for such inspection.

(d)	Inspection costs during dry docking All reasonable, properly incurred and documented out of pocket costs and expenses of any visit, inspection or survey carried out in accordance with paragraph (c) (Inspection during dry docking) above shall be for the account of the Charterers.

(e)	No liability upon Owners regarding inspection The Owners shall not:

(i)	have any duty or liability to make any visit, inspection or survey pursuant to this Charter; or

(ii)	incur any liability or obligations by not making any inspection or have any liability arising out of any visit, inspection or survey.

44.	Redelivery

Upon:

(a)	the occurrence of any Termination Event which is continuing and if the Owners decide to retake possession of the Vessel pursuant to paragraph (d) of Clause 52 (Owners' options after occurrence of Termination Event); or

(b)	the expiry of the Agreed Charter Period (and subject to no Total Loss having occurred and no Purchase Option or Purchase Obligation being exercised), the Charterers shall, at their own cost and expense, redeliver or cause to be redelivered the Vessel to the Owners at a safe, ice free port where the Vessel would be afloat at all times in a ready safe berth or anchorage, in accordance with Clauses 45 (Redelivery conditions) and 46 (Survey on redelivery).

AVIC/Golar LNG – BBC Additional Clauses

If the Vessel is to be redelivered pursuant to paragraph (b) above, the Charterers shall give the Owners not less than forty five (45) running days' preliminary notice of expected date of redelivery and not less than thirty (30) running days' definite notice of expected date of redelivery and port of redelivery.

45.	Redelivery conditions

(a)	Redelivery conditions If the Vessel is to be redelivered pursuant to Clause 44 (Redelivery), in addition to what has been agreed in Clause 44 (Redelivery), the condition of the Vessel shall at redelivery be as follows:

(i)	the Vessel shall be free of any class conditions, recommendations and/or statutory breaches affecting the validity of its trading certificates;

(ii)	the Vessel must be redelivered with all equipment and spares or replacement items which were on board at the time of the delivery under the MOA (save for any spare part or spare equipment which has been consumed in the course of operating the Vessel) and transferred to the Owners pursuant to the MOA and the log book (or a certified copy if the original cannot be provided) and other technical documentation which may be in the Charterers' possession shall promptly be forwarded to the Owners at the Charterers' expense;

(iii)	the Vessel must be redelivered with all national and international trading certificates and hull/machinery survey positions for both class and statutory surveys free of any recommendation and qualifications valid and un extended for a period of at least three (3) months beyond the redelivery date;

(iv)	the Vessel shall have passed any flag or class surveys or inspections due within three (3) months after the date of redelivery and have its continuous survey system up to date;

(v)	the Vessel shall be free and clear of all liens; and

(vi)	without prejudice to any of the foregoing, the Vessel shall be in the same or as good structure, state, condition and class as she was when she was delivered to the Charterers under this Charter on the Actual Delivery Date, fair wear and tear excepted.

(b)	Obligation to pay Hire to continue Unless and until such time as the Termination Sum is paid by the Charterers to the Owners in accordance with the terms of this Charter, the Charterers shall continue to pay Hire in accordance with the terms of this Charter.

46.	Survey on redelivery

If the Vessel is not sold or transferred in accordance with this Charter (including pursuant to the exercise of a Purchase Option or the Purchase Obligation or any other reason whatsoever), and provided that it has not become a Total Loss, the Owners and Charterers shall each appoint (at their own expense) surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at redelivery. If the Vessel is not in the condition or does not meet the performance criteria required by Clause 45 (Redelivery conditions), a list of deficiencies together with the costs of repairing/remedying such deficiencies shall be agreed by the respective surveyors.

AVIC/Golar LNG – BBC Additional Clauses

47.	Owners' mortgage

(a)	Owners' funding arrangements The Charterers:

(i)	acknowledge that the Owners may enter into certain funding arrangements with the Finance Parties in order to finance part of the Actual Owners' Cost, which funding arrangements may be secured, inter alia, by ship mortgages over the Vessel and (along with other related matters) the relevant Finance Documents, provided that:

(A)	simultaneous with the Owners' execution of any such ship mortgages, the relevant Permitted Mortgagee shall issue a Quiet Enjoyment Letter in favour of the Charterers;

(B)	such ship mortgage(s) and Finance Documents shall not secure an amount greater than the then applicable Cost Balance; and

(C)	other than pursuant to the Finance Documents, the Owners shall not use the Vessel as collateral for any other funding arrangements;

(ii)	irrevocably consent to any assignment in favour of the Finance Parties of the Charterers' rights, title, interests and benefits in and to the Insurances, the Earnings, the Requisition Compensation and any Transaction Documents pursuant to the relevant Finance Documents; and

(iii)	without limiting the generality of paragraph (o) (Further assurance (Finance Parties)) of Clause 49 (Charterers' undertakings), undertake to execute or provide (as the case may be), and use reasonable commercial efforts to procure the execution or provision (as the case may be) by any third party of, such further information or document as in the opinion of the Owners and/or the Finance Parties are reasonably necessary to effect the assignment referred to in sub paragraph (ii) above and any assignment (by way of security) by the Owners of their rights in the Transaction Documents in favour of any Finance Party.

(b)	Owners' right to assign Without prejudice to paragraph (a) (Owners' funding arrangements) of this Clause 47 (Owners' mortgage) and any other provisions in this Charter, the Owners may assign, transfer or novate their rights under any Transaction Document to a Finance Party without the prior written consent of the Charterers.

(c)	Novation by Owners and sale of the Vessel Other than pursuant to and in accordance with the provisions under the Transaction Documents, the Owners shall not novate their rights under this Charter or sell the Vessel, in each case, to any person (the "Transferee") without:

(i)	obtaining the prior written consent of the Charterers;

(ii)	if applicable, procuring the Transferee to enter into a Quiet Enjoyment Letter;

(iii)	in respect of a sale of the Vessel, such sale being subject to this Charter.

AVIC/Golar LNG – BBC Additional Clauses

48.	Charterers' representations and warranties

(a)	The Charterers make the representations and warranties set out in this Clause 48 to the Owners on the date of this Charter:

(i)	Status each Obligor:

(A)	is a company or corporation (as applicable), duly incorporated in good standing and validly existing under the laws of its jurisdiction of incorporation; and

(B)	has the power to own its assets and carry on its business as it is being conducted;

(ii)	Binding obligations the obligations expressed to be assumed by each Obligor in the Transaction Documents to which it is a party are legal, valid, binding and enforceable obligations;

(iii)	Non conflict with other obligations the entry into and performance by each Obligor of; and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with:

(A)	any law or regulation applicable to it;

(B)	its constitutional documents; or

(C)	any material agreement or instrument binding on it or any of its assets;

(iv)	Power and authority each Obligor has the power to enter into, perform and deliver, and have taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated thereunder;

(v)	Validity and admissibility in evidence all Authorisations required:

(A)	to enable each Obligor to lawfully enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party;

(B)	to make each Transaction Document to which each Obligor is a party admissible in evidence in its Relevant Jurisdiction; and

(C)	for each Obligor to carry on its business, have been obtained or effected and are in full force and effect;

(vi)	Governing law and enforcement subject to the Legal Reservations:

(A)	the choice of English law as the governing law of the Transaction Documents will be recognised and enforced in the Relevant Jurisdiction of each Obligor;

(B)	any judgment obtained in England in relation to any Transaction Document will, in each case, be recognised and enforced in the Relevant Jurisdiction of each Obligor; and

(C)	any arbitral award granted in relation to any other Transaction Document will be recognised and enforced in the Relevant Jurisdiction of each Obligor;

AVIC/Golar LNG – BBC Additional Clauses

(vii)	Deduction of Tax subject to the Legal Reservations, it is not required under the laws of any Relevant Jurisdiction of any Obligor to make any deduction for or on account of Tax from any payment any Obligor may make under any Transaction Document (including a FATCA Deduction);

(viii)	No filing or stamp taxes subject to the Legal Reservations, under the laws of each Relevant Jurisdiction of each Obligor, it is not necessary that any Transaction Document to which such Obligor is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation thereto or the transactions contemplated thereby;

(ix)	No Potential Termination Event

(A)	no Potential Termination Event or Termination Event is continuing or might reasonably be expected to result from any Obligor's entry into, or performance of the transactions contemplated by any Transaction Document to which such Obligor is a party; and

(B)	no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on any Obligor or to which such Obligor's assets are subject and which might have a Material Adverse Effect;

(x)	No misleading information

(A)	any factual information provided by or on behalf of the Charterers to the Owners was true and accurate in all material respects as at the date it was provided or as the date (if any) at which such information was stated; and

(B)	nothing has occurred or been omitted from the information so provided and no information has been given by or on behalf of the Charterers or withheld that results in the information provided by or on behalf of the Charterers being untrue or misleading in any material respect.

(xi)	Financial statements in relation to the Original Financial Statements:

(A)	the Original Financial Statements were prepared in accordance with the relevant GAAP consistently applied;

(B)	the Original Financial Statements give a true and fair view and represent the financial condition of the Charterers and the Guarantors and their operations during the relevant financial year save to the extent expressly disclosed in such financial statements; and

(C)	there has been no material adverse change in the business or financial condition of the Charterers or any Guarantor since the date on which the relevant Original Financial Statements were drawn up;

(xii)	Pari passu ranking the payment obligations of each Obligor under each Transaction Document to which it is a party rank at least pari passu with the claims of all other unsecured and unsubordinated creditors of such Obligor, except for obligations mandatorily preferred by law applying to companies generally;

AVIC/Golar LNG – BBC Additional Clauses

(xiii)	No proceedings pending or threatened no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have (to the best of the Charterers' knowledge) been started or threatened which, if adversely determined, might reasonably be expected to have a material adverse effect on the business, assets, financial condition or creditworthiness of any Obligor;

(xiv)	No immunity none of the Obligors nor any of its assets has any right to immunity from set off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereign immunity or otherwise;

(xv)	Tax compliance and no tax claims: save as disclosed to the Owners, each Obligor has complied with all Tax laws and regulations applicable to it and its business and there are no tax claims commenced or threatened to commence against any Obligor;

(xvi)	No insolvency none of the Obligors is insolvent or in liquidation or administration or subject to any other formal or informal insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of the Charterers or all or any part of their assets;

(xvii)	No breach of AML Laws none of the Obligors is, or will be, directly or indirectly, and whether knowingly or otherwise, involved in any transaction (including any sale and leaseback transaction):

(A)	which is contrary to any AML Laws; or

(B)	the proceeds of which have been used for any purpose that would breach any anti bribery or anti-corruption legislation in jurisdictions in which any Obligor conduct its business;

(xviii)	No Restricted Party none of the Obligors is a Restricted Party, nor have they or any of their directors, officers or employees received notice or are aware of any claim, action, suit, proceeding or investigation against them with respect to Sanctions by a Sanctions Authority;

(xix)	US tax status none of the Obligors is a US Tax Obligor, nor has it established a place of business or is otherwise conducting business in the United States of America;

(xx)	Copies of Project Documents the copies of the Project Documents provided by the Charterers to the Owners in accordance with Clause 36 (Conditions precedent) are true and accurate copies of the originals and represent the full agreement between the parties to those Project Documents in relation to the subject matter of those Project Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Project Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Owners.

(b)	Each representation and warranty in sub paragraphs (a)(ii) (Binding obligations) to (iv) (Power and authority), (x) (No misleading information) to (xiv) (No immunity) and (xvii) (No breach of AML Laws) to (xx) (Copies of Project Documents) above is deemed to be repeated by the Charterers by reference to the facts and circumstances then existing on (i) the Actual Delivery Date, and (ii) each Hire Payment Date.

AVIC/Golar LNG – BBC Additional Clauses

49.	Charterers' undertakings

The Charterers hereby undertake to the Owners that they will comply in full and procure compliance (where applicable) with the following undertakings throughout the Agreement Term:

(a)	Corporate status each Obligor will maintain its corporate existence as a body corporate duly organised and validly existing under the laws of its jurisdiction of incorporation and will maintain the power to own its assets and carry on its business as it is being conducted on the date of this Charter;

(b)	Authorisations each Obligor shall promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Owners of,

any Authorisation required by any applicable law:

(A)	to enable that Obligor to lawfully enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party;

(B)	to make each Transaction Document to which that Obligor is a party admissible in evidence in its Relevant Jurisdiction;

(C)	for that Obligor to carry on its business; and

(D)	to ensure the legality, validity or enforceability of any Transaction Document;

(c)	Compliance with laws each Obligor shall comply in all respects with all laws in all material respects to which it may be subject in its jurisdiction of incorporation, the Flag State and any jurisdiction in which the Vessel is employed, if failure so to comply would have a Material Adverse Effect;

(d)	Manager's Undertaking the Charterers will procure that each Approved Manager shall enter into a Manager's Undertaking;

(e)	Negative pledge

(i)	The Charterers must not create or allow to exist any Security Interest (other than a Permitted Security Interest) on any of its rights, title and interest in and to, and all benefits accruing to it under or pursuant to (A) the Transaction Documents, (B) the Vessel, (C) the Insurances, (D) the Requisition Compensation, or (E) any of its other asset or undertaking.

(ii)	Without prejudice to paragraph (f) (Disposals) below, the Charterers shall not:

(A)	sell, transfer or otherwise dispose of any of its assets on terms whereby that asset is or may be leased to, or re acquired by, any Guarantor or any other member of the Group;

(B)	sell, transfer, factor or otherwise dispose of any of its receivables on recourse terms;

AVIC/Golar LNG – BBC Additional Clauses

(C)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts (other than for Permitted Security Interest); or

(D)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset;

(f)	Disposals the Charterers shall not enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to dispose of any asset except for any of the following disposals:

(i)	disposals permitted by the Transaction Documents;

(ii)	disposals of assets made in (and on terms reflecting) the ordinary course of trading of the disposing entity and on an arm's length basis;

(iii)	disposals of obsolete, damaged, worn out, used or surplus assets, or assets which are no longer required in the ordinary course of business;

(iv)	dealings with trade creditors with respect to book debts in the ordinary course of trading;

(v)	the application of cash or cash equivalents in the acquisition of assets or services in the ordinary course of their business;

(vi)	the unwinding of any derivative or similar transaction; and

(vii)	any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contractual rights or other claims of any kind in accordance with the terms of this Charter;

(g)	Merger the Charterers shall not enter into any amalgamation, demerger, merger or corporate restructuring without prior written consent of the Owners; and shall procure that Guarantor One shall not enter into any amalgamation, demerger, merger or corporate restructuring which is likely to have a Material Adverse Effect without prior written consent of the Owners;

(h)	Change of control the Charterers shall remain a direct wholly owned Subsidiary of Guarantor Two;

(i)	Financial Indebtedness

(i)	the Charterers shall not, without the prior written consent of the Owners, incur or permit to remain outstanding any Financial Indebtedness.

(ii)	sub paragraph (i) above does not apply to any Financial Indebtedness:

(A)	incurred pursuant to any Shareholder Funding;

(B)	incurred pursuant to any Transaction Document; and

(C)	any trade debt occurring in the ordinary course of the Charterers' business;

AVIC/Golar LNG – BBC Additional Clauses

(j)	Loans and guarantees the Charterers shall not:

(i)	make or allow to subsist any loan, grant any credit; or

(ii)	give or allow to remain outstanding any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person;

(k)	Financial statements the Charterers will supply or cause to be supplied to the Owners:

(i)	as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each financial year of each Guarantor, the audited consolidated financial statements of that Guarantor for that financial year in English language; and

(ii)	as soon as the same become available, but in any event within ninety (90) days after the end of each quarter of the Charterers and Guarantor Two, as appropriate, the unaudited quarterly management accounts of the Charterers and Guarantor Two for that financial quarter in English language (consolidated, if relevant, in the case of Guarantor Two) and, in the case of Guarantor Two, together with Guarantor Two's email confirmation certifying that:

(A)	each Guarantor is in compliance with the covenants and undertakings in Clause 50 (Financial covenants) applicable to such Guarantor (or if it is not in compliance, indicating the extent of the breach) and setting out the calculation of the covenants and undertakings in Clause 50 (Financial covenants); and

(B)	no Termination Event has occurred and is continuing which has not been waived or remedied at the date of such email or, if that is not the case, specifying the same and the steps, if any, being taken to remedy the same.

(1)	Requirements as to financial statements the Charterers shall procure that:

(i)	each set of financial statements delivered by the Charterers pursuant to paragraph (k) (Financial statements) above in relation to the Charterers and the Guarantors (each a "Notifying Party") shall be certified by an officer of the relevant Notifying Party, as giving a true and fair view of the financial condition and operations of that Notifying Party as at the date at which, and for the period in relation to which those financial statements were drawn up; and

(ii)	each set of financial statements delivered pursuant to paragraph (k) (Financial statements) above is prepared using the applicable GAAP and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, they notify the Owners that there has been a change in applicable the applicable GAAP or financial reference periods and their auditors deliver to the Owners:

(A)	a description of any change necessary for those financial statements to reflect the applicable GAAP and financial reference periods upon which the Original Financial Statements were prepared; and

(B)	sufficient information, in form and substance as may be reasonably required by the Owners, to enable the Owners to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements;

AVIC/Golar LNG – BBC Additional Clauses

(m)	Compliance Certificate concurrently with the delivery of each set of the audited annual financial statements in respect of the Guarantors in accordance with paragraph (k) (Financial statements) above, the Charterers shall deliver to the Owners:

(i)	a GLNG Compliance Certificate signed by the chief financial officer or any other authorised signatory of Guarantor One; and

(ii)	a Golar Power Compliance Certificate signed by the chief financial officer or any other authorised signatory of Guarantor Two,

in each case certifying that, as at the date of such financial statements:

(iii)	the relevant Guarantor is in compliance with the covenants and undertakings in Clause 50 (Financial covenants) applicable to such Guarantor (or if they are not in compliance, indicating the extent of the breach) and setting out the calculation of the covenants and undertakings in Clause 50 (Financial covenants); and

(iv)	no Termination Event has occurred and is continuing which has not been waived or remedied at the date of such Compliance Certificate or, if that is not the case, specifying the same and the steps, if any, being taken to remedy the same.

(n)	Notifications: miscellaneous the Charterers shall:

(i)	notify the Owners as soon as the Charterers become aware of, and shall procure each Guarantor to notify the Owners as soon as that Guarantor is aware of, the occurrence of any Potential Termination Event or any Termination Event (including any Termination Event set out in paragraph (a) (xii) (Related Document termination event) of Clause 52 (Termination Events)) and in each case, shall keep the Owners fully informed of all developments;

(ii)	notify the Owners in writing promptly upon becoming aware of (A) any Environmental Claim against the Charterers in respect of an amount in excess of ten per cent. (10%) of the value of the Vessel as at the date of such Environmental Claim against the Charterers (or any Sub-Charterers or any Approved Manager) which is current, or pending in relation to the Vessel or (13) any Environmental Incident or alleged Environmental Incident in relation to the Vessel;

(iii)	notify the Owners in writing promptly upon becoming aware of any Project Document being terminated, repudiated, cancelled or otherwise ceasing to remain in full force and effect;

(iv)	notify the Owners in writing immediately if a Sub-Charter is terminated, cancelled, repudiated, or expires, or otherwise ceases to remain in full force and effect;

(v)	notify the Owners in writing immediately if the Charterers fail to obtain any Earnings for the Vessel for a period of twelve (12) months; and

(vi)	disclose all information in relation to any Sub-Charter, including (but not limited to) the main commercial terms of such Sub-Charter, any information in relation to any Sub-Charterers' fulfilment of their obligations pursuant to the relevant Sub-Charter and any other information which the Owners may request;

AVIC/Golar LNG – BBC Additional Clauses

(o)	Further assurance (Finance Parties) the Charterers will from time to time, do and perform such other and further acts and execute and deliver any and all such other agreements, instruments and documents as may be reasonably necessary for the Owners or the Finance Parties (as the case may be) to:

(i)	maintain and protect the existing rights and remedies of the Owners and/or the Finance Parties (as the case may be); or

(ii)	carry out and effect the intent and purpose of this Charter and the other Transaction Documents,

in each case to the extent not inconsistent with the terms of this Charter;

(p)	Cessation of business the Charterers shall not cease or threaten to cease to carry on all or, in the opinion of the Owners, any material part of the Charterers' business;

(q)	Environmental matters the Charterers shall:

(i)	comply with, and procure each Approved Manager to comply with, all Environmental Law applicable to and in relation to using and operating the Vessel;

(ii)	obtain, maintain and ensure compliance with all applicable Environmental Permits in relation to using and operating the Vessel; and

(iii)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law applicable to the use and operation of the Vessel;

(r)	Compliance with international convention etc. the Charterers shall procure that the Charterers and each Approved Manager shall comply with all applicable international conventions, codes and regulations (including, without limitation, the ISM Code (or any replacement thereof) and the ISPS Code (or any replacement thereof)) applicable to each of them respectively;

(s)	Delivery details of employment status of the Vessel the Charterers will deliver, or procure the delivery to the Owners of, the employment status together with (if requested by the Owners) the relevant contract of employment in respect of the Vessel every six (6) months during the Charter Period;

(t)	No dealings with Restricted Party or breach of Sanctions the Charterers will not, and will not permit or authorise any other person to directly utilise or employ the Vessel or to use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any transaction(s) contemplated by the Transaction Documents to fund any trade, business or other activities:

(i)	with a Restricted Party; or

(ii)	in any other manner that would result in any Obligor, any Approved Manager or the Owners (if applicable) being in breach of any Sanctions or becoming a Restricted Party;

(u)	Change of business the Charterers shall not change the nature and scope of their business from that carried on at the date of this Charter;

AVIC/Golar LNG – BBC Additional Clauses

(v)	Project Documents the Charterers shall:

(i)	comply with all their obligations under the Project Documents to which they are a party, and will procure that each other party (where that party is a member of the Group) shall comply with its obligations under the Project Documents to which it is a party; and

(ii)	except with the prior written consent of the Owners, the Charterers shall not, and shall use their reasonable endeavours to procure that no other party (where that party is a member of the Group) shall, amend, cancel, vary, novate, supplement, supersede, waive or terminate any Project Document to which it is a party;

(w)	Listing the Charterers shall procure that, (i) Guarantor One will until the earlier of (x) the last day of the Agreement Term and (y) the Guarantee One Release Date maintain its listing as a publicly listed entity on The Nasdaq Stock Market (trading as NASDAQ: GLNG) or any other recognised stock exchange acceptable to the Owners, and shall procure that (ii) Guarantor Two will from the Guarantee One Release Date maintain its listing as a publicly listed entity on The Nasdaq Stock Market or any other recognised stock exchange acceptable to the Owners;

(x)	Deposit

(i)	subject to sub paragraph (ii) below, the Charterers shall, on or before the Actual Delivery Date, deposit into the Owners' Account an amount in US Dollars (the "Deposit") of one million eight hundred thousand US Dollars (US$1,800,000) (the "Minimum Deposit Threshold");

(ii)	the Deposit shall be set off against the Actual Owners' Cost in accordance with the MOA;

(iii)	following the falling due of the Termination Sum, the exercise of the Purchase Obligation or the exercise of the Purchase Option in accordance with the terms of this Charter, the Owners shall be obliged to:

(A)	if the Termination Sum, the Purchase Obligation Price or the Purchase Option Price (as appropriate) is no less than the balance of the Deposit, set off any balance of the Deposit against the Purchase Option Price, the Purchase Obligation Price or the Termination Sum; or

(B)	if the Termination Sum, the Purchase Obligation Price or the Purchase Option Price (as appropriate) is less than the balance of the Deposit, release to the Charterers the amount being (x) any balance of Deposit less (y) the Termination Sum, the Purchase Obligation Price or the Purchase Option Price (as appropriate);

(iv)	in addition, the Owners may at their sole discretion and at any time during the Agreement Term apply the Deposit (or any part thereof) towards any Unpaid Sum that is due and payable at the time of such application and has not yet be paid, it being understood that the Charterers are obliged to then pay to the Owners such additional amount (which shall form part of the Deposit) within three (3) Business Days of the Owners' written notice to the Charterers of such application, to maintain the Minimum Deposit Threshold after such application;

(v)	upon the expiry of the Agreement Term, the Owners shall release to the Charterers any balance of the Deposit after the Owners' application of the Deposit, subject to the Owners being satisfied that no Potential Termination Event or Termination Event has occurred or will occur immediately after such release;

AVIC/Golar LNG – BBC Additional Clauses

(vi)	the Deposit shall bear no interest; and

(vii)	each Party agrees that all right, title and interest in and to the Deposit shall vest in the Owners free and clear of any liens, claims, charges or encumbrances or any other interest of the Charterers or any other third person. Nothing in this Clause 49(x) is intended to create or does create in favour of any party any mortgage, charge, lien, pledge, encumbrance or other Security Interest in the Deposit;

(y)	Conditions subsequent the Charterers shall deliver or cause to be delivered to the Owners (in each case in form and substance acceptable to the Owners):

(i)	to the extent that any certificate received by the Owners pursuant to paragraph (a)(x) of Clause 36 (Conditions precedent) was in provisional form at the time of the receipt, the corresponding formal certificate as soon as possible after the Charterers' receipt of the same from the relevant persons, and in any event prior to the expiry of the validity period of such provisional certificate;

(ii)	within one (1) Business Day from the Actual Delivery Date, the Vessel's certificate of registry and a certificate of ownership and encumbrance, both dated the Actual Delivery Date (evidencing that the Owners' ownership of the Vessel and that the Vessel is free from registered encumbrances and mortgages);

(iii)	within ten (10) Business Days from the Actual Delivery Date, the acknowledgement (duly executed by the Account Bank) to the notice of charge required under the Account Charge; and

(iv)	within fifteen (15) Business Days from the Actual Delivery Date, letters of undertaking in respect of the Insurances as required by the Transaction Documents, together with copies of the relevant policies or cover notes or entry certificates in respect of the Insurances duly endorsed with the interest of the Owners.

(z)	Classification the Charterers shall ensure that the Vessel maintains the highest classification required for the purpose of the relevant trade of the Vessel which shall be with the Vessel's Classification Society, in each case, free from any overdue recommendations and conditions; and

(aa)	Dividends

(i)	the Charterers shall only pay dividends or make any other distributions to their shareholders if (x) subject to Clause 49 (aa) (ii) below, the provisions of Clause 50 (b)(iii) and (iv) are complied with at the time the audited financial statements are submitted pursuant to Clause 49(k)(i) and (y) no Termination Event has occurred and is continuing.

(ii)	If the audited financial statements submitted pursuant to Clause 49(k)(i) show that the provisions of Clause 50 (b)(iii) or (iv) in respect of Guarantor One or Guarantor Two are not in compliance, payment of dividends or making of other distributions to the shareholders by the Charterers will only be allowed on the basis that the Owners either (x) waive such non-compliance (acting reasonably) or (y) request that the Charterers within six (6) months of the request of the Owners either (A) deposit in the Earnings Account or, at the Owners' option, another account to be held with the Account Bank and charged to the Owners (in form and substance acceptable to the Owners) an amount up to a maximum of ten per cent (10%) of the then applicable Cost Balance, which is to be released as soon as the Charterers have shown to the satisfaction of the Owners that such non-compliance has been remedied or (B) prepay an amount up to a maximum of ten per cent (10%) of the then applicable Cost Balance (to be applied by the Owners first to reduce the Charterers' obligation to pay the Balloon and then to reduce the Charterers' obligation to pay the Principal Hire in inverse order of maturity).

AVIC/Golar LNG – BBC Additional Clauses

50.	Financial covenants

(a)	Financial definitions For the purpose of this Clause 50, the following definitions shall apply:

"Cash Equivalents" means:

(i)	deposits with first class international banks the maturity of which does not exceed 12 months;

(ii)	bonds, certificates of deposit and other money market instruments or securities issued or guaranteed by the Norwegian or United States Governments; and

(iii)	any other instrument approved by the Owners.

"Free Liquid Assets" means:

(i)	in respect of Guarantor One, cash or Cash Equivalents freely available for use by Guarantor One and/or any other member of the Guarantor One Group for any lawful purpose without restriction (other than any restriction arising exclusively from any covenant to maintain a minimum level of free cash or cash equivalents) notwithstanding any Security Interest, right of set off or agreement with any other party, where:

(A)	the value of Cash Equivalents shall be deemed to be their quoted price, as at any date of determination, on any recognised exchange (being an exchange recognised and approved by the Owners) on which the same are listed or any dealing facility through which the same are generally traded; and

(B)	any cash or Cash Equivalents denominated in a currency other than Dollars shall be deemed to have a value in Dollars equal to the Dollar equivalent thereof at the rate of exchange published daily as at any date of determination; and

(ii)	in respect of Guarantor Two, cash or Cash Equivalents freely available for use by Guarantor Two and/or any other member of the Guarantor Two Group for any lawful purpose without restriction (other than any restriction arising exclusively from any covenant to maintain a minimum level of free cash or cash equivalents) notwithstanding any Security Interest, right of set off or agreement with any other party, where:

(A)	the value of Cash Equivalents shall be deemed to be their quoted price, as at any date of determination, on any recognised exchange (being an exchange recognised and approved by the Owners) on which the same are listed or any dealing facility through which the same are generally traded; and

AVIC/Golar LNG – BBC Additional Clauses

(B)	any cash or Cash Equivalents denominated in a currency other than Dollars shall be deemed to have a value in Dollars equal to the Dollar equivalent thereof at the rate of exchange published daily as at any date of determination.

"Total Assets" means:

(i)	in respect of Guarantor One, as at any date of determination, the total assets of the Guarantor One Group determined in accordance with GAAP on a consolidated basis as shown in the balance sheet for the Guarantor One Group; and

(ii)	in respect of Guarantor Two, the total assets of the Guarantor Two Group determined in accordance with GAAP on a consolidated basis as shown in the balance sheet for the Guarantor Two Group.

"Total Liabilities" means:

(i)	in respect of Guarantor One, as at any date of determination, the total liabilities of the Guarantor One Group (excluding, for the avoidance of doubt, any mark to market balances, other derivative obligations and/or deferred revenue) determined in accordance with GAAP on a consolidated basis as shown in the balance sheet for the Guarantor One Group; and

(ii)	in respect of Guarantor Two, as at any date of determination, the total liabilities of the Guarantor Two Group (excluding, for the avoidance of doubt, any mark to market balances, other derivative obligations and/or deferred revenue) determined in accordance with GAAP on a consolidated basis as shown in the balance sheet for the Guarantor Two Group.

(b)	Financial covenants the Charterers shall (and shall procure that the relevant Guarantor will) ensure that at all times during the Agreement Term:

(i)	the aggregate value of the Free Liquid Assets in respect of Guarantor Two is equal to or greater than one million US Dollars (US$1,000,000) multiplied by the total number of the vessels owned by members of the Guarantor Two Group;

(ii)	the aggregate value of the Free Liquid Assets in respect of Guarantor One is equal to or greater than fifty million US Dollars (US$50,000,000);

(iii)	the Total Liabilities in respect of Guarantor One shall not exceed seventy per cent. (70%) of the Total Assets in respect of Guarantor One; and

(iv)	the Total Liabilities in respect of Guarantor Two shall not exceed seventy per cent. (70%) of the Total Asset in respect of Guarantor Two,

always provided that failure to comply with Clause 50 (b)(iii) and (iv) above per se shall not trigger a Termination Event under any circumstances (provided that this shall not prevent any non-compliance by the Charterers with any other provisions of this Charter (including paragraph (aa) of Clause 49) from constituting a Termination Event).

(c)	The provisions of Clause 50 (b) above shall only apply in respect of a Guarantor and its Guarantor Group whilst the relevant Guarantor is an Obligor pursuant to the terms of this Agreement.

AVIC/Golar LNG – BBC Additional Clauses

(d)	Financial testing

(i)	The financial covenants in this Clause 50 shall be tested by reference to each of the financial statements delivered pursuant to, as applicable, paragraph (k) (Financial statements) of Clause 49 (Charterers' undertakings) and/or each Compliance Certificate delivered pursuant to sub paragraph (i) of paragraph (m) (Compliance Certificate) of Clause 49 (Charterers' undertakings).

(ii)	Any amount in a currency other than US Dollars is to be taken into account at its US Dollar equivalent calculated on the basis of the relevant rates of exchange used by the Charterers in, or in connection with, their financial statements for that period.

(iii)	When calculating the financial covenants in this Clause 50, the effect of all transactions between members of the Guarantor Group shall be eliminated to the extent not already netted out on consolidation.

(iv)	No item may be credited or deducted more than once in any calculation under this Clause 50.

(e)	The Owners will, at the request of Guarantor One, using their reasonable discretion, release Guarantor One from its obligations under Guarantee One in the event that (i) Guarantor Two has completed an initial public offering resulting in Guarantor Two becoming a publicly listed entity on the Nasdaq Stock Market or any other recognised stock exchange acceptable to the Owners and (ii) the market capitalisation of Guarantor Two is larger than the market capitalisation of Guarantor One.

51.	Value maintenance clause

(a)	Definitions In this Clause 51:

"Test Date" means any day during the Agreement Term on which the Owners may test the Value Maintenance Ratio.

"Value Maintenance Ratio" means the ratio (expressed as a percentage) of:

(i)	the Fair Market Value of the Vessel, plus the value of any additional security (which includes the Deposit or any balance thereof) (such value to be the face amount of the deposit (in the case of cash), determined conclusively by appropriate advisers appointed by the Owners (in the case of other charged assets), and determined by the Owners in their sole discretion (in all other cases)) for the time being provided to the Owners to restore the Value Maintenance Threshold pursuant to sub paragraph (c)(ii)(B) below; to

(ii)

(A)	(on any date falling on or before the Second Anniversary Date) the Financing Principal; or

(B)	(on any other date) the Purchase Option Price applicable to the Anniversary Date that immediately falls before such date.

AVIC/Golar LNG – BBC Additional Clauses

"Value Maintenance Threshold" means the ratio (expressed as a percentage) of one hundred and twenty per cent. (120%).

(b)	Valuations

(i)	In order to determine the Fair Market Value on a Test Date for the purposes of testing the Value Maintenance Ratio, the Fair Market Value shall be determined by the Owners based on the most recent Valuation Report provided to the Owners, provided that:

(A)	in the absence of a Termination Event, the Charterers shall arrange, deliver to the Owners and bear the cost of the issuance of each such Valuation Report once every twelve (12) months during the Agreement Term; and

(B)	upon the occurrence of a Termination Event, the Charterers shall arrange, deliver to the Owners and bear the cost of the issuance of all Valuation Reports as may be required by the Owners (acting in their sole discretion), provided further that if the Charterers fail to deliver such Valuation Reports pursuant to this Clause 51, the Owners shall be entitled to arrange such Valuation Reports at the Charterers' cost.

(ii)	Each Valuation Report to be provided for the purpose of sub paragraph (b)(i) above shall:

(A)	be issued by an Approved Valuer, if for the purpose of testing the Value Maintenance Ratio, (I) no earlier than fifteen (15) days before the relevant Test Date, and (II) no later than five (5) days before the relevant Test Date;

(B)	be made without physical inspection of the Vessel and on a desktop, charter free basis;

(C)	on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer; and

(D)	be delivered to the Owners within forty five (45) days from the day on which the Owners make a request for valuation of the Vessel.

(iii)	If an Approved Valuer determines that the Fair Market Value shall fall within a range, the valuation as determined by such Approved Valuer should be the lower value of such range.

(iv)	Each valuation shall be provided by an Approved Valuer in US Dollars.

(c)	Value Maintenance Ratio

(i)	The Owners may test the Value Maintenance Ratio on any Test Date in accordance with the methodology described in sub paragraph (b) (Valuations) above.

(ii)	If, after conducting testing the Value Maintenance Ratio on the relevant Test Date, the Owners determine that the Value Maintenance Ratio is less than the Value Maintenance Threshold, then the Charterers shall, within ten (10) days of the Owners' request:

AVIC/Golar LNG – BBC Additional Clauses

(A)	prepay such part of the Balloon and the Principal Hire in the amount of the shortfall (together with any Break Costs or other associated costs, expenses or penalties) to be applied by the Owners first to reduce the Charterers' obligation to pay the Balloon and then to reduce the Charterers' obligation to pay the Principal Hire in inverse order of maturity (it being understood and the Owners and the Charterers hereby agree and acknowledge that any amount prepaid in accordance with this sub paragraph (A) shall, once so applied by the Owners, not be refundable in any circumstance whatsoever); or

(B)	give to the Owners additional security in amount and form acceptable to the Owners in their sole discretion,

in each case in order to restore the Value Maintenance Ratio to comply with the Value Maintenance Threshold.

52.	Termination Events

(a)	Termination Events Each of the following events shall constitute a Termination Event:

(i)	Non-payment any Obligor fails to pay on the due date any sum payable pursuant to the Transaction Document to which it is a party at the place and in the currency in which it is expressed to be payable unless

(A)	its failure to pay is caused by administrative or technical error; and

(B)	payment is made within three (3) Business Days of its due date;

(ii)	Non-compliance with insurance requirements or financial covenants

(A)	the Charterers fail to obtain and/or maintain the Insurances required under Clause 42 (Insurance) in accordance with the provisions thereof or any insurer in respect of such Insurances cancels the Insurances or disclaims liability with respect thereto for reasons attributable to the Charterers; or

(B)	any of the financial covenants contained in Clause 50 (b) (i) and (ii) (Financial covenants) are breached when tested;

(iii)	Other obligations any Obligor does not comply with any provision of the Transaction Documents to which it is a party (other than those referred to in sub paragraphs (a)(i) (Non-payment) and (a)(ii) (Non-compliance with insurance requirements or financial covenants) above, each of which shall, for the avoidance of doubt and for the purpose of this sub paragraph (a)(iii), be a default which is not capable of remedy) and such non-compliance is not remedied by such Obligor to the Owners' satisfaction within ten (10) Business Days of the earlier of (A) the Owners giving notice of the breach to the relevant Obligor, and (B) the date that any responsible officer of the relevant Obligor has actual knowledge of the breach, provided that any failure to provide information or document shall be capable of remedy;

(iv)	Misrepresentation any representation or statement made or deemed to be made by any Obligor in or pursuant to a Transaction Document to which it is a party or any other document delivered by or on behalf of an Obligor under or in connection with any Transaction Document to which it is a party is or proves to have been incorrect or misleading in any material respect when made or repeated, or deemed to be made or repeated;

AVIC/Golar LNG – BBC Additional Clauses

(v)	Cross default

(A)	any Financial Indebtedness of any of the Obligors is not paid when due, taking into account any originally applicable grace period;

(B)	any Financial Indebtedness of any Obligor is declared to be otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(C)	any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of that Obligor as a result of an event of default (however described); or

(D)	any enforcement of any Security Interest over any assets of any Obligor in respect of any Financial Indebtedness,

provided that no Termination Event will occur under this sub paragraph (a)(v) if; in respect of any Guarantor, the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within sub paragraphs (A) to (D) above is equal to or less than ten million US Dollars (US$10,000,000) (or its equivalent in any other currency or currencies);

(vi)	Insolvency

(A)	any Obligor:

(1)	is unable or admits inability to pay its debts as they fall due;

(2)	suspends making payments on any of its debts;

(3)	by reason of actual financial difficulties, commences negotiations with one or more of its creditors (excluding the Owners in their capacities as such) with a view to rescheduling any of its indebtedness; or

(B)	a moratorium is declared in respect of any indebtedness of any Obligor;

(vii)	Insolvency proceedings any corporate action, legal proceedings or other procedure or step is taken in relation to:

(A)	the suspension of payments, a moratorium of any indebtedness, winding up, liquidation, dissolution, bankruptcy, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor other than as part of a solvent reorganisation;

(B)	a composition, assignment or arrangement with the creditors of an Obligor; or

(C)	the appointment of a liquidator, receiver, administrator or other similar officer in respect of an Obligor or any of its assets,

or any analogous procedure or step is taken in any jurisdiction, provided that this sub paragraph (a)(vii) above shall not apply to any winding up petition which is frivolous or vexatious and is discharged, stayed or dismissed within ten (10) Business Days of commencement;

AVIC/Golar LNG – BBC Additional Clauses

(viii)	Repudiation, termination or cancellation etc. of Transaction Documents any Transaction Document is terminated, cancelled, repudiated or otherwise ceases to remain in full force and effect;

(ix)	Material adverse change any other event or events (whether related or not) occurs which is a material adverse change from the position applicable as at the date of this Charter in the business, operations, property, financial condition of any Obligor, the effect of which is to impair or prevent the due fulfilment by any Obligor of any of its material obligations or undertakings contained in a Transaction Document to which it is a party;

(x)	Change of control except with the prior written consent of the Owners the Charterers cease to be a direct wholly owned Subsidiary of the Guarantor Two;

(xi)	Listing prior to the Guarantee One Release Date, Guarantor One, and following the Guarantee One Release Date, Guarantor Two ceases to be a publicly listed entity on the Nasdaq Stock Market or any other recognised stock exchange acceptable to the Owners;

(xii)	Related Document termination event any event of default, default or termination event (however described) occurs under any Related Document; and

(xiii)	Unlawfulness and invalidity it is or becomes unlawful for an Obligor to perform any of its obligations under the Transaction Documents, or any Transaction Document ceases to be in full force and effect.

(b)	Effect of a Termination Event A Termination Event shall constitute (as the case may be) either a repudiatory breach of, or breach of condition by the Charterers under, this Charter or an agreed terminating event the occurrence of which will (in any such case) entitle the Owners to exercise all or any of the remedies set out below in this Clause 52.

(c)	Owners' options after occurrence of Termination Event Without prejudice to the forgoing or to any other rights of the Owners under the Charter, at any time after a Termination Event shall have occurred and be continuing following the lapse of any applicable grace period as specified in paragraph (a) (Termination Events) above, the Owners may:

(i)	at their option and by delivering to the Charterers a Termination Notice, terminate this Charter on the date specified in such Termination Notice; and/or

(ii)	apply the Deposit in or towards payment of all amounts payable under the Transaction Documents.

(d)	Owners' right to repossess On or at any time after a Termination in accordance with paragraph (c) (Owners' options after occurrence of Termination Event) above, and provided that the Charterers have failed to pay the Termination Sum in accordance with sub paragraph (e) (Payment of Termination Sum) below, the Owners may (but without prejudice to the Charterers' obligations under Clause 44 (Redelivery) and Clause 45 (Redelivery conditions)) retake possession of the Vessel and, the Charterers agree that the Owners, for such purpose, may put into force and exercise all their rights and entitlements at law and may enter upon any premises belonging to or in the occupation or under the control of the Charterers where the Vessel may be located as well as giving instructions to the Charterers' servants or agents for this purpose.

AVIC/Golar LNG – BBC Additional Clauses

(e)	Payment of Termination Sum On the Termination Payment Date in respect of any Termination in accordance with paragraph (c) (Owners' options after occurrence of Termination Event) above, the Charterers shall pay to the Owners an amount equal to the Termination Sum. For the avoidance of doubt, the Charterers' obligation to pay the Termination Sum (and any of their other obligations under the Transaction Documents) shall not be affected irrespective of the Owners' ability to complete the sale of the Vessel referred to in paragraph (h) below.

(f)	Owners' application of Termination Sum Following any termination to which this Clause 52 applies, all sums payable in accordance with paragraph (e) above shall be paid to such account or accounts as the Owners may direct and shall be applied in the Owners' sole discretion towards sums owed by the Obligors under the Transaction Documents.

(g)	Transfer of title If the chartering of the Vessel or, as the case may be, the obligation of the Owners to deliver and charter the Vessel to the Charterers is terminated in accordance with the terms of this Charter, the obligation of the Charterers to pay Hire shall cease once the Charterers have made the payment in full pursuant to paragraph (e) (Payment of Termination Sum) above to the satisfaction of the Owners, whereupon the Owners shall, in exchange of such payment, arrange for title of the Vessel to be transferred to the Charterers in accordance with paragraphs (d) (Title transfer) to (f) (Charterers' letter of indemnity) of Clause 56 (Purchase Obligation and transfer of title).

(h)	Owners' right to sell the Vessel Following any termination to which this Clause 52 applies, if the Charterers have not paid to the Owners the Termination Sum in full by the applicable Termination Payment Date (and consequently the Owners have not transferred title to the Vessel to the Charterers (or its nominee) in accordance with paragraph (g) above), the Owners shall be entitled (but not obliged) to sell the Vessel and apply the Net Sale Proceeds against the Termination Sum and claim from the Charterers for any shortfall.

(i)	Charterers have no right to termination Save as otherwise expressly provided in this Charter, the Charterers shall not have the right to terminate this Charter any time prior to the expiration of the Agreement Term.

(j)	Owners' rights cumulative The rights conferred upon the Owners by the provisions of this Clause 52 are cumulative and in addition to any rights which they may otherwise have in law or in equity or by virtue of the provisions of this Charter.

(k)	Surplus of sale proceeds Upon completion of the sale of the Vessel in accordance with paragraph (h) above:

(i)	if the Charterers have not paid to the Owners the Termination Sum in full at the time when the Owners have received in full the Net Sale Proceeds and such Net Sale Proceeds exceed the Termination Sum; or

(ii)	the Charterers have paid to the Owners the Termination Sum in full at the time when the Owners have received in full the Net Sale Proceeds,

then any part of such Net Sale Proceeds which exceeds the Termination Sum (in the case of (i) above) or such Net Sale Proceeds (in the case of (ii) above) shall be paid by the Owners to the Charterers.

AVIC/Golar LNG – BBC Additional Clauses

53.          Sub-Chartering

(a)	Restrictions on Sub-Chartering generally The Charterers shall not, without the prior written consent of the Owners:

(i)	let the Vessel on any demise charter for any period;

(ii)	enter into any time or consecutive voyage charter in respect of the Vessel (subject to paragraph (b) below);

(iii)	except as may be permitted under the Sub-Charter, de activate or lay up the Vessel; or

(iv)	assign their rights under this Charter.

(b)	Exceptions The restrictions in paragraph (a) above shall not apply to:

(i)	any Sub-Charter which is on a voyage or time charter basis with a duration (taking into account any option to renew or extend) of less than twelve (12) months; or

(ii)	any Sub-Charter which is on a time charter basis with a duration (taking into account any option to renew or extend) of twelve (12) months or more and which would expire before the end of the Charter Period if and only if:

(A)	the Charterers have, prior to their entering into of such Sub-Charter, notified the Owners in writing of such intended Sub-Charter, provided the Owners with any information which the Owners may reasonably request in respect of such Sub-Charter, including (but not limited to) the proposed terms of such Sub-Charter and obtained the Owners' written consent in relation to the Charterers' entering into of such Sub-Charter;

(B)	the Charterers assign to the Owners all the Charterers' earnings arising out of and in connection with such Sub-Charter and all their rights and interest in such Sub-Charter on such conditions as the Owners may require (provided that the Charterers' earnings arising out of and in connection with such Sub-Charter and the Charterers' rights and interest in such Sub-Charter are capable of being assigned and any conditions to be satisfied in order for such assignment to be effective have been satisfied); and

(C)	the Charterers shall serve a notice on the relevant Sub-Charterers and shall use reasonable endeavours to obtain a written acknowledgement of such assignment from such Sub-Charterers in such form as is required by the Owners or any Finance Party (as the case may be).

54.          Name of Vessel

The Charterers may:

(a)	choose the initial name of the Vessel, but may only change the initial name of the Vessel with the prior consent of the Owners (such consent not to be unreasonably withheld or delayed); and

AVIC/Golar LNG – BBC Additional Clauses

(b)	paint the Vessel in the colours, display the funnel insignia and fly the house flag as required by the Charterers from time to time.

55.          Purchase Option

(a)	Purchase Option Subject to:

(i)	no Total Loss under Clause 57 (Total loss) having occurred;

(ii)	no Termination Event under Clause 52 (Termination Events) having occurred which is continuing;

(iii)	the Owners having not delivered a Purchase Obligation Notice in accordance with paragraph (b) (Purchase Obligation – outbreak of war) of Clause 56;

(iv)	the Charterers' delivery of the Purchase Option Notice to the Owners at least ninety (90) days prior to the proposed Purchase Option Date; and

(v)	the Purchase Option Date falling after:

(A)	the First Anniversary Date; or

(B)	(unless a Quiet Enjoyment Letter is in place, in which case no Purchase Option may be exercised under this Clause 55(a)(v)(B)), a breach of any of the Owners' undertakings set out in paragraphs (c) (No insolvency) and (d) (No Restricted Party) of Clause 79 (Owners' undertakings);

(C)	a declaration of war by any of the following countries to any of the other following countries: the United States of America, Russia, the United Kingdom, France and the People's Republic of China,

the Charterers may purchase the Vessel on the Purchase Option Date for the applicable Purchase Option Price always provided that in respect of an exercise of the Purchase Option as a result of Clauses 55(a)(v)(B) or (C) above, there shall be no Purchase Option Fee payable.

(b)	Title transfer upon exercise of Purchase Option In exchange for payment by the Charterers of the applicable Purchase Option Price on the relevant Purchase Option Date, the Owners shall arrange for title of the Vessel to be transferred to the Charterers in accordance with paragraphs (d) (Title transfer) to (f) (Charterers' letter of indemnity) of Clause 56 (Purchase Obligation and transfer of title).

56.          Purchase Obligation and transfer of title

(a)	Purchase Obligation - expiry of Agreed Charter Period Unless (i) Total Loss under Clause 57 (Total loss) has occurred, (ii) a Termination Event has occurred, (iii) the Purchase Option has been exercised in accordance with the terms of this Charter or (iv) the Owners have delivered a Purchase Obligation Notice in accordance with paragraph (b) of this Clause 56, the Owners shall be obliged to sell the Vessel to the Charterers or their nominee and the Charterers shall be obliged to purchase the Vessel or cause their nominee to purchase the Vessel on the date falling eighty four (84) months after the Actual Delivery Date by the Charterers' payment of the applicable Purchase Obligation Price.

AVIC/Golar LNG – BBC Additional Clauses

(b)	Purchase Obligation - outbreak of war In the event of a declaration of war by any of the following countries to any of the other following countries: the United States of America, Russia, the United Kingdom, France and the People's Republic of China, the Owners may at their option request the Charterers to purchase the Vessel by delivering to the Charterers a notice requiring the Charterers to purchase the Vessel and the Charterers shall be obliged to or cause their nominee to purchase the Vessel on the Purchase Obligation Date for the applicable Purchase Obligation Price.

(c)	Intentionally left blank.

(d)	Title transfer In exchange of full payment by the Charterers of:

(i)	in each case as applicable:

(A)	(in the case of the circumstances described in Clause 55 (Purchase Option) the applicable Purchase Option Price;

(B)	(in the case of the circumstances described in paragraph (a) (Purchase Obligation - expiry of Agreed Charter Period), paragraph or (b) (Purchase Obligation - outbreak of war) the applicable Purchase Obligation Price; and

(ii)	any other sums payable by the Charterers to the Owners under this Charter and subject to compliance with the other conditions set out in this Clause 56,

the Owners shall:

(A)	transfer title to and ownership of the Vessel to the Charterers (or their nominee) by delivering to the Charterers (in each case at the Charterers' costs):

(1)	a duly executed and notarised, legalised and/or apostilled (as applicable) bill of sale; and

(2)	the Title Re Transfer PDA;

(3)	any other documents required by the Flag State to effectively transfer title; and

(B)	procure the deletion of any mortgage or prior Security Interest in relation to the Vessel at the Owners' costs,

provided always that prior to such transfer or deletion (as the case may be), the Owners shall have received the letter of indemnity as referred to in paragraph (f) (Charterers' letter of indemnity) below from the Charterers, and the Charterers shall have performed all their obligations in connection with this Charter and with the Vessel, including without limitation the full payment of all Unpaid Sums, taxes, charges, duties, costs and disbursements (including legal fees) in relation to the Vessel.

(e)	“As is, where is” title transfer

(i)	The transfer in accordance with paragraph (d) (Title transfer) above shall be made in all respects at the Charterers' expense on an "as is, where is" basis and the Owners shall give the Charterers (or their nominee) no representations, warranties, agreements or guarantees whatsoever concerning or in connection with the Vessel, the Insurances, the Vessel's condition, state or class or anything related to the Vessel, expressed or implied, statutory or otherwise.

AVIC/Golar LNG – BBC Additional Clauses

(ii)	Without prejudice to sub paragraph (i) above, the Charterers confirm that:

(A)	as the Vessel will at all relevant times be in their physical possession and use pursuant to this Charter, they do not require any inspection of the Vessel; and

(B)	they will accept unconditionally the Vessel and its classification records for the purpose of any transfer under this Clause 56.

(iii)	The place of documentary closing shall be at such place or places as may be agreed by the parties in writing.

(f)	Charterers' letter of indemnity The Charterers shall, immediately prior to the receipt of the bill of sale, furnish the Owners with a letter of indemnity (in a form satisfactory to the Owners (acting reasonably)) duly executed by the Charterers and the Guarantors and which shall provide (among other things) that:

(i)	the Owners and/or the Finance Parties (if any) have, and will have, no interest, concern or connection with the Vessel after the date of such letter; and

(ii)	the Charterers and the Guarantors shall jointly and severally indemnify the Owners and keep the Owners indemnified against any claims made by any person arising in connection with the Vessel other than a claim arising out of or in connection with the Finance Documents that is not a result of:

(A)	a Termination Event; or

(B)	any non-compliance by any Obligor of any provision of the Transaction Documents to which such Obligor is a party.

(g)	Owners' indemnity The Owners shall indemnify the Charterers against any claims by any Finance Party against the Vessel after the expiration of the Agreement Term other than a claim arising out of or in connection with the Finance Documents that is a result of:

(i)	a Termination Event; or

(ii)	any non-compliance by any Obligor in respect of any provision of the Transaction Documents to which such Obligor is a party.

57.          Total Loss

(a)	Total Loss Termination If circumstances exist giving rise to a Total Loss, the Charterers shall promptly notify the Owners of the facts of such Total Loss. If the Charterers wish to proceed on the basis of a Total Loss and advise the Owners thereof, the Owners shall agree to the Vessel being treated as a Total Loss for all purposes of this Charter. The Owners shall thereupon abandon the Vessel to the Charterers and/or execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a Total Loss. Without prejudice to the obligations of the Charterers to pay to the Owners all monies then due or thereafter to become due under this Charter, if the Vessel shall become a Total Loss during the Charter Period, then the Charter Period shall end on the Settlement Date.

AVIC/Golar LNG – BBC Additional Clauses

(b)	Occurrence of Total Loss If the Vessel becomes a Total Loss during the Charter Period, the Charterers shall, on the Settlement Date, pay to the Owners the amount calculated in accordance with paragraph (c) (Payment on Settlement Date) below.

(c)	Payment on Settlement Date On the Settlement Date, the Charterers shall pay to the Owners an amount equal to the Termination Sum as at the Termination Payment Date. The foregoing obligations of the Charterers under this paragraph (c) shall apply regardless of whether or not any moneys are payable under any Insurances in respect of the Vessel, regardless of the amount payable thereunder, regardless of the cause of the Total Loss and regardless of whether or not any of the said compensation shall become payable.

(d)	Payment of Total Loss Proceeds All Total Loss Proceeds shall be paid to such account or accounts as the Owners may direct and shall be applied towards satisfaction of the Termination Sum and any other sums due and payable under the Transaction Documents. To the extent that there is any surplus after such application, such surplus shall be returned to the Charterers.

(e)	Constructive Total Loss The Charterers shall, at the Owners' request, provide evidence satisfactory to the Owners (acting reasonably) as to the date on which the constructive total loss of the Vessel occurred pursuant to the definition of Total Loss.

(f)	Payment unconditional The Charterers shall continue to pay Hire on the days and in the amounts required under this Charter notwithstanding that the Vessel shall become a Total Loss provided always that no further instalments of Hire shall become due and payable after the Charterers have made the payment required by paragraph (c) above.

58.          Appointment of Approved Manager

(a)	Subject to the other provisions of this Charter, the Owners confirm their consent to the proposed appointment by the Charterers of:

(i)	Golar Management Limited to be the Approved Commercial Manager; and

(ii)	Golar Management Norway AS to be the Approved Technical Manager,

it being understood that each such appointment shall take effect on or before the Actual Delivery Date.

(b)	The Charterers covenant not to appoint anyone other than an Approved Manager as manager of the Vessel without the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed).

59.          Fees and expenses

(a)	Handling Fee The Charterers shall pay to the Owners the Handling Fee and provide documentary evidence of such payment within five (5) Business Days of the date of this Charter and in any event before the Actual Delivery Date provided that if this Charter is terminated and cancelled in accordance with paragraph (c) (Cancelling events) of Clause 34 (Background) on or before the fifth (5th) Business Day after the date of this Charter, the Handling Fee shall become immediately due and payable upon such termination and cancellation.

(b)	Other costs and expenses The Charterers shall bear all reasonably incurred and properly documented costs, fees (including legal fees) and disbursements incurred by the Owners and the Charterers in connection with:

(i)	the negotiation, preparation and execution of this Charter and the other Transaction Documents;

AVIC/Golar LNG – BBC Additional Clauses

(ii)	the sale, purchase and delivery of the Vessel under the MOA and this Charter;

(iii)	any amendment, waiver or consent under this Charter or any other Transaction Documents requested by the Charterers;

(iv)	preparation or procurement of any survey, inspection, valuation, tax or insurance advice;

(v)	the exercise of the Purchase Option pursuant to Clause 55 (Purchase Option) or the fulfilment of the Purchase Obligation pursuant to Clause 56 (Purchase Obligation and transfer of title);

(vi)	the occurrence of a Termination Event or a Total Loss;

(vii)	the incorporation of the Owners and (if applicable) the registration of the Owners as a foreign maritime entity (or its equivalent) in the Flag State;

(viii)	the registration of the Vessel under the laws and flag of the Flag State; and

(ix)	such other events or circumstances for which this Charter or any other Transaction Document expressly provides that the costs shall be borne by the Charterers,

but excluding, in each case, costs and expenses in respect of the winding up or liquidation of the Owners.

(c)	Commitment Fee

(i)	The Charterers shall pay to the Owners (for their own account) a commitment fee (the "Commitment Fee") computed and accruing at the rate of one per cent. (1.00%) per annum on the total amount of the Financing Principal.

(ii)	The Commitment Fee shall accrue on a daily basis from the date of this Charter until the earliest of (i) the Actual Delivery Date, (ii) the Cancelling Date and (iii) the date this Charter is terminated and cancelled in accordance with paragraph (c) (Cancelling events) of Clause 34 (Background) (the "Final Commitment Fee Payment Date").

(iii)	The Commitment Fee is payable (A) on the last day of each successive period of three (3) months from the date of this Charter up to the Final Commitment Fee Payment Date and (B) on the Final Commitment Fee Payment Date.

60.          Stamp duties

The Charterers shall pay promptly all stamp, documentary or other like duties and Taxes to which the Charter, the MOA and the other Transaction Documents may be subject or give rise and shall indemnify the Owners on demand against any and all liabilities with respect to or resulting from any delay on the part of the Charterers to pay such duties or taxes.

AVIC/Golar LNG – BBC Additional Clauses

61.          Operational notifiable events

(a)	Notifiable events The Owners are to be advised as soon as possible after the occurrence of any of the following events:

(i)	when a material condition of class is applied by the Classification Society;

(ii)	whenever the Vessel is arrested, confiscated, seized, requisitioned, impounded, forfeited or detained by any government or other competent authorities or any other persons;

(iii)	whenever a class or flag authority refuses to issue or withdraw trading certification;

(iv)	in the event of a fire requiring the use of fixed fire systems or collision / grounding;

(v)	whenever the Vessel is planned for dry docking, whether in accordance with paragraph (g) of Clause 10 (Maintenance and Operation) or any Sub-Charter, and whether routine or emergency;

(vi)	the Vessel is taken under tow;

(vii)	any death or serious injury on board;

(viii)	any damage to the Vessel the repair costs of which (whether before or after adjudication) exceed the Major Casualty Amount; or

(ix)	when any material alteration is proposed to be made to the Vessel.

(b)	Without limiting the generality of paragraph (a) (Notifiable events) above, the Charterers shall, on the Actual Delivery Date and then every three (3) months thereafter until the expiry of the Agreement Term, supply (or cause to be supplied) to the Owners a ship management report containing the following information in respect of the Vessel:

(i)	any casualty or other accident or damage to the Vessel;

(ii)	the crew retention rate;

(iii)	results of any port state control inspections and any flag state control inspections carried out over the past three (3) months;

(iv)	results of any inspections carried out over the past three (3) months by any technical and marine superintendents; and

(v)	all other material information (including copies where available) relating to the Vessel's operation requested by the Owners.

AVIC/Golar LNG – BBC Additional Clauses

62.          Further indemnities

(a)	Further indemnities Whether or not any of the transactions contemplated hereby are consummated, the Charterers shall, in addition to the provisions under Clause 17 (Indemnity)(Part II) of this Charter and subject to sub clause (b) below, indemnify, protect, defend and hold harmless the Owners and their officers, directors, agents and employees (collectively, the "Indemnitees") throughout the Agreement Term from, against and in respect of, any and all liabilities, obligations, losses, damages, penalties, fines, fees, claims, actions, proceedings, judgement, order or other sanction, lien, salvage, general average, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature (collectively, the "Expenses"), imposed on, suffered or incurred by or asserted against any Indemnitee, in any way relating to, resulting from or arising out of or in connection with, in each case, directly or indirectly, any one or more of the following:

(i)	this Charter and any other Transaction Documents and any amendment, supplement or modification thereof or thereto requested by the Charterers;

(ii)	the Vessel or any part thereof, including with respect to:

(A)	the manufacture, design, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, seaworthiness, replacement, repair of the Vessel or any part (including, in each case, latent or other defects, whether or not discoverable and any claim for patent, trademark, or copyright infringement and all liabilities, obligations, losses, damages and claims in any way relating to or arising out of spillage of cargo or fuel, out of injury to persons, properties or the environment or strict liability in tort);

(B)	any claim or penalty arising out of violations by any Obligor, Approved Commercial Manager, Approved Technical Manager, Sub-Charterers or any other person of any applicable law (including any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions);

(C)	any Environmental Claim;

(D)	death or property damage of shippers or others;

(E)	any liens in respect of the Vessel or any part thereof unless arising under or in connection with the Finance Documents in the absence of a Charterers' default; or

(F)	any registration and/or tonnage fees (whether periodic or not) in respect of the Vessel payable to any registry of ships and any service fees payable to any service provider in relation to maintaining such registration at any registry of ships, including, without limitation, any registration fees and annual registration fees in connection with registering and maintaining the Owners as a foreign maritime entity (or its equivalent) in the relevant Flag State (or such other flag state as the Owners may consent to in writing) for the purpose of registering and maintaining the Owners' title with the relevant flag;

(iii)	any breach of or failure to perform or observe, or any other non-compliance with, any covenant or agreement or other obligation to be performed by the Charterers under any Transaction Document to which it is a party or the falsity of any representation or warranty of the Charterers in any Transaction Document to which it is a party or the occurrence of any Termination Event which is continuing;

(iv)	in connection with:

(A)	preventing or attempting to prevent the arrest, confiscation, seizure, taking and execution, requisition, impounding, forfeiture or detention of the Vessel; or

(B)	securing or attempting to secure the release of the Vessel, in each case in connection with the exercise of the rights of a holder of a lien created by the Charterers;

AVIC/Golar LNG – BBC Additional Clauses

(v)	incurred or suffered by the Owners in:

(A)	procuring the delivery of the Vessel to the Charterers under Clause 35 (Delivery)

(B)	recovering possession of the Vessel following termination of this Charter under Clause 52 (Termination Events); or

(C)	arranging for a transfer of the Vessel's title in accordance with paragraph (b) (Title transfer upon exercise of Purchase Option) of Clause 55 (Purchase Option), or paragraph (d) (Title transfer) of Clause 56 (Purchase Obligation and transfer of title);

(vi)	arising from the Master or officers of the Vessel or the Charterers' agents signing bills of lading or other documents;

(vii)	in connection with:

(A)	the arrest, seizure, taking into custody or other detention of the Vessel by any court or other tribunal or by any governmental entity (including any prevention or attempt to prevent such arrest, seizure, taking into custody or other detention); or

(B)	subjection to distress by reason of any process, claim, exercise of any rights conferred by a lien or by any other action whatsoever,

of the Vessel which are expended, suffered or incurred as a result of or in connection with any claim or against, or liability of, the Charterers or any other member of the Group, together with any costs and expenses or other outgoings which may be paid or incurred by the Owners in releasing the Vessel from any such arrest, seizure, custody, detention or distress.

(b)	Cost indemnities The Charterers shall pay to the Owners promptly on the Owners' written demand the amount of all costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Transaction Document including (without limitation) any losses, costs and expenses which the Owners may from time to time sustain, incur or become liable for by reason of the Owners being deemed by any court or authority to be an operator, or in any way concerned in the operation, of the Vessel.

(c)	Run off indemnities Without prejudice to any right to damages or other claim which either party may, at any time, have against the other hereunder, it is hereby agreed and declared that the indemnities of the Owners by the Charterers contained in this Charter shall continue in full force and effect for a period of six (6) months after the Agreement Term.

63.          Set off

The Owners may set off any matured and/or contingent obligation due from the Charterers under the Transaction Documents against any obligation (whether matured or not) owed by the Owners to the Charterers, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Owners may convert either obligation at a market rate of exchange in their usual course of business for the purpose of the set off.

AVIC/Golar LNG – BBC Additional Clauses

64.          Further assurances and undertakings

(a)	Each Party shall make all applications and execute all other documents and do all other acts and things as may be necessary to implement and to carry out their obligations under, and the intent of, this Charter.

(b)	The Parties shall act in good faith to each other in respect of any dealings or matters under, or in connection with, this Charter.

65.          Cumulative rights

The rights, powers and remedies provided in this Charter are cumulative and not exclusive of any rights, powers or remedies at law or in equity unless specifically otherwise stated.

66.          No waiver

No delay, failure or forbearance by a party to exercise (in whole or in part) any right, power or remedy under, or in connection with, this Charter will operate as a waiver. No waiver of any breach of any provision of this Charter will be effective unless that waiver is in writing and signed by the party against whom that waiver is claimed. No waiver of any breach will be, or be deemed to be, a waiver of any other or subsequent breach.

67.          Entire agreement

This Charter contains all the understandings and agreements of whatsoever kind and nature existing between the parties in respect of this Charter, the rights, interests, undertakings agreements and obligations of the parties to this Charter and shall supersede all previous and contemporaneous negotiations and agreements.

68.          Amendments

This Charter may not be amended, altered or modified except by a written instrument executed by each of the parties to this Charter.

69.          Invalidity

If any term or provision of this Charter or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the remainder of this Charter or application of such term or provision to persons or circumstances (other than those as to which it is already invalid or unenforceable) shall (to the extent that such invalidity or unenforceability does not materially affect the operation of this Charter) not be affected thereby and each term and provision of this Charter shall be valid and be enforceable to the fullest extent permitted by law.

70.          English language

All notices, communications and financial statements and reports under or in connection with this Charter and the other Transaction Documents shall be in English language or, if in any other language, shall be accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

71.          No partnership

Nothing in this Charter creates, constitutes or evidences any partnership, joint venture, agency, trust or employer/employee relationship between the parties, and neither party may make, or allow to be made any representation that any such relationship exists between the parties. Neither party shall have the authority to act for, or incur any obligation on behalf of, the other party, except as expressly provided in this Charter.

AVIC/Golar LNG – BBC Additional Clauses

72.         Disclosure of information

At any time after the date of this Charter and during the Agreement Term, each of the Owners and the Charterers shall keep confidential and shall not, without the prior written consent of the other, disclose to any person:

(a)	the financial details of, or the transactions contemplated by, the Transaction Documents; or

(b)	any information provided pursuant to any of the Transaction Documents,

 provided that the Parties may disclose any such information without consent:

(i)	to any person to the extent required for the purpose of any litigation, arbitration or regulatory proceedings or procedure;

(ii)	to any person to whom, and to the extent that, information is required to be disclosed by any applicable law;

(iii)	to any investor, potential investor, purchaser or potential purchaser of or in any member of the Group;

(iv)	to any other member of the Group and, if required, to the financiers of such member of the Group;

(v)	to any Governmental Agency;

(vi)	to the Finance Parties or any party to any of the Transaction Documents;

(vii)	to the auditors, legal, financial or insurance advisors, underwriters or brokers of the Owners, the Charterers or of any of the persons listed in the paragraphs above or the lenders or financiers of or to the Group who shall, in each case, be instructed or under a professional obligation to maintain the confidentiality of any information supplied to them; or

(viii)	in any manner contemplated by any of the Transaction Documents.

73.       Notices

(a)	Any communication to be made under or in connection with this Charter shall be made in writing and, unless otherwise stated, may be made by fax, letter or email.

(b)	The address, fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Charter for any communication or document to be made or delivered under or in connection with this Charter are:

(i)	in the case of the Charterers:

Golar Hull M2026 Corp.

	Address:	c/o Golar Power Limited
6th Floor, The Zig Zag
70 Victoria Street
London SW1E 6SQ
England

AVIC/Golar LNG – BBC Additional Clauses

	Fax No.:	+44 (0)20 7063 7901
	Email:	Eduardo.Maranhao@golar.com/ Rodrigo.Fortes@golar.com
	Attention:	Eduardo Maranhao / Rodrigo Fortes

with a copy to:

Golar LNG Limited

	Address:	6th Floor, The Zig Zag
70 Victoria Street
London SW1E 6SQ
England

	Fax No.:	+44 (0)20 7063 7901
	Email:	brian.tienzo@golar.com
	Attention:	Brian Tienzo

(ii)	in the case of the Owners:

Noble Celsius Shipping Limited

	Address:	18/F, CATIC Tower, 212 Jiang Ning Road, Shanghai, China

	Fax No.:	+86 21 52895389

Email address: pengqingfeng@chinaleasing.net

	Attention:	Peng Qingfeng

or any substitute address, fax number, email address, department or officer as either party may notify to the other by not less than five (5) Business Days' notice.

(c)	Any communication or document made or delivered by one party to this Charter to the other under or in connection with this Charter will only be effective:

(i)	if by way of fax or email, when sent with no error message received; or

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under paragraph (b) above, if addressed to that department or officer.

Any communication or document which becomes effective, in accordance with this paragraph (c), after 5.00 pm in the place of receipt shall be deemed only to become effective on the following day.

AVIC/Golar LNG – BBC Additional Clauses

74.          Survival of Charterers' obligations

The termination of this Charter for any cause whatsoever shall not affect the right of the Owners to recover from the Charterers any money due to the Owners in consequence thereof and all other rights of the Owners (including but not limited to any rights, benefits or indemnities which are expressly provided to continue after the termination of this Charter) are reserved hereunder.

75.          Counterparts

This Charter may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes.

76.          Third Parties Act

(a)	Any person which is an Indemnitee or a Finance Party from time to time and is not a party to this Charter shall be entitled to enforce such terms of this Charter as provided for in this Charter in relation to the obligations of the Charterers to such Indemnitee or (as the case may be) Finance Party, subject to the Third Parties Act. The Third Parties Act applies to this Charter as set out in this Clause 76.

(b)	Save as provided above, a person who is not a party to this Charter has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Charter.

77.          Waiver of immunity

(a)	To the extent that any Party may in any jurisdiction claim for itself or its assets or revenues immunity from any proceedings, suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to such Party or its assets or revenues, each Party agrees, to the extent permitted by any applicable law, not to claim and irrevocably waive, to the extent permitted by any applicable law, such immunity to the full extent permitted by the laws of such jurisdiction.

(b)	Each Party consents generally in respect of any proceedings to the giving of any relief and the issue of any process in connection with such proceedings including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which is made or given in such proceedings. Each Party agrees that in any proceedings in England this waiver shall have the fullest scope permitted by the English State Immunity Act 1978 and that this waiver is intended to be irrevocable for the purposes of such Act.

78.          FATCA

(a)	For the purpose of this Clause 78, the following terms shall have the following meanings:

"Code" means the United States Internal Revenue Code of 1986, as amended.

"FATCA" means:

(i)	sections 1471 through 1474 of the Code and any associated regulations;

(ii)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (i) above; or

AVIC/Golar LNG – BBC Additional Clauses

(iii)	any agreement pursuant to the implementation of paragraphs (i) or (ii) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Deduction" means a deduction or withholding from a payment under this Charter or the other Transaction Documents required by or under FATCA.

(b)	The Charterers shall procure that:

(i)	if an Obligor is required to make a FATCA Deduction, that Obligor shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA;

(ii)	if a FATCA Deduction is required to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required; and

(iii)	within thirty (30) days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Obligor making that FATCA Deduction or payment shall deliver to the Owners evidence satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant governmental or taxation authority.

79.          Owner's undertakings

(a)	Owners' financial statements The Owners undertake that, for the duration of the Agreement Term and upon prior written request of either Guarantor for the purpose of such Guarantor and/or any Guarantor Group's financing reporting, the Owners shall supply or cause to be supplied to the Charterers the following documents and shall use their best endeavours to do so within the timelines specified below:

(i)	as soon as the same become available, but in any event within fifty nine (59) days after the end of each financial year of the Owners, the audited annual financial statements of the Owners for that financial year; and

(ii)	as soon as the same become available, but in any event within five (5) Business Days after the end of each financial quarter of the Owners, the unaudited quarterly management accounts of the Owners for that financial quarter.

(b)	Costs relating to Owners' financial statements The Owners and the Charterers agree and acknowledge that all costs arising out of or in connection with the Owners' preparation or procurement of:

(i)	the audited annual financial statements in accordance with sub paragraph (a)(i) (Owners' financial statements) above shall be borne by the Charterers; and

(ii)	the unaudited quarterly management accounts in accordance with sub paragraph (a)(ii) (Owners' financial statements) above shall be borne by the Owners.

AVIC/Golar LNG – BBC Additional Clauses

(c)	No insolvency The Owners undertake that, for the duration of the Charter Period, no judgment of their insolvency or bankruptcy and no order for their winding up or liquidation will be made.

(d)	No Restricted Party The Owners undertake that, for the duration of the Charter Period, the Owners will not become a Restricted Party.

80.          Conflicts

Unless stated otherwise, in the event of there being any conflict between the provisions of Clauses 1 (Definitions) (Part II) to 31 (Notices) (Part II) and the provisions of Clauses 32 (Definitions) to 80 (Conflicts), the provisions of Clauses 32 (Definitions) to 80 (Conflicts) shall prevail.

AVIC/Golar LNG – BBC Additional Clauses

SCHEDULE 1
FORM OF PROTOCOL OF DELIVERY AND ACCEPTANCE

PROTOCOL OF DELIVERY AND ACCEPTANCE

It is hereby certified that pursuant to a bareboat charter dated                      2020 and made between Noble Celsius Shipping Limited (the "Owners") as owners and Golar Hull M2026 Corp. (the "Bareboat Charterers") as bareboat charterers (as may be amended and supplemented from time to time, the "Bareboat Charter") in respect of one (1) 160,000 m3 LNG carrier named "Golar Celsius" and registered under the laws and flag of The Republic of the Marshall Islands with IMO number 9626027 (the "Vessel"), the Vessel is delivered for charter by the Owners to the Bareboat Charterers, and accepted by the Bareboat Charterers from the Owners at                      hours (Hong Kong time) on the date hereof in accordance with the terms and conditions of the Bareboat Charter.

IN WITNESS WHEREOF, the Owners and the Bareboat Charterers have caused this PROTOCOL OF DELIVERY AND ACCEPTANCE to be executed by their duly authorised representative on this       day of            in

THE OWNERS	THE BAREBOAT CHARTERERS
NOBLE CELSIUS SHIPPING LIMITED	GOLAR HULL M2026 CORP.
by:	by:

Name:	Name:
Title:	Title:
Date:	Date:

AVIC/Golar LNG – BBC Additional Clauses

SCHEDULE 2
FORM OF TITLE RE TRANSFER PROTOCOL OF DELIVERY AND ACCEPTANCE

PROTOCOL OF DELIVERY AND ACCEPTANCE

m.v. "Golar Celsius"

Noble Celsius Shipping Limited of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands, MH96960 (the "Owners") deliver to Golar Hull M2026 Corp. whose registered address is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands, MH96960 (the "Bareboat Charterers") the Vessel described below and the Bareboat Charterers accept delivery of, title and risk to the Vessel pursuant to the terms and conditions of the bareboat charter dated                 2020 (as may be amended and supplemented from time to time) and made between (1) the Owners and (2) the Bareboat Charterers.

Name of Vessel:	m.v. "Golar Celsius"

Flag:	The Republic of the Marshall Islands

Place of Registration:	The Republic of the Marshall Islands

IMO Number:	9626027

Gross Registered Tonnage:	102100 tons

Net Registered Tonnage:	30631 tons

Dated:	20

At:	hours (Hong Kong time)

Place of delivery:

THE OWNERS	THE BAREBOAT CHARTERERS
NOBLE CELSIUS SHIPPING LIMITED	GOLAR HULL M2026 CORP.
by:	by:

Name:	Name:
Title:	Title:
Date:	Date:

AVIC/Golar LNG – BBC Additional Clauses

SCHEDULE 3
FORM OF COMPLIANCE CERTIFICATE

Part I
Form of GLNG Compliance Certificate

To:	NOBLE CELSIUS SHIPPING LIMITED
Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands, MH96960
(the "Owners")

From:	GOLAR LNG LIMITED
2nd Floor, S.E. Pearman Building
9 Par la Ville Road
Hamilton HM11
Bermuda

Dated:

Dear Sirs

Bareboat charter in relation to the 160,000 m3 LNG carrier named "Golar Celsius" dated [I] 2020 and made between the Owners (as owners) and Golar Hull M2026 Corp. (as bareboat charterers) (the "Charter")

1.	We refer to the Charter.

2.	This is a GLNG Compliance Certificate. Terms defined in the Charter have the same meaning when used in this GLNG Compliance Certificate unless given a different meaning in this GLNG Compliance Certificate.

3.	We confirm that: as at the date on which the financial statements accompanying this GLNG Compliance Certificate were drawn up:

[Insert details of covenants to be certified]

[Provide details of calculations of financial covenants]

4.	[We confirm that no Termination Event is continuing.][1]

For and on behalf of

Golar LNG Limited

By:   _____________________________

Title:

1 If this statement cannot be made, the certificate should identify any Termination Event that is continuing and the steps, if any, being taken to remedy it.

AVIC/Golar LNG – BBC Additional Clauses

Part II
Form of Golar Power Compliance Certificate

To:	NOBLE CELSIUS SHIPPING LIMITED
Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands, MH96960
(the "Owners")

From:	GOLAR LNG LIMITED
2nd Floor, S.E. Pearman Building
9 Par la Ville Road
Hamilton HM11
Bermuda

Dated:

Dear Sirs

Bareboat charter in relation to the 160,000 m3 LNG carrier named "Golar Celsius" dated [I] 2020 and made between the Owners (as owners) and Golar Hull M2026 Corp. (as bareboat charterers) (the "Charter")

1.	We refer to the Charter.

2.	This is a GLNG Compliance Certificate. Terms defined in the Charter have the same meaning when used in this GLNG Compliance Certificate unless given a different meaning in this GLNG Compliance Certificate.

3.	We confirm that: as at the date on which the financial statements accompanying this GLNG Compliance Certificate were drawn up:

[Insert details of covenants to be certified]

[Provide details of calculations of financial covenants]

4.	[We confirm that no Termination Event is continuing.][1]

For and on behalf of

Golar Power Limited

By:   ______________________________

Title:

1 If this statement cannot be made, the certificate should identify any Termination Event that is continuing and the steps, if any, being taken to remedy it.

AVIC/Golar LNG – BBC Additional Clauses

SIGNATURE PAGE

ADDITIONAL CLAUSES
TO BAREBOAT CHARTER FOR LNG CARRIER "GOLAR CELSIUS"

THE OWNERS	THE CHARTERERS
NOBLE CELSIUS SHIPPING LIMITED	GOLAR HULL M2026 CORP.
by:	by:

/s/ Peng Qingfeng	/s/ Rodrigo Magalhaes Fortes
Name: Peng Qingfeng	Name: Rodrigo Magalhaes Fortes
Title: Director	Title: Attorney-in-fact
Date: 3 March 2020	Date: 3 March 2020

AVIC/Golar LNG – BBC Additional Clauses